CINCINNATI BELL MANAGEMENT PENSION PLAN

(As amended and restated effective as of January 1, 2016)

CINCINNATI BELL MANAGEMENT PENSION PLAN

i

7.2	Normal Form of Benefit	28
7.3	Optional Forms of Benefit	30
7.4	Claim for Benefit	30
7.5	Automatic Single Sum Payment	32
7.6	Reemployment of Participant Prior to Required Beginning Date	33
7.7	Employment After Age 65	35
7.8	Requirements of Code Section 401(a)(9) and Additional Accruals After
	Required Beginning Date	35

ARTICLE 8 - DEATH BENEFITS		37
8.1	Unmarried Participants	37
8.2	Married Participants	37
8.3	Waiver of Death Benefit	39

ARTICLE 9 - SPECIAL MINIMUM, EARLY RETIREMENT WINDOW, AND
	TRANSITION BENEFITS	41
9.1	Minimum Benefit	41
9.2	Transition Retirement Benefits	41
9.3	Transition Death Benefits	43

ARTICLE 10 - MAXIMUM RETIREMENT BENEFIT LIMITATIONS		45
10.1	Maximum Plan Benefit	45
10.2	Restrictions on Benefits Payable to Certain Highly Compensated Participants	51
10.3	Compensation	53
10.4	Former Highly Compensated Employee	55
10.5	Highly Compensated Employee	55

ARTICLE 11 - ADDITIONAL RETIREMENT AND DEATH BENEFIT PAYMENT
	PROVISIONS	57
11.1	Incompetency	57
11.2	Commercial Annuity Contracts	57
11.3	Timing of Benefit Distributions	57
11.4	Nonalienation of Benefits	58
11.5	Actuarial Assumptions	58
11.6	Applicable Benefit Provisions	61
11.7	Forfeitures	61
11.8	Direct Rollover Distributions	61

ARTICLE 12 - CONTRIBUTIONS		64
12.1	Contributions	64
12.2	Mistake of Fact	64
12.3	Disallowance of Deductions	64

ARTICLE 13 - ADMINISTRATION OF THE PLAN		65
13.1	Plan Administration	65
13.2	Committee Procedures	65

13.3	Authority of Committee	65
13.4	Reliance on Information and Effect of Decisions	67
13.5	Appointment of Actuary	67
13.6	Funding Policy and Method	67
13.7	Participant Information Forms	67
13.8	Disbursement of Funds	67
13.9	Insurance	67
13.10	Compensation of Committee and Payment of Plan Administrative and
	Investment Charges	68
13.11	Indemnification	68
13.12	Employees' Benefit Claim Review Committee	68

ARTICLE 14 - CLAIM AND APPEAL PROCEDURES		69
14.1	Initial Claim	69
14.2	Actions in Event Initial Claim is Denied	69
14.3	Appeal of Denial of Initial Claim	69
14.4	Decision on Appeal	70
14.5	Additional Rules	70

ARTICLE 15 - CERTAIN RIGHTS AND OBLIGATIONS OF COMPANY RELATING
	TO AMENDMENTS, PLAN TERMINATIONS, AND CONTRIBUTIONS	71
15.1	Authority to Amend Plan	71
15.2	Amendment to Vesting Schedule	71
15.3	Authority to Terminate Plan	72
15.4	Modification or Termination of Contributions	72
15.5	Benefits Not Guaranteed	72
15.6	Procedure for Amending or Terminating Plan	72
15.7	Preservation of Pre-January 1, 2016 Protected Benefits	73

ARTICLE 16 - TERMINATION OF PLAN		74
16.1	Vesting on Plan Termination	74
16.2	Special Rules as to Interest Rate and Mortality Table on Complete Plan
	Termination	74
16.3	Distribution Method on Termination	75
16.4	Allocation of Assets on Termination	75

ARTICLE 17 - TOP HEAVY PROVISIONS		77
17.1	Determination of Whether Plan is Top Heavy	77
17.2	Effect of Top Heavy Status on Vesting	80
17.3	Effect of Top Heavy Status on Benefit Amounts	80

ARTICLE 18 - MISCELLANEOUS		82
18.1	Exclusive Benefit of Participants	82
18.2	Mergers, Consolidations, and Transfers of Assets	82
18.3	Benefits and Service for Military Service	83
18.4	Actions Required by Mandatory Portability Agreement	84

18.5	Authority to Act for Company	84
18.6	Relationship of Plan to Employment Rights	84
18.7	Applicable Law	84
18.8	Separability of Provisions	84
18.9	Counterparts	84
18.10	Headings	85
18.11	Special Definitions and Tables	85
18.12	Plan Administrator and Sponsor	85
18.13	Accumulated Benefit Used to Satisfy Applicable Age Discrimination Rules	85

ARTICLE 19 - 2004 EARLY RETIREMENT OFFER		86
19.1	Overview	86
19.2	Special Definitions	86
19.3	Eligible Participants	87
19.4	Offer	87
19.5	Special Extra Retirement Benefit	88
19.6	Special Early Retirement Discount Factors for Regular Retirement Benefit	89

ARTICLE 20 - 2008 SPECIAL EARLY RETIREMENT BENEFITS		91
20.1	Overview	91
20.2	Special Definitions	91
20.3	Eligible Participants	92
20.4	Offer	92
20.5	Special Extra Retirement Benefit	93
20.6	Special Early Retirement Discount Factors for Regular Retirement Benefit	95

ARTICLE 21 - BENEFIT LIMITATIONS REQUIRED UNDER SECTION 436 OF INTERNAL
	REVENUE CODE	96
21.1	Limitations Applicable If Plan's Adjusted Funding Target Attainment Percentage Is
	Less than 80 Percent, But Not Less Than 60 Percent	96
21.2	Limitations Applicable If Plan's Adjusted Funding Target Attainment Percentage Is
	Less Than 60 Percent	97
21.3	Limitations Applicable If Plan Sponsor Is In Bankruptcy	97
21.4	Provisions Applicable After Limitations Cease to Apply	98
21.5	Notice Requirement	99
21.6	Methods to Avoid or Terminate Benefit Limitations	99
21.7	Special Rules	99
21.8	Definitions	101
21.9	Effective Date	101

ARTICLE 22 - NON-QUALIFIED EXCESS PLAN		102
22.1	Purpose of Excess Plan	102
22.2	Definitions	102
22.3	Benefits	102
22.4	Funding Method	104
22.5	Administration of and Claims Procedures under Excess Plan	105

22.6	Amendment and Termination of Excess Plan	105
22.7	Miscellaneous	106

SIGNATURE PAGE		108

Table 1 - Single Sum Payment Factors		109
Table 2 - Early Commencement Reduction Factors		110

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CINCINNATI BELL MANAGEMENT PENSION PLAN
(As amended and restated effective as of January 1, 2016)

ARTICLE 1

NAME, PURPOSE, AND EFFECTIVE DATE

1.1    Name of Plan. The plan set forth herein shall be known as the “Cincinnati Bell Management Pension Plan.” It shall hereinafter be referred to in this document as the “Plan.”

1.2    Purpose of Plan. The purpose of the Plan is to provide additional retirement income to persons who participate in the Plan. Except as is otherwise provided in Article 22 below, it is intended that the Plan (together with the Trust used in conjunction with the Plan) qualify as a tax-favored plan and trust under sections 401(a) and 501(a) of the Code and shall be interpreted in a manner consistent with sections 401(a) and 501(a) of the Code.

1.3    Effective Date.

1.3.1    This document amends and restates the Plan effective as of January 1, 2016 (except as is otherwise provided herein) within its Cycle E remedial amendment period in order (a) to conform the Plan to the statutory provisions and related guidance described in the Internal Revenue Service’s 2014 Cumulative List of Changes in Plan Qualified Requirements that reflect tax-qualification requirements applicable to the Plan, including but not limited to the provisions of the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008, and the Worker, Retiree, and Employer Recovery Act of 2008; (b) to reflect amendments adopted prior to January 1, 2016; and (c) to make certain other changes in the Plan.

1.3.2    This Plan document amends and restates, effective as of January 1, 2016 (except to the extent that certain provisions of this restatement specifically provide that they apply to the Plan for a Plan Year or Period that begins before such general effective date), the Plan as it was in existence on December 31, 2015 and supersedes all amendments to the Plan that were made prior to the date on which this Plan document is signed.

1.3.3    Wherever the context permits, any reference to the Plan includes a reference to the provisions of the Plan as it was in effect for periods prior to January 1, 2016.

ARTICLE 2

GENERAL DEFINITIONS AND GENDER AND NUMBER

2.1    General Definitions. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context.

2.1.1    “Accrued Benefit” means, when applied to any Participant and his interest as of any specified date under this Plan, under the Prior Pension Plan, or under a plan which merges into this Plan or has its assets and liabilities attributable to the Participant transferred to this Plan (for purposes of this Subsection 2.1.1, a “merged plan”), the monthly amount of the benefit to which the Participant would be entitled under the Plan, under the Prior Pension Plan, or under the merged plan, as the case may be: (i) if the Participant permanently ceased to be an Employee as of the specified date (if he has not already done so); (ii) if the Participant was fully vested in (i.e., had a nonforfeitable right to) his benefit under the Plan, under the Prior Pension Plan, or under the merged plan, as the case may be, as of the specified date (even if he is not yet fully vested in such benefit); and (iii) if the Participant’s benefit under the Plan, under the Prior Pension Plan, or under the merged plan, as the case may be, is paid in the form of a Single Life Annuity commencing as of the Participant’s Normal Retirement Date (or, if the specified date is later than the Participant’s Normal Retirement Date, commencing as of the specified date).
(a)    For purposes of the Plan, when a Participant’s “Accrued Benefit” as of any specified date is to be determined under the other provisions of this Plan based on the amount credited to the Participant’s Cash Balance Account, then the Participant’s “Accrued Benefit” as of the specified date is determined:
(i)    first, by determining the amount that as of the specified date is credited to the Participant’s Cash Balance Account;
(ii)    second, in the event (and only in the event) the specified date occurs before the Participant’s Normal Retirement Date, by projecting the amount determined under subparagraph (i) immediately above from the specified date to the Participant’s Normal Retirement Date at an interest rate of 4% per annum (which is the interest rate used under the Plan to determine interest rate credits to the Participant’s Cash Balance Account after the Participant has ceased to be an Employee, assuming, prior to March 1, 2012, that the Participant did not elect to reduce that rate in return for a pre-retirement death benefit that otherwise could be provided under the Plan); and
(iii)    third and last, by dividing the amount determined under subparagraph (i) above, as projected to the Participant’s Normal Retirement Date under the provisions of subparagraph (ii) immediately above in the event the specified date occurs before the Participant’s Normal Retirement Date, by both (A) 9.7 (which is the annuity conversion rate used by the Plan pursuant to Table 1 to this Plan to convert, at a Participant’s Normal Retirement Date or a later date, the Participant’s Cash Balance Account balance to an actuarially equivalent Single Life Annuity annual amount) and (B) twelve (which is the divisor needed to convert a Single Life Annuity annual amount into a monthly amount). The calculations called for under this subparagraph (iii) convert the amount determined under subparagraph (i) above, as projected to the Participant’s Normal Retirement Date under the provisions of subparagraph (ii) immediately above in the event the specified date occurs before the Participant’s Normal Retirement Date, into an actuarially equivalent Single Life Annuity monthly amount.

(b)    Further, when (and only when) both a Participant’s “Accrued Benefit” as of any specified date is to be determined under the other provisions of this Plan based on the amount credited to the Participant’s Cash Balance Account and the Participant’s Normal Retirement Date is the first day after the Participant’s 65th birthday, then the Participant’s “Accrued Benefit” as of the specified date can also, for convenience and simplicity and in lieu of the method of determining such “Accrued Benefit” under the provisions of paragraph (a) immediately above, be determined by dividing (i) one-twelfth of the amount that as of the specified date is credited to the Participant’s Cash Balance Account by (ii) the factor identified in Table 1 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of the specified date. The determination of a Participant’s “Accrued Benefit” as of any specified date under the method described in the immediately preceding sentence produces the same result for such Accrued Benefit as is produced by the method described in paragraph (a) immediately above as long as the Participant’s Normal Retirement Date is the first day after the Participant’s 65th birthday.
(c)    For purposes of the Plan, when a Participant’s “Accrued Benefit” as of any specified date is not to be determined under the other provisions of this Plan based on the amount credited to the Participant’s Cash Balance Account but instead is based on a non-cash balance formula under the Prior Pension Plan (including any modifications to such formula that are provided under this Plan) or under a merged plan’s benefit formula, then the Participant’s “Accrued Benefit” as of the specified date is determined pursuant to the terms of the Prior Pension Plan that provide for such non-cash balance formula (as such benefit formula terms may be modified under this Plan) or pursuant to the terms of the merged plan that provide for its benefit formula, as appropriate.
2.1.2    “Accumulated Benefit” means, when applied to any Participant and his or her interest under this Plan as of any specified date that occurs on or after January 1, 2008: (i) to the extent that his Cash Balance Account is used in any manner to determine such interest, the amount that as of such specified date is credited to the Participant’s Cash Balance Account; or (ii) to the extent that such interest is not subject to clause (i) of this sentence, the Participant’s Accrued Benefit that applies as of such specified date to such interest. A Participant’s Accumulated Benefit as of any specified date that occurs on or after January 1, 2008, as such benefit is expressed under the terms of the immediately preceding sentence, refers to the Participant’s benefit under the Plan that has accrued to that specified date and that is used to determine that the Plan satisfies the requirements of section 411(b)(1)(H)(i) and (b)(5)(A) of the Code and section 204(b)(1)(H)(i) and (b)(5)(A) of ERISA.
2.1.3    “Affiliated Employer” means each of: the Company; each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified when applicable by section 415(h) of the Code) which includes the Company; each trade or business (whether or not incorporated) which is (and only during the period it is) under common control (as defined in section 414(c) of the Code as modified when applicable by section 415(h) of the Code) with the Company; each member (and only during the period it is such a member) of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company; and each other entity required to be aggregated with the Company under section 414(o) of the Code (and only during the period it is required to be so aggregated).

2.1.4    “Board” means the Board of Directors of the Company.

2.1.5    “Cash Balance Account” means, with respect to any Participant, the bookkeeping account established with respect to the Participant under Article 5 below.

2.1.6    “Code” means the Internal Revenue Code of 1986 and the sections thereof, as it and they exist as of the Effective Amendment Date or may thereafter be amended or renumbered.

2.1.7    “Committee” means the Employees’ Benefit Committee which is appointed by the Company to administer the Plan (and to perform certain other duties with respect to the Plan) in accordance with the provisions of Article 13 below and the other provisions of the Plan.

2.1.8    “Company” means Cincinnati Bell Inc., or any corporate successor thereto. The Company is the sponsor of the Plan.

2.1.9    “Covered Employee” generally refers to an individual who is eligible to be a Participant in the Plan if and after he meets all of the participation requirements set forth in Article 4 below (including certain minimum age and minimum service requirements set forth in Article 4 below). In addition, service while a “Covered Employee” was often required in order to accrue certain benefit amounts under the Plan. For these and all other purposes of the Plan, a “Covered Employee” means an individual who meets the criteria set forth in the following paragraphs of this Subsection 2.1.9.

(a)    Subject to the other provisions of this Subsection 2.1.9, a person shall be considered a “Covered Employee” for any period during which he is or was an Employee of a Participating Company.

(b)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was an ineligible bargained-for or hourly employee. For purposes of the Plan, a person is or was considered an “ineligible bargained-for or hourly employee” for any period if, and only if, he is or was during such period either: (1) an Employee of a Participating Company who in such period is or was a collectively bargained employee (within the meaning of Treasury Regulations section 1.410(b)-6(d)(2)), unless his participation in the Plan is or was required for such period under a collective bargaining agreement entered into between the Participating Company and the representatives of the applicable collective bargaining unit; or (2) an Employee of a Participating Company who in such period is or was not a collectively bargained employee (within the meaning of Treasury Regulations section 1.410(b)-6(d)(2)) but whose position is or was an hourly paid position either that in such period is or was or at any prior time had been subject to automatic wage progression or that at any prior time had been a position the holder of which would be eligible to participate in the Cincinnati Bell Pension Plan (another defined benefit pension plan sponsored by the Company) upon the meeting of any applicable minimum age and/or service requirements of such plan.

(i)    Notwithstanding the foregoing provisions of this paragraph (b), a person shall not for purposes of the Plan be considered an “ineligible bargained-for or hourly employee” for any period that begins after January 31, 2008 and during which he is described in clause (2) of the second sentence of the foregoing provisions of this paragraph (b) (i.e., an Employee of a Participating Company who is not a collectively bargained employee but whose position is an hourly paid position either that is or at any prior time had been subject to automatic wage progression or that at any prior time had been a position the holder of which would be eligible to participate in the Cincinnati Bell Pension Plan upon the meeting of any applicable minimum age and/or service requirements of such plan) in the event he was not considered an ineligible bargained-for or hourly employee under the provisions of this paragraph (b) that precede this subparagraph (i) on the date that immediately precedes the first day of such period.

(ii)    In addition and notwithstanding the foregoing provisions of this paragraph (b), a person shall for purposes of the Plan still be considered an “ineligible bargained-for or hourly employee”

for any period during which he is or was temporarily promoted from an ineligible bargained-for or hourly employee position to another position for one year or less.

(c)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is not or was not on the employee payroll of a Participating Company or during which he is or was a Leased Employee. In particular, it is expressly intended that any person not treated as an employee by a Participating Company on its employee payroll records shall not be considered a Covered Employee for purposes of this Plan even if a court or administrative agency determines that such individual is a common law employee of a Participating Company.

(d)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was classified by a Participating Company as a contingency employee or a job bank employee. However, it is also provided that: (i) if such a contingency employee became a Covered Employee on or after January 1, 1989 and prior to January 1, 2002, his prior service as a contingency employee shall be deemed to have been service as a Covered Employee; and (ii) if such a job bank employee became a Covered Employee on or after January 1, 1991 and prior to January 1, 2002, his prior service as a job bank employee shall be deemed to have been service as a Covered Employee.

(e)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was a co-op or intern first hired by an Affiliated Employer after April 30, 1994; provided that if an Employee who is or was a co-op or intern later, but in any event prior to January 1, 2002, became a Covered Employee, his prior service as a co-op or intern Employee shall be deemed to have been service as a Covered Employee.

(f)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” (i) when he is or was employed on or after March 1, 1996 at a location which is not within one of the States of the United States (other than as an Employee who is a foreign service employee) or (ii) when he on or after October 1, 1996 is or was a rotational employee. For purposes of this paragraph (f), a “foreign service employee” means an Employee who is a citizen of the United States and who has been classified by the Participating Company which employs him as a foreign service employee and a “rotational employee” means an Employee who is a nonresident alien of the United States and who is employed by a Participating Company within one of the States of the United States for a period not expected to exceed three years.

(g)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee”: (i) for any period prior to April 1, 1987 during which he was on the Participating Company payroll known as the Cellular Business Systems - Chicago Payroll; (ii) for any period prior to January 1, 1988 during which he was classified as an employee of the CMS Department of Cincinnati Bell Information Systems Inc., or (iii) for any period prior to July 1, 1988 during which he was classified as an employee of the Comptech Department of the CBS Division of Cincinnati Bell Information Systems Inc.

(h)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period prior to January 1, 1988 during which he was classified as an employee of Auxton Computer Enterprises, Inc.; provided however, that, in the case of an Employee who performs or performed an Hour of Service for an Affiliated Employer on or after November 1, 1991, his prior service with Auxton Computer Enterprises, Inc. shall be deemed to have been service as a Covered Employee.

(i)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period after December 31, 1991 and prior to December 31, 1993 during which either (i) he was classified as an employee of a CBIS Company (unless either he was during such period employed as a salaried employee and first performed an Hour of Service for a CBIS Company or CBIS Federal Inc. prior to January 1, 1992 or he was in a class of Employees eligible to participate in the Plan on the day preceding the date on which he first performed an Hour of Service for a CBIS Company) or (ii) he was classified as an employee of CBIS Federal Inc. but not a transferred employee. It is provided, however, that if a person is not considered a Covered Employee during any period after December 31, 1991 and prior to December 31, 1993 solely by reason of the provisions of the immediately preceding sentence but he later becomes or became a Covered Employee, his service when he would have been considered a Covered Employee but for the provisions of the immediately preceding sentence shall be considered to be service as a Covered Employee. For purposes of this paragraph (i), a “CBIS Company” shall mean any of Cincinnati Bell Information Systems Inc., CBIS International Inc., and CBIS International Services Inc. Also for purposes of this paragraph (i), a “transferred employee” means an Employee who was transferred to CBIS Federal Inc. from the employee payroll of another Participating Company after December 31, 1990 and prior to November 1, 1994 and who was in a class of Employees eligible to participate in the Plan immediately prior to transferring to CBIS Federal Inc.

(j)    Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period that occured on or after January 1, 1994 and prior to January 1, 1998 and during which he was considered a substantial service employee (within the meaning of Treasury Regulations section 1.414(r)-11(b)(2)) with respect to MATRIXX Marketing Inc. or any direct or indirect subsidiary of MATRIXX Marketing Inc.

(k) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period that occurred or occurs on or after January 1, 2007 and during which he is a participant, eligible for participation, or in the process of qualifying for participation in any other defined benefit plan (within the meaning of section 414(j) of the Code) which qualifies under section 401(a) of the Code and the cost of which is borne, in whole or in part, by any Participating Company. However, a person who otherwise qualifies as a “Covered Employee” under the other provisions of this Subsection 2.1.9 shall not be considered other than as a “Covered Employee” merely because of his participation in another defined benefit pension plan if such participation relates solely to employment which preceded the date on which he would otherwise become a Participant under the Plan and the person’s benefits under such other plan relate solely to such past service.

(l)    Notwithstanding the provisions of paragraph (a) above, if a person became or becomes an Employee on any date after December 31, 2008 (whether as a new hire or a rehire) after not having been an Employee on the immediately preceding date, then he shall not in any event be considered a “Covered Employee” at any time on or after such post-December 31, 2008 date on which he so becomes an Employee, even if he would be deemed to have become a Covered Employee during such time were the provisions of this paragraph (l) ignored.

2.1.10    “Effective Amendment Date” refers to the general effective date of the amendment and restatement of the Plan that is reflected in this document and means January 1, 2016.

2.1.11    “Employee” means any person who either (a) is employed as a common law employee of an Affiliated Employer (in general terms, a person whose work procedures are subject to control by an Affiliated Employer), including any such person who is absent from active service with an Affiliated Employer by reason of an absence from service that is approved by the Affiliated Employer that employs such person, or (b) is a Leased Employee. A person who is an Employee shall no longer be considered an Employee when he both: (a) is no longer providing services to any Affiliated Employer; and (b) is not then on a temporary leave of absence approved by an Affiliated Employer (or, for any period prior to January 1, 2010, is no longer treated as an Employee by an Affiliated Employer) or in a position where applicable law requires him to be treated as an employee of an Affiliated Employer.

2.1.12    “ERISA” means the Employee Retirement Income Security Act of 1974 and the sections thereof, as it and they exist as of the Effective Amendment Date or may thereafter be amended or renumbered.

2.1.13    “Leased Employee” means any person who is a leased employee (within the meaning of section 414(n) of the Code) of an Affiliated Employer. Under the provisions of Code section 414(n) as in effect on the Effective Amendment Date but subject to any subsequent changes to such Code section, a leased employee is an individual who provides services to an Affiliated Employer, in a capacity other than as a common law employee of the Affiliated Employer, in accordance with each of the following three requirements: (a) the services are provided pursuant to an agreement between the Affiliated Employer and one or more leasing organizations; (b) the individual has performed such services for the Affiliated Employer on a substantially full-time basis for a period of at least one year; and (c) such services are performed under the primary direction or control by the Affiliated Employer. The determination of who is a Leased Employee shall be consistent with any regulations issued under section 414(n) of the Code (except to the extent such regulations fail to reflect changes made in Code section 414(n) after the issuance of such regulations).

2.1.14    “Mandatory Portability Agreement” means that agreement, which was originally effective January 1, 1985, between and among Cincinnati Bell Telephone Company and certain other companies to comply with the mandatory portability provisions of the Deficit Reduction Act of 1984 and which provides for the portability of benefits with respect to certain employees who terminate employment with one company subject to the agreement and subsequently commence employment with another company subject to the agreement.

2.1.15    “Normal Retirement Age” means: (a) in the case of an Employee who first became a Participant in the Plan prior to January 1, 1988, the Employee’s 65th birthday; and (b) in the case of an Employee who first became or becomes a Participant in the Plan on or after January 1, 1988, the later of (i) the Employee’s 65th birthday or (ii) the fifth anniversary of the date the Employee first became or becomes a Participant in the Plan.

2.1.16    “Normal Retirement Date” means, with respect to any Participant, the date on which the Participant first attains his Normal Retirement Age.

2.1.17    “Participant” means a person who becomes a Participant in the Plan in accordance with the provisions of Article 4 below, so long as he remains a Participant under the provisions of Article 4 below.

2.1.18    “Participating Company” refers to each employer that participates in the Plan, as determined under the following paragraphs of this Subsection 2.1.18.

(a)    Subject to the provisions of paragraph (b) below, on and after January 1, 2002 each of the following organizations shall be considered a “Participating Company”: (i) the Company; (ii) each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Company; and (iii) each other trade or business (whether or not incorporated) which is (and only during the period it is) under common control (as defined in section 414(c) of the Code) with the Company.

(b)    Any corporation, partnership, or other organization (for purposes of this paragraph (b), the “acquired company”) that first becomes a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Company or a part of a group of trades or businesses under common control (within the meaning of section 414(c) of the Code) with the Company after January 1, 2001 and prior to January 1, 2009, as a result of the acquisition by any Participating Company (for purposes of this paragraph (b), the “acquiring company”) of the stock or interests of the acquired company or substantially all of the assets of a trade or business previously operated by another organization shall not be considered a Participating Company unless and until the first date as of which both (i) the agreements by which such stock, interests, or assets were acquired by the acquiring company do not require that the employees of the acquired company be eligible to actively participate in another defined benefit plan (within the meaning of section 414(j) of the Code) maintained by the acquired company or another Affiliated Employer (and do not otherwise prohibit the employees of the acquired company from participating in the Plan) and (ii) the Company has taken such actions (such as, but not necessarily limited to, the providing of notices) so as to clearly indicate that employees of the acquired company are to begin participating in the Plan as of such date.

(c)    For any period prior to the January 1, 2002, a Participating Company shall be deemed to refer to each organization that was identified as a participating company in the Plan as in effect during such period.

(d)    Notwithstanding the foregoing paragraphs of this Subsection 2.1.18, any of the employers identified as a “Participating Company” under such foregoing paragraphs shall no longer be a “Participating Company” for purposes of this Plan once it no longer is an Affiliated Employer.

2.1.19    “Plan Year” refers to the annual period on which Plan records are kept and means a calendar year.

2.1.20    “Prior Pension Plan” means the part of the Plan as in effect on December 30, 1993 (or, to the extent indicated in the other provisions of this Plan, at any earlier date) which dealt with service, disability, and deferred vested pensions. Where the context requires, any reference to the Plan that concerns benefits accrued for periods prior to December 31, 1993 shall be deemed to include a reference to the Prior Pension Plan.

2.1.21    “Qualified Joint and Survivor Annuity” means an annuity (i.e., a form of benefit without life insurance which provides for equal payments at regular installments over more than a one year period) payable in the manner described in the following paragraphs of this Subsection 2.1.21.
(a)    Under a Qualified Joint and Survivor Annuity, monthly payments are made to a Participant for his life, and after his death monthly survivor payments continue to the person who is the spouse of the Participant on the date as of which the annuity commences to be paid to the Participant (for purposes of this paragraph (a), the “spouse”), provided that the spouse survives the Participant, for the spouse’s life. Payments under the Qualified Joint and Survivor Annuity shall end with the payment due for the calendar month in which the date of death of the survivor of the Participant and the spouse occurs.
(b)    Under a Qualified Joint and Survivor Annuity, each monthly survivor payment to the person who is the spouse of the Participant on the date as of which the annuity commences to be paid to the Participant shall be equal in amount to 50% (or, when both the annuity begins being paid as of a commencement date that occurs after December 31, 2007 and the Participant otherwise chooses when he elects the form of his retirement benefit under the subsequent provisions of the Plan, either 75% or 100%) of the monthly payment amount made during the life of the Participant under the same annuity.
(c)    Any reference in the other provisions of the Plan to a “50% Qualified Joint and Survivor Annuity,” a “75% Qualified Joint and Survivor Annuity,” or a “100% Qualified Joint and Survivor Annuity” refers to a Qualified Joint and Survivor Annuity that has each of its monthly survivor payments based on the specified percent (50%, 75%, or 100%) of the monthly payment amount made during the life of the Participant under the same annuity. (The 75% Qualified Joint and Survivor Annuity constitutes the qualified optional survivor annuity that is required to be offered under the Plan by reason of section 1004 of the Pension Protection Act of 2006.)
(d)    The monthly amount of a Qualified Joint and Survivor Annuity that is paid while the Participant is living is determined under the provisions of Subsection 7.2.2 below and certain other provisions of the Plan.
2.1.22    “Required Beginning Date” means, with respect to any Participant, a date determined by the Committee for administrative reasons to be the date as of which the Participant’s nonforfeitable benefit (if any such benefit would then exist and not yet have begun to be paid) is to commence in order to meet the requirements of section 401(a)(9) of the Code (or, for any Participant who attains age 70-1/2 prior to January 1, 2002, in order to meet the requirements of Code section 401(a)(9) as in effect before the effect of the Small Business Job Protection Act of 1996 is taken into account), which date shall be subject to the parameters set forth in the following paragraphs of this Subsection 2.1.22.

(a)    Subject to paragraph (e) below, for a Participant who attained age 70-1/2 on or after January 1, 1987 and prior to January 1, 2002 his Required Beginning Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the calendar year in which he attained age 70-1/2.

(b)    Subject to paragraph (e) below, for a Participant who both attained or attains age 70-1/2 prior to January 1, 1987 or on or after January 1, 2002 and is not a 5% owner of an Affiliated Employer, his Required Beginning Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he attained or attains age 70-1/2; or (ii) the calendar year in which he ceased or ceases to be an Employee.

(c)    Subject to paragraph (e) below, for a Participant who both attained or attains age 70-1/2 prior to January 1, 1987 or on or after January 1, 2002 and is a 5% owner of an Affiliated Employer, his Required Beginning Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he attained or attains age 70-1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which he became or becomes a 5% owner of an Affiliated Employer or the calendar year in which he ceased or ceases to be an Employee.

(d)    A Participant is deemed to be a 5% owner of an Affiliated Employer for purposes hereof if he was or is a 5% owner of the Affiliated Employer (as determined under section 416(i)(1)(B) of the Code) at any time during the Plan Year ending with or within the calendar year in which he attained or attains age 66-1/2 or any subsequent Plan Year. Once a Participant meets this criteria, he shall be deemed a 5% owner of the Affiliated Employer even if he ceased or ceases to own 5% of the Affiliated Employer in a later Plan Year.

(e)    Notwithstanding the foregoing provisions of this Subsection 2.1.22, if a Participant first earned or earns a nonforfeitable retirement benefit under the Plan after the date which would otherwise be his Required Beginning Date under the foregoing provisions of this Subsection 2.1.22, then his Required Beginning Date shall not be determined under such foregoing provisions but rather must be a date within the calendar year next following the calendar year in which he first earned or earns a nonforfeitable retirement benefit under the Plan.

2.1.23    “Single Life Annuity” means an annuity (i.e., a form of benefit without life insurance which provides for equal payments at regular installments over more than a one year period) payable as follows. Monthly payments are made to a Participant for his life and end with the last payment due for the calendar month in which the date of the Participant’s death occurs. The monthly amount of a Single Life Annuity is determined under the provisions of Subsection 7.2.1 below and certain other provisions of the Plan.

2.1.24    “Trust” means the Cincinnati Bell Pension Plans Trust, which trust was created by the Company to serve as the funding media for the Plan, as such trust exists as of the Effective Amendment Date or is subsequently amended. The Trust is hereby incorporated by reference and made a part of the Plan. The Trust is not part of and does not serve as the funding media for the separate Excess Plan described in Article 22 below.

2.1.25    “Trustee” means the person or entity serving at any time as trustee of the Trust.

2.1.26    “Vested Participant” means a Participant who is (or, if he ceased to be an Employee immediately, would be) entitled under the provisions of the Plan to some nonforfeitable benefit under the Plan.

2.2    Gender and Number. For purposes of this Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.

ARTICLE 3

SERVICE

3.1    Hour of Service. An Employee’s “Hours of Service” to be counted for purposes of the Plan shall be computed as set forth in the following subsections of this Section 3.1, subject to the rules contained in U.S. Department of Labor Regulations section 2530.200b-2(b) and (c) (which is incorporated herein by reference).

3.1.1    One Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by an Affiliated Employer for the performance of duties. Hours of Service credited under this Subsection 3.1.1 shall be allocated to the computation period or periods during which the duties are performed.

3.1.2    One Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours of Service credited under this Subsection 3.1.2 shall be allocated to computation periods in accordance with the rules of U.S. Department of Labor Regulations section 2530.200b-2(b) and (c). Notwithstanding the foregoing provisions of this Subsection 3.1.2:

(a)    no more than 501 Hours of Service shall be credited under this Subsection 3.1.2 to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b)    an hour for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and

(c)    Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Subsection 3.1.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly or indirectly through, among others, a trust fund or insurer to which the Affiliated Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

3.1.3    One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer with respect to the Employee. Hours of Service credited under this Subsection 3.1.3 shall be allocated to the computation period or periods to which the agreement or award relates. The same Hours of Service shall not be credited both under Subsection 3.1.1 or 3.1.2, as the case may be, and under this Subsection 3.1.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection 3.1.2 above shall be subject to the limitations set forth in that provision.

3.1.4    To the extent required by applicable Federal law, Hours of Service shall be credited for any leave taken pursuant to the requirements of the Federal Family and Medical Leave Act of 1993, as amended.

3.1.5    For purposes only of determining whether the Employee has incurred a Break in Service, if the Employee is absent from active service with an Affiliated Employer (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee shall be credited with one Hour of Service for each hour which the Employee would normally have been scheduled for work but for such absence (or, if the Employee does not have a regular work schedule, with eight Hours of Service for each day of such absence). Notwithstanding the immediately preceding sentence, the following paragraphs of this Subsection 3.1.5 shall apply to the crediting of Hours of Service under this Subsection 3.1.5.

(a)    No more than 501 Hours of Service shall be credited under this Subsection 3.1.5 to the Employee on account of any single continuous period of such an absence.

(b)    Any Hours of Service which are to be credited to the Employee under this Subsection 3.1.5 by reason of a single continuous period of absence shall be credited for the calendar year in which such absence begins if the Employee would be prevented from incurring a Break in Service with respect to such calendar year solely because of such crediting. Otherwise, such Hours of Service shall be credited for the calendar year next following the calendar year in which such absence begins.

(c)    No Hours of Service shall be credited under this Subsection 3.1.5 to the Employee unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Subsection 3.1.5 and the number of days for which there was such an absence.

3.1.6    For purposes of the Plan, the Employee shall be deemed to have completed 45 Hours of Service for each week in which he would otherwise be credited with one or more Hours of Service under the foregoing provisions of this Section 3.1; except that, in the case of (a) any Employee who is classified by the Affiliated Employer which employs him as a part-time Employee or (b) any Employee who is hired for a period not exceeding three consecutive weeks and who is not employed for more than 30 days in a year, such Employee shall be deemed to have completed 10 Hours of Service for each day in which he would otherwise be credited with one or more Hours of Service under the foregoing provisions of this Section 3.1. However, the provisions of this Subsection 3.1.6 shall not apply: (a) for any period occurring prior to January 1, 2002 and after December 31, 2000 with respect to Employees of Cincinnati Bell Wireless Company or Cincinnati Bell Wireless LLC; (b) for any period occurring prior to January 1, 2001 with respect to Employees of any Participating Companies other than the Company, Cincinnati Bell Telephone Company, Cincinnati Bell Information Systems Inc., CBIS International Services Inc., CBIS International Inc., CBIS Federal Inc., or Cincinnati Bell Public Communications Inc; or (c) for purposes of Section 7.7 below.

3.2    Break in Service. An Employee shall be deemed to have incurred a “Break in Service” in any calendar year during which he is credited with not more than 500 Hours of Service.

3.3    Employment and Reemployment Commencement Dates. An Employee’s “Employment Commencement Date” shall be the date on which he first performs an Hour of Service as an Employee for which he is paid, or entitled to payment, by any Affiliated Employer. Further, if the Employee incurs a Break in Service in any calendar year that commences after his Employment Commencement Date but that ends prior to his completion of at least 1,000 Hours of Service in any Eligibility Computation Period, then the first day that occurs after the end of such calendar year and on which he performs an Hour of Service as an Employee for which he is paid, or entitled to be paid, by any Affiliated Employer shall be considered his “Reemployment Commencement Date.”

3.4    Eligibility Service. An Employee shall be credited with one year of “Eligibility Service” as of the last day of the first Eligibility Computation Period during which he completes at least 1,000 Hours of Service.

3.5    Eligibility Computation Period. An Employee’s “Eligibility Computation Period” shall be the twelve-month period commencing on the Employee’s Employment Commencement Date and each calendar year commencing after his Employment Commencement Date. However, notwithstanding the foregoing, if the Employee incurs a Break in Service in any calendar year that commences after his Employment Commencement Date but that ends prior to his completion of at least 1,000 Hours of Service in an Eligibility Computation Period, then his “Eligibility Computation Period” after such calendar year shall mean the twelve-month period commencing on his first Reemployment Commencement Date that occurs after the end of such calendar year and each calendar year commencing after such Reemployment Commencement Date.

3.6    Vesting Service. An Employee’s years of “Vesting Service” shall be computed as set forth in the following subsections of this Section 3.6.

3.6.1    The Employee shall be credited with years of Vesting Service equal to the number of his years of service counted for purposes of determining eligibility for a vested pension under the Prior Pension Plan as of December 31, 1993 (as calculated under the provisions of the Prior Pension Plan).

3.6.2    The Employee shall also be credited with one year of Vesting Service for each calendar year ending after December 31, 1993 and during which he is credited with at least 1,000 Hours of Service; provided that service prior to the calendar year in which the Employee attained age 18 shall not be counted for purposes of this Subsection 3.6.2.

3.7    Mandatory Portability Agreement. To the extent required under the Mandatory Portability Agreement, service of Employees with former Bell System companies (and their successors) shall be recognized under this Plan. In this regard, Employees of certain Participating Companies may not be subject to or affected by the Mandatory Portability Agreement while employed by any such companies, and this Section 3.7 shall not give any rights under the Mandatory Portability Agreement to such Employees while employed by any such companies.

3.8    Service With Predecessor Entities. The following subsections of this Section 3.8 shall apply for purposes of the Plan.

3.8.1    Service prior to January 1, 1996 with Information Systems Development Partnership (or its predecessor, Information Systems Development, Inc.) shall be deemed to be service with an Affiliated Employer which was not a Participating Company.

3.8.2    In the case of an employee of AccuStaff Incorporated or People Systems Inc. (for purposes of this Subsection 3.8.2, collectively referred to as “AccuStaff”) who became an Employee of MATRIXX Marketing Inc. (for purposes of this Subsection 3.8.2 and Subsection 3.8.3 below, “MATRIXX”) during 1998 and who was supporting MATRIXX immediately prior to the date on which he became an

Employee of MATRIXX, his service with AccuStaff prior to the date on which he became an Employee of MATRIXX shall be deemed to be service with an Affiliated Employer which was not a Participating Company.

3.8.3    In the case of an employee of American Transtech, Inc. or AT&T Corp. (for purposes of this Subsection 3.8.3, collectively referred to as “ATI”) who became an Employee of MATRIXX on March 1, 1998, his service with ATI prior to the date on which he became an Employee of MATRIXX shall be deemed to be service with an Affiliated Employer which was not a Participating Company.

3.8.4    Service with KSM Consulting, LLC (“KSMC”), or with its affiliate Katz, Sapper & Miller, L.L.P., that was completed prior to the acquisition by an Affiliated Employer of substantially all of the assets of KSMC (which acquisition occurred on October 1, 1998) shall be deemed to be service with an Affiliated Employer which was not a Participating Company with respect to any person who became an Employee upon or in connection with such acquisition.

3.8.5    In the case of any person who became or becomes a Covered Employee of a Participating Company on or after January 1, 2001, any service he completed prior to November 9, 1999 with IXC Communications, Inc. (the predecessor to Broadwing Communications Inc.) or any subsidiary thereof shall be deemed to be service with an Affiliated Employer which was or is not a Participating Company. For purposes of this Subsection 3.8.5, a “subsidiary” of IXC Communications, Inc. means any corporation (or other trade or business) other than IXC Communications, Inc. which was both in a chain of corporations (and/or other trades or businesses) that began with IXC Communications, Inc. and in which at least 80% of the voting interests in such corporation (or other trade or business) in such chain (other than IXC Communications, Inc.) was owned by IXC Communications, Inc. or another corporation (or other trade or business) in such chain.

3.8.6    The service credited to any person under the foregoing provisions of this Section 3.8 shall be determined by the Committee (or any other party to whom these administrative duties are delegated under procedures authorized by the Plan) based on the best records that it received or receives as to such service. Since the service credited to any person under the foregoing provisions of this Section 3.8 is deemed to be service with an Affiliated Employer which was or is not a Participating Company, such service shall be used in determining the person’s Eligibility Service and Vesting Service under this Plan but shall not be used in any manner in calculating the amount of the person’s benefits under the benefit formulas of this Plan, if any.

3.8.7    Except as is otherwise provided in the Plan, service with a corporation or other organization which became or becomes an Affiliated Employer (or substantially all of whose assets were or are acquired by an Affiliated Employer) that was or is completed prior to the date on which such corporation or other organization so became or becomes an Affiliated Employer (or prior to the date on which substantially all of the assets of such corporation or organization were or are so acquired by an Affiliated Employer) shall not be deemed to be service with an Affiliated Employer for purposes of this Plan.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1    Participation. Any Employee who was a participant in the Plan on the date immediately preceding the Effective Amendment Date shall become a Participant in the Plan on the Effective Amendment Date. Each other Employee shall become a Participant in the Plan on the first date subsequent to the Effective Amendment Date on which he satisfies the following eligibility requirements: (a) is Covered Employee, (b) has attained age 21, and (c) has been credited with at least one year of Eligibility Service. In accordance with the Subsection 2.1.9 above (definition of Covered Employee), an Employee may become a Participant in the Plan on a date subsequent to the Effective Amendment Date only in very limited circumstances, such as in the case of an ineligible bargained-for or hourly employee who becomes a Covered Employee due to a change in position and, in accordance with Subsection 18.2.2 below, whose accrued benefit under the Cincinnati Bell Pension Plan is transferred to the Plan. Each Employee who becomes a Participant in the Plan shall continue to be a Participant so long as he remains an Employee and until he ceases to have any nonforfeitable right to a benefit under the Plan.

4.2    Reemployment of Former Participants. If a former Participant is reemployed on any date after December 31, 2008, he shall not again become a Participant in the Plan after he is reemployed because, in accordance with Subsection 2.1.9 above, he shall not again become a Covered Employee. If, however, his prior retirement benefit has not been made or begun in any form by the time of his reemployment and can under reasonable administrative procedures be stopped by the Committee before such payment is made or begins, he shall be considered a Participant in the Plan to the extent of his prior retirement benefit.

ARTICLE 5

CASH BALANCE ACCOUNT

5.1    Cash Balance Accounts for Participants. A bookkeeping account, known as a “Cash Balance Account” in this Plan, shall be established under the Plan with respect to each Participant. As is indicated in the provisions of Subsection 7.2.1 below, the Participant’s Accrued Benefit Final Payment Amount is based largely on the basis of the dollar amount credited to the Participant’s Cash Balance Account. A Participant’s Cash Balance Account does not represent an actual funded account under which the Participant has a specific right to assets under the Trust or an account which reflects a specific part of the Trust; instead, it represents only a bookkeeping account to which bookkeeping amounts are credited and which is generally used to help determine the amount of the Participant’s retirement benefit, if any, which exists under the Plan. The Cash Balance Account of a Participant is credited with (a) an initial cash balance amount to the extent provided in Section 5.2 below, (b) pension credit amounts to the extent provided in Section 5.3 below, (c) interest credit amounts to the extent provided in Section 5.4 below, and (d) special credit amounts to the extent provided in Section 5.5 below. No other amounts are credited to a Participant’s Cash Balance Account.

5.2    Initial Cash Balance Amount Credited to Cash Balance Account.

5.2.1    In the case of a Participant who was a Covered Employee on December 31, 1993 and who was a Participant in the Prior Pension Plan on December 30, 1993, there shall be credited to his Cash Balance Account, as of December 30, 1993, an amount equal to the amount that would make the single sum payment of such amount as of December 30, 1993 actuarially equivalent to his Accrued Benefit under the Prior Pension Plan as of December 30, 1993 (expressed as a Single Life Annuity commencing on the Participant’s 65th birthday), based upon the Participant’s attained age, in whole years and months, on December 30, 1993 and with the actuarial assumptions to be used in determining such amount being the assumptions described in Subsection 11.5.2 below.

5.2.2    In the case of a Participant who was a Participant in the Prior Pension Plan on December 30, 1993, who was not a Covered Employee on December 31, 1993, and who thereafter became a Covered Employee, there shall be credited to his Cash Balance Account, as of the first date after December 31, 1993 on which he so became a Covered Employee (for purposes of this Subsection 5.2.2, the Participant’s “rehire date”), an amount equal to the amount that would make the single sum payment of such amount as of the Participant’s rehire date actuarially equivalent to his Accrued Benefit under the Prior Pension Plan as of his rehire date (expressed as a Single Life Annuity commencing on the Participant’s 65th birthday), based upon his attained age, in whole years and months, on such date, but disregarding any amendments to the Plan adopted effective March 31, 1995 when determining such Accrued Benefit. The actuarial assumptions to be used in determining such amount shall be the assumptions described in Subsection 11.5.2 below.

5.2.3    In the case of a Participant who first became a Participant on or after December 31, 1993, there shall be credited to his Cash Balance Account, as of the date on which he first became a Participant, an amount equal to the amount which would have been credited to his Cash Balance Account on such date if the Plan did not require attainment of age 21 and completion of one year of Eligibility Service as conditions of becoming a Participant. Notwithstanding the foregoing, the provisions of this Subsection 5.2.3 do not provide for an amount to be credited to the Cash Balance Account of any Participant prior to the date on which the Participant first became a Covered Employee and met any other conditions (not related to the Plan’s minimum age and service conditions) for becoming a Participant in the Plan.

5.2.4    In the case of a Participant for whom an Accrued Benefit is transferred to the Plan from a Related Plan on or after December 31, 1993, there shall be credited to his Cash Balance Account, as of the date on which such Accrued Benefit is transferred to the Plan (for purposes of this Subsection 5.2.4, the “transfer date”), an amount equal to: (a) in the case of a transfer on or after January 1, 1997 from the Cincinnati Bell Pension Plan (as such plan existed as of January 1, 1997 or was or is subsequently amended), the amount credited to his cash balance account under that plan as of the transfer date; or (b) in the case of any other transfer from a Related Plan, the amount that would make the single sum payment of such amount as of the transfer date actuarially equivalent to such Accrued Benefit (expressed as a Single Life Annuity commencing on the Participant’s 65th birthday), based upon his attained age, in whole years and months, on such date and with the actuarial assumptions to be used in determining such amount being the assumptions described in Subsection 11.5.2 below. For purposes of the Plan, a “Related Plan” means the Cincinnati Bell Pension Plan and each Former Affiliate Plan (within the meaning of the Mandatory Portability Agreement).

5.2.5    In the case of an employee of American Transtech, Inc. or AT&T Corp. (for purposes of this Subsection 5.2.5, collectively referred to as “ATI”) who became an Employee of MATRIXX Marketing Inc. (for purposes of this Subsection 5.2.5, “MATRIXX”) on March 1, 1998 (for purposes of this Subsection 5.2.5, such an employee being referred to as an “ATI Employee”), the following paragraphs of this Subsection 5.2.5 shall apply.

(a)    If such ATI Employee had a cash balance account under the AT&T Management Pension Plan (for purposes of this Subsection 5.2.5, the “ATTMPP”) which was not vested on February 28, 1998, his Cash Balance Account under this Plan shall be credited, on March 1, 1998, with an amount equal to the amount credited to his cash balance account under the ATTMPP immediately prior to that date. If such ATI Employee had an accrued benefit under the AT&T Pension Plan (for purposes of this Subsection 5.2.5, the “ATTPP”) which was not vested on February 28, 1998, his Cash Balance Account under this Plan shall be credited, on March 1, 1998, with an amount equal to the amount that would make the single sum payment of such amount actuarially equivalent to his accrued benefit under (and as determined pursuant to the terms of) the ATTPP immediately prior to that date and with the actuarial assumptions to be used in determining such amount being the assumptions described in Subsection 11.5.2 below. For purposes of this Subsection 5.2.5, if such ATI Employee was not a participant in the ATTMPP or the ATTPP on February 28, 1998 solely by reason of not satisfying the minimum age and/or service conditions for such plan, then, if and when he became a Participant in this Plan, he shall be deemed to have been a participant in the ATTMPP or the ATTPP, as the case may be, on February 28, 1998 and shall be treated as having the cash balance account balance under the ATTMPP or the accrued benefit under the ATTPP, as the case may be, that would have existed if neither such plan had contained minimum age and/or service conditions to becoming a participant thereunder.

(b)    If such ATI Employee had completed at least 29 years of net credited service under the ATTMPP or the ATTPP as of March 1, 1998, and if such ATI Employee would not have attained age 55 prior to completing 30 years of such net credited service (assuming that his net credited service had continued uninterrupted after February 28, 1998), his Cash Balance Account under this Plan shall be credited with an additional amount, as of March 1, 1998, equal to the amount “E” determined under the formula: E = (A - B) x C x D. For purposes of such formula, “A” is equal to the monthly accrued benefit which would be payable to such ATI Employee under the ATTMPP or the ATTPP, as the case may be, on the date on which such ATI Employee would have completed 30 years of net credited service with ATI (for purposes of this paragraph (b), the “30 Year Date”) if his net credited service had continued uninterrupted after February 28, 1998 and if such benefit was paid in the form of a Single Life Annuity; “B” is equal to the monthly accrued benefit which would be payable to such ATI Employee under the ATTMPP or the ATTPP, as the case may be, on the 30 Year Date if his net credited service had continued uninterrupted after February 28, 1998, if such benefit was paid in the form of a Single Life Annuity, and if the monthly amount of such benefit were reduced by .005 a month for each month by which the 30 Year Date would precede his 55th birthday; “C” is a fraction having a numerator equal to the factor identified in Table 1 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of the 30 Year Date and a denominator equal to the factor identified in Table 2 to the Plan as applicable to the same payment age; and “D” is a discount factor based on this Plan’s then active employee interest crediting rate for Cash Balance Account purposes.

5.3    Pension Credit Amounts Credited to Cash Balance Account.

5.3.1    As of December 31, 1993, there shall be credited to the Cash Balance Account of each Participant who was a Covered Employee on that date an amount equal to the product obtained by multiplying the Participant’s Covered Compensation Rate times the Participant’s Applicable Percentage from the table set forth in Subsection 5.3.2 below, based upon his attained age, in completed years, as of December 31, 1993. For purposes of this Subsection 5.3.1, a Participant’s “Covered Compensation Rate” means the quotient obtained by dividing the Participant’s annualized rate of Covered Compensation as of December 31, 1993 by 261.

5.3.2    Subject to the provisions of Subsections 5.3.3 and 5.3.4 below, as of the last day of each calendar year subsequent to 1993 and prior to 2014 (or, in the case of a Participant who ceased to be an Employee during any such calendar year, as of the date on which he was last employed as an Employee), there shall be credited to the Cash Balance Account of each Participant who received Covered Compensation during the calendar year an amount equal to the product obtained by multiplying (a) the sum of (i) an amount equal to such Covered Compensation plus (ii) an amount equal to that portion of such Covered Compensation in excess of the Social Security Wage Base for such year by (b) the Participant’s Applicable Percentage for the applicable calendar year as determined from the tables set forth below in this Subsection 5.3.2, based upon his attained age, in whole years, on such December 31 (or, if he ceased to be an Employee during the year, his attained age as of the date on which he was last employed as an Employee). For purposes of this Subsection 5.3.2, the “Social Security Wage Base” means, with respect to any calendar year, the contribution and benefit base for old-age retirement benefits that was in effect for such year under section 230 of the Federal Social Security Act, as amended.

Participant’s Attained Age        Applicable Percentage for any calendar
year beginning before January 1, 2001

Less than 30 years                    2.500%
30 but less than 35 years                2.750%
35 but less than 40 years                3.250%
40 but less than 45 years                4.000%
45 but less than 50 years                5.250%
50 but less than 55 years                6.500%
55 or more years                    8.000%

Participant’s Attained Age        Applicable Percentage for any calendar
year beginning on or after January 1, 2001
and before January 1, 2012

Less than 30 years                    3.000%
30 but less than 35 years                3.250%
35 but less than 40 years                3.750%
40 but less than 45 years                4.500%
45 but less than 50 years                5.250%
50 but less than 55 years                6.500%
55 or more years                    8.000%

Participant’s Attained Age        Applicable Percentage for any calendar
year beginning on or after January 1, 2012

Less than 30 years                    1.500%
30 but less than 35 years                1.625%
35 but less than 40 years                1.875%
40 but less than 45 years                2.250%
45 but less than 50 years                2.625%
50 but less than 55 years                3.250%
55 or more years                    4.000%
5.3.3    Notwithstanding the foregoing subsections of this Section 5.3 or any other provision of this Plan: (a) for any Participant who is not a Grandfathered Participant (as defined in Subsection 5.3.4 below), in no event shall any amount be credited under this Section 5.3 to the Participant’s Cash Balance Account based on any amount or portion of his Covered Compensation that is received by the Participant after March 28, 2009 (other than for Covered Compensation that is received by the Participant by April 3, 2009 and that relates to services of the Participant as a Covered Employee in the pay period that ended on March 28, 2009); and (b) for any Participant who is a Grandfathered Participant (as defined in Subsection 5.3.4 below), in no event shall any amount be credited under this Section 5.3 to the Participant’s Cash Balance Account based on any amount or portion of his Covered Compensation that is received by the Participant after June 30, 2013 (other than for Covered Compensation that is received by the Participant by July 5, 2013 and that relates to services of the Participant as a Covered Employee in the pay period that ends on June 29, 2013).

5.3.4    For purposes of Subsection 5.3.3 above, a “Grandfathered Participant” means a Participant who either: (a) has attained at least age 50 by January 1, 2009; (b) was eligible for the offer of a special Plan benefit pursuant to the provisions of Section 20.3 below, received such offer, and declined such offer (by not meeting the conditions of Subsection 20.4.2(b) below); or (c) was eligible for the offer of a special Plan benefit pursuant to the provisions of Section 20.3 below, received such offer, and accepted such offer (by meeting the conditions of Subsection 20.4.2(b) below).
5.4    Interest Credit Amounts Credited to Cash Balance Account.

5.4.1    As of December 31, 1993, there shall be credited to the Cash Balance Account of each Participant who is deemed to have a Cash Balance Account balance under the Plan as of December 30, 1993 an amount equal to 0.02191% of such balance.

5.4.2    On each day subsequent to December 31, 1993 and prior to January 1, 2003, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance under the Plan on the December 31 immediately preceding such day assumed interest on such balance at an annualized rate (without compounding) of: for days occurring during calendar years 1994 through 1996, 8%; for days occurring during calendar years 1997 and 1998, 8.125%; for days occurring during calendar years 1999 through 2001, 7.75%; and for days occurring during calendar year 2002, 6.50%.

5.4.3    On each day subsequent to December 31, 2002, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance under the Plan on the December 31 immediately preceding such day assumed interest on such balance at an annualized rate (without compounding) of 4%.

5.4.4    For the calendar year in which a Participant has an amount credited to his Cash Balance Account under Section 5.2 above, on each day that occurs in such calendar year and that is subsequent to the date on which such amount is credited to his Cash Balance Account under the Plan, there also shall be credited to his Cash Balance Account the product obtained by multiplying such amount times the applicable assumed interest rate that is determined for such day under Subsection 5.4.2 above or Subsection 5.4.3 above, as the case may be.

5.4.5    Notwithstanding any of the foregoing provisions of this Section 5.4 but subject to the final sentence of this Subsection 5.4.5, (a) the assumed annualized interest rate to be applied on any day prior to January 1, 1998 under Subsection 5.4.2, 5.4.3, or 5.4.4 above, as the case may be, shall be 3.5% (instead of the assumed interest rate otherwise provided under Subsection 5.4.2, 5.4.3 or 5.4.4 above) unless the Participant is either employed as a Covered Employee on such day or is employed as an Employee (other than a leased, contingency, or job bank employee) both on such day and on December 31, 1997 and (b) the assumed annualized interest rate to be applied on any day subsequent to December 31, 1997 and prior to March 1, 2012 under Subsection 5.4.2, 5.4.3, or 5.4.4 above, as the case may be, shall be 3.5% (instead of the assumed interest rate otherwise provided under Subsection 5.4.2, 5.4.3 or 5.4.4 above) unless the Participant is employed as an Employee (other than a leased, contingency, or job bank employee)on such day. However, the assumed annualized interest rate to be applied under clause (a) of the immediately preceding sentence on any day prior to January 1, 1998, or under clause (b) of the immediately preceding sentence on any day subsequent to December 31, 1997 and prior to March 1, 2012, shall be deemed to be 4.0% for any such day on which both (a) such assumed annualized interest rate would otherwise be 3.5% under clause (a) or clause (b) of the immediately preceding sentence on such day and (b) a waiver by the Participant to the death benefit otherwise applicable to him under Section 8.1 or 8.2 below is in effect for him pursuant to the provisions of Section 8.3 below. However, the provision of this Subsection 5.4.5 shall not apply in determining the assumed annualized interest rate to be applied on any day after February 29, 2012 under Subsection 5.4.3 or 5.4.4 above, as the case may be.

5.5    Special Cash Balance Account Credit for Broadwing Communications Employees. Each person who is an Eligible BCI Employee (as defined in Subsection 5.5.1 below) shall have an amount equal to 6.3875% of the Eligible BCI Employee’s Special Credit Compensation (as defined in Subsection 5.5.2 below) credited on March 1, 2001 (or, if earlier, the later of the date on which he ceased to be an Employee or January 1, 2001) to a Cash Balance Account established for his benefit under this Plan.

5.5.1    For purposes of this Section 5.5, an “Eligible BCI Employee” means a person who was an Employee on the payroll of Broadwing Communications Inc. (for purposes of this Section 5.5, “BCI”) on BCI’s last business day of 2000 and who had become eligible by October 1, 2000 to participate in the Broadwing Communications Inc. 401(k) Plan (for purposes of this Section 5.5, the “BCI Plan”) then maintained by BCI.

5.5.2    Also for purposes of this Section 5.5, the “Special Credit Compensation” of any Eligible BCI Employee means the sum of the base pay and commissions that were payable to the Eligible BCI Employee by BCI during 2000 (regardless of the extent to which the Eligible BCI Employee elected to reduce such base pay or commissions on a pre-tax basis through any plan of BCI); except that, if the Eligible BCI Employee first became eligible to participate in the BCI Plan after January 1, 2000, his “Special Credit Compensation” means the product obtained by multiplying (a) the sum of the base pay and sales commissions that were payable to the Eligible BCI Employee by BCI during 2000 (regardless of the extent to which the Eligible BCI Employee elected to reduce such base pay or sales commissions on a pre-tax basis through any plan of BCI) by (b) a fraction having a numerator equal to the number of calendar months included in the period that began on the day in 2000 on which the Eligible BCI Employee first became eligible to participate in the BCI Plan and that ended on December 31, 2000 and having a denominator of 12.

5.5.3    For purposes of the provisions of Subsections 5.5.1 and 5.5.2 above, under the provisions of the BCI Plan in effect during 2000, an Employee on the payroll of BCI generally became first eligible to participate in the BCI Plan as of the first day of the first calendar quarter that began after he both completed at least six months of service with BCI (and any employers affiliated to BCI under section 414(b), (c), (m), or (o) of the Code) and attained at least age 20-1/2.

5.5.4    In the event an Eligible BCI Employee is not otherwise a Participant in the Plan on the date that he has an amount credited to his Cash Balance Account under this Section 5.5, he shall be considered a Participant for all purposes of the Plan beginning on such date except that he shall not in any event be entitled to receive any credit to his Cash Balance Account pursuant to the provisions of Section 5.2 above or Section 5.3 above unless and until he qualifies as a Participant in the Plan other than solely because of the provisions of this Section 5.5.

5.6    Covered Compensation. For purposes of the Plan, a Participant’s “Covered Compensation” means, with respect to any calendar year, the base pay plus differentials and commissions received by the Participant during the calendar year for services rendered as a Covered Employee, subject to the following subsections of this Section 5.6.

5.6.1    In the case of the Company and Cincinnati Bell Telephone Company, a Participant’s “Covered Compensation” shall not include team awards or bonuses paid to him prior to 1997 (provided that 1993 team awards and bonuses, paid in 1994, shall be used to compute the December 30, 1993 Cash Balance

Account initial amounts) or overtime but shall include, for purposes other than computing the “transition” benefits described in Section 9.2 below, team awards and bonuses paid after 1996.

5.6.2    In the case of remuneration provided to the Participant by Cincinnati Bell Information Systems Inc., CBIS International Inc., CBIS International Services Inc., and CBIS Federal Inc., “Covered Compensation” shall not include overtime or vacation buy back but shall include, for purposes other than computing the “transition” benefits described in Section 9.2 below, team awards and bonuses, provided that 1993 team awards and bonuses (paid in 1994) shall be used only to compute the December 30, 1993 Cash Balance Account initial amounts.

5.6.3    In the case of remuneration provided to the Participant by any Participating Company other than the Company, Cincinnati Bell Telephone Company, Cincinnati Bell Information Systems Inc., CBIS International Inc., CBIS International Services Inc., or CBIS Federal Inc., “Covered Compensation” shall not include overtime but shall include, for purposes other than computing the “transition” benefits described in Section 9.2 below, team awards and bonuses.

5.6.4    For purposes of the Plan, “team awards and bonuses” refer to discretionary awards and bonuses that are considered on a recurring annual or other periodic basis in connection with the normal and integral operations of the applicable employer (but do not, for example, include awards that are made for a special performance outside the normal job of an Employee or which are considered by an applicable employer on an ad hoc or non-regular schedule).

5.6.5    A Participant’s “Covered Compensation” for any calendar year shall include amounts which would have been paid in such calendar year to the Participant (and considered as Covered Compensation for such calendar year under the foregoing provisions of this Section 5.6) if (to the extent applicable) the Participant had not entered into a cash or deferred arrangement described in section 401(k) of the Code, the Participant had not elected nontaxable benefits under a cafeteria plan described in section 125 of the Code, and/or, effective on and after January 1, 2000, the Participant had not elected nontaxable benefits under a plan that provides qualified parking within the meaning of section 132(f) of the Code. A Participant’s “Covered Compensation” for any calendar year also shall include amounts which would have been paid in such calendar year to the Participant (and considered as Covered Compensation for such calendar year under the foregoing provisions of this Section 5.6) if the Participant had not elected to participate in the Cincinnati Bell Inc. Executive Deferred Compensation Plan as amended over time (or, during the period that MATRIXX Marketing Inc. was an Affiliated Employer, the MATRIXX Marketing Inc. Executive Deferred Compensation Plan), provided that such amounts shall be deemed to be compensation in excess of the limitations contained in Subsection 10.3.5 below for all purposes of calculating the Participant’s benefits under the Plan.

5.6.6    A Participant’s “Covered Compensation” for any calendar year shall include any amounts that would be treated as part of his Covered Compensation for such calendar year under the foregoing provisions of this Section 5.6 but for the fact that they are received by the Participant after the end of such calendar year in the case when the Participant ceased to be a Covered Employee by the end of such calendar year and such amounts are paid to the Participant by reason of his employment as a Covered Employee in the last pay period that begins in such calendar year.

5.6.7    Notwithstanding any of the foregoing provisions of this Section 5.6, the “Covered Compensation” of a Participant which is taken into account for any calendar year under the Plan shall be subject to the provisions of Subsection 10.3.5 below.

5.7    Preservation of Capital. In no event shall the value of a Participant’s Cash Balance Account (when used to determine his interest in the Plan), be less than the sum of the amounts credited to his Cash

Balance Account under (i) Sections 5.2, 5.3, and 5.5 above and (ii) Section 5.4 above, but only to the extent, if any, that the interest credit amounts credited to the Participant’s Cash Balance Account under Section 5.4 above for any day exceed the amount that would have been credited to the Cash Balance Account of the Participant for such day based on an assumed annualized interest rate of 4%.

ARTICLE 6

RETIREMENT BENEFITS AND VESTED PERCENTAGE

6.1    Normal Retirement. A Participant who ceases to be an Employee (other than by reason of his death) on the date he first attains his Normal Retirement Age (and prior to his Required Beginning Date) shall be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence, the form in which such benefit will be paid, and the monthly or single sum amount of such benefit shall all be determined under the provisions of Article 7 below.

6.2    Late Retirement. A Participant who continues to be an Employee following the date on which he first attains his Normal Retirement Age (or is still an Employee on his Required Beginning Date in the limited circumstances when such date occurs prior to the date he first attains his Normal Retirement Age) shall also be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence, the form in which such benefit will be paid, and the monthly or single sum amount of such benefit shall all be determined under the provisions of Article 7 below.

6.3    Vested Retirement. A Participant who ceases to be an Employee (other than by reason of his death) prior to becoming eligible for any normal or late retirement benefit under the foregoing provisions of this Article 6, but by the date he ceases to be an Employee has a Vested Percentage above 0% pursuant to the provisions of Section 6.4 below, shall also be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence, the form in which such benefit will be paid, and the monthly or single sum amount of such benefit shall all be determined under the provisions of Article 7 below.

6.4    Vested Percentage. For purposes of determining whether a Participant may be entitled to a retirement benefit under Section 6.3 above, and also for purposes of helping to determine (under the provisions of Articles 7 and 8 below) the amount of each payment of a retirement benefit that may be payable with respect to any Participant who becomes entitled to a retirement benefit under any of the foregoing provisions of this Article 6 (or whose spouse or estate becomes entitled to a death benefit under any of the provisions of Article 8 below), the Participant’s vested percentage under this Plan must be determined. For purposes of all provisions of the Plan, as of any date (for purposes of this Section 6.4, the “subject date”), the “vested percentage” of any Participant shall be determined under the following Subsections of this Section 6.4.

6.4.1    The Participant’s vested percentage shall be 100% if the subject date occurs on or after the date on which the Participant first attains his Normal Retirement Age and the Participant is an Employee on such date.
6.4.2    If (a) Subsection 6.4.1 above does not apply to the Participant, (b) the subject date occurs on or after January 1, 2008, and (c) the Participant completes at least one Hour of Service on or after January 1, 2008 (and by the subject date), then the Participant’s vested percentage shall be 0% if the Participant has not completed at least three years of Vesting Service by the subject date or 100% if the Participant has completed at least three years of Vesting Service by the subject date (except that, if the Participant was a Participant in the Plan as of December 31, 2007, then, notwithstanding the foregoing, the Participant’s vested percentage shall in no event be less than 20% if the Participant has completed at least one but not two years of Vesting Service by the subject date or 40% if the Participant has completed at least two but not three years of Vesting Service by the subject date).

6.4.3    If (a) neither Subsection 6.4.1 or 6.4.2 above applies to the Participant, (b) the Participant completes at least one Hour of Service by the subject date, and (c) either the subject date occurs prior to January 1, 2008 or the Participant fails to complete at least one Hour of Service on or after January 1, 2008, then the Participant’s vested percentage shall be 0% if the Participant has not completed at least one year of Vesting Service by the subject date, 20% if the Participant has completed at least one but not two years of Vesting Service by the subject date, 40% if the Participant has completed at least two but not three years of Vesting Service by the subject date, 60% if the Participant has completed at least three but not four years of Vesting Service by the subject date, 80% if the Participant has completed at least four but not five years of Vesting Service by the subject date, or 100% if the Participant has completed at least five years of Vesting Service by the subject date.
6.5    Other Cessation of Employment. Except as otherwise provided in Article 8 below, if a Participant dies prior to the commencement date of any retirement benefit to which he is entitled under any of the foregoing provisions of this Article 6 or under Section 17.2 below, or if the Participant ceases to be an Employee for any reason at a time when he is not entitled to a retirement benefit under one of the foregoing provisions of this Article 6 or under Section 17.2 below, neither he nor any person claiming by or through him shall be entitled to receive a benefit under the Plan. In such case, his prior interest under this Plan (including his prior interest in his Accrued Benefit) shall be forfeited pursuant to the provisions of Section 11.7 below.

ARTICLE 7

PAYMENT OF RETIREMENT BENEFITS

7.1    Commencement Date of Retirement Benefit. If a Participant is entitled to a retirement benefit under the Plan pursuant to any of the provisions of Article 6 above, then, subject to the provisions of Section 7.5 below, he may, as a part of his filing with a Plan representative of a claim for his retirement benefit under and in accordance with the provisions of Section 7.4 below, elect the specific commencement date as of which his retirement benefit under the Plan will commence to be paid, provided that the elected commencement date meets each and every of the requirements set forth in Subsections 7.1.1 through 7.1.5 below (to the extent such requirements apply to the elected commencement date under the terms of such subsections).
7.1.1    Such commencement date must occur both: (i) no later than the Participant’s Required Commencement Date; and (ii) if the date on which the Participant ceases to be an Employee occurs before the Participant’s Required Commencement Date, after the date on which the Participant ceases to be an Employee.
7.1.2    Such commencement date may not occur more than 180 days after the date (for purposes of this Section 7.1, the “written explanation date”) on which the latest written explanation as to the Participant’s benefit form options and other benefit payment rules that is described in Subsection 7.4.4 below (for purposes of this Section 7.1, the “written explanation”) is provided to the Participant.
7.1.3    Such commencement date may not occur before 30 days have expired after the written explanation date unless all of the following conditions are met:
(a)    the written explanation clearly indicates that the Participant has a right to at least 30 days to consider the form in which his retirement benefit will be paid and elect a permitted form of benefit;
(b)    the Participant affirmatively elects the form in which he wants his retirement benefit to be paid prior to the expiration of the 30-day period beginning on the date that immediately follows the written explanation date;
(c)    the Participant is permitted to amend or revoke an affirmative election he makes for payment of his retirement benefit in any form at least until the later of the date as of which the Participant’s retirement benefit under the Plan will commence based on such election or the expiration of the seven-day period that begins on the date that immediately follows the written explanation date; and
(d)    the actual distribution of the retirement benefit in accordance with the Participant’s affirmative election does not begin before the expiration of the seven-day period that begins on the date that immediately follows the written explanation date.
7.1.4    Such commencement date may occur prior to the date on which the Participant makes a claim for his retirement benefit only if (a) the actual payment of the Participant’s retirement benefit begins to be paid within 180 days after the written explanation date or (b) the actual payment ofthe Participant’s retirement benefit begins to be paid after the end of such 180-day period solely due to administrative reasons.

7.1.5    Such commencement date may occur prior to the written explanation date (in which case such commencement date shall be considered a “retroactive commencement date” under this Subsection 7.1.5) only if all of the following conditions are met:
(a)    such commencement date does not occur before the date that is twelve months before the date on which the Participant’s retirement benefit actually begins to be paid;
(b)    the Participant affirmatively elects the commencement date of his retirement benefit and the form in which he wants his retirement benefit to be paid no later than 180 days after the date on which the earliest written explanation as to the Participant’s benefit form options and other benefit payment rules that is described in Subsection 7.4.4 below is provided to the Participant;
(c)    the Participant’s retirement benefit is paid in the form of an annuity and not in the form of a single sum cash payment pursuant to the Participant’s election of the benefit form for his retirement benefit (and the other provisions of this Plan);
(d)    the Participant’s spouse as of the date the retirement benefit actually begins to be paid (if any) is treated as the Participant’s spouse as of the retroactive commencement date for all purposes of the rules of Article 7 of the Plan (and, if the Participant actually had a different spouse as of his retroactive commencement date, such former spouse is not treated for such purposes as the Participant’s spouse as of such date except to the extent otherwise required by a qualified domestic relations order as defined in section 206(d)(3) of ERISA and section 414(p) of the Code);
(e)    the Participant’s spouse as of the date the benefit actually begins to be paid (if any) consents to the form of the retirement benefit and the retroactive commencement date (even if the form is a Qualified Joint and Survivor Annuity when the spouse’s consent would not be required but for the retroactive commencement date applying) in a manner that would satisfy the requirements of Subsection 7.4.2 below;
(f)    the Participant receives a make-up payment to reflect any missed payments from the retroactive commencement date to the date of the actual make-up payment, with an appropriate adjustment for interest from the dates the missed payments would have been made to the date of the actual make-up payment, which interest adjustment will be based on the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the date of the actual make-up payment occurs (as such interest rate is specified for purposes of Code section 417(e)(3) by the Secretary of the Treasury or his delegate in revenue rulings, notices, or other guidance);
(g)    the actual payment of the Participant’s retirement benefit begins to be paid within 180 days after the written explanation date or the actual payment of the Participant’s retirement benefit begins to be paid after the end of such 180-day period solely due to administrative reasons; and
(h)    the date of the first actual payment of the retirement benefit is substituted for the retroactive commencement date for purposes of Subsections 7.1.1 through 7.1.4 above.
If the Participant makes a claim for his retirement benefit under the Plan but fails to elect the specific commencement date of such benefit, then such commencement date shall be set by the Committee (i) to be relatively close to the date on which the Participant files such claim (but not in any event later than the

Participant’s Required Commencement Date), (ii) to meet all of the requirements of Subsections 7.1.1 through 7.1.4 above, and (iii) to occur in any event after the written explanation date.
7.2    Normal Form of Benefit.

7.2.1    Subject to the other terms of the Plan, if a Participant is not married as of the date a retirement benefit under the Plan commences to be paid to him, such retirement benefit shall be paid in the form of a Single Life Annuity. The monthly amount of such annuity shall be referred to in the other provisions of the Plan as the Participant’s “Accrued Benefit Final Payment Amount” and shall be equal to the result obtained:
(a)    first, by multiplying the Participant’s Accrued Benefit determined as of the commencement date of such retirement benefit by the Participant’s vested percentage determined as of such commencement date;
(b)    second, in the event (and only in the event) such commencement date occurs before the Participant’s 65th birthday, by multiplying the amount determined under paragraph (a) immediately above by the factor identified in Table 2 to this Plan as applicable to a payment age that is the Participant’s attained age (in whole years and months) as of such commencement date. The calculation called for under this paragraph (b) reduces the Participant’s vested Accrued Benefit amount determined under paragraph (a) above by an actuarial factor to reflect the early (pre-age 65) commencement of the Participant’s actual retirement benefit to be paid under the Plan; and
(c)    third and last, in the event (and only in the event) such commencement date occurs after the Participant’s Normal Retirement Date (for purposes of this paragraph (c), his “post-NRD commencement date”), by increasing the amount determined under paragraph (a) above by the amount, if any, that is needed so that the Participant’s retirement benefit when paid in the form of a Single Life Annuity that begins to be paid as of his post-NRD commencement date is at least actuarially equivalent (using the actuarial assumptions referred to in the immediately following sentence) to the Participant’s retirement benefit that would have applied if it had been paid in the form of a Single Life Annuity that commenced as of the later of the Participant’s Normal Retirement Date or the first day of the Plan Year in which his post-NRD commencement date falls and if his retirement benefit as of his Normal Retirement Date or the first day of each Plan Year beginning after his Normal Retirement Date and on or before his post-NRD commencement date had been deemed to be the amount that would have been determined under paragraph (a) above and this paragraph (c) had the Participant permanently ceased to be a Covered Employee no later than such date or day. The actuarial assumptions referred to in the immediately preceding sentence shall be the applicable interest rate and, for purposes of post-commencement mortality, the applicable mortality assumption that apply under Section 11.5 below as of the Participant’s post-NRD commencement date.
7.2.2    Subject to the other terms of the Plan, if a Participant is married as of the date a retirement benefit under the Plan commences to be paid to him, such retirement benefit shall be paid in the form of a Qualified Joint and Survivor Annuity. The following paragraphs of this Subsection 7.2.2 shall determine the monthly amount of such annuity while the Participant is living.
(a)    If the commencement date of the Participant’s retirement benefit occurs on or after January 1, 2008 (in which case the Qualified Joint and Survivor Annuity may be a 50%, 75%, or 100% Qualified Joint and Survivor Annuity), then, subject to the provisions of subparagraphs (i) and (ii) below, the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant shall be equal to the monthly amount that makes such annuity actuarially equivalent (using the actuarial assumptions referred to in the immediately following sentence) to the Participant’s retirement benefit if it was paid in the form of a Single Life Annuity that commences as of the same commencement date as applies to such Qualified Joint and Survivor Annuity. The actuarial assumptions referred to in the immediately preceding sentence shall be: (1) an interest rate assumption of 6% per annum; and (2) the mortality rates specified in the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67.
(i)    Notwithstanding the foregoing provisions of this paragraph (a) and pursuant to the provisions of the first sentence of Subsection 11.5.5 below, if the commencement date of the Participant’s retirement benefit occurs on or after January 1, 2008, if the Participant had been a Participant in the Plan prior to January 1, 2008, and if the Participant’s retirement benefit is paid in the form of a 50% Qualified Joint and Survivor Annuity, then the monthly amount of such 50% Qualified Joint and Survivor Annuity (that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant) shall not in any event be less than the monthly amount that would be determined for such 50% Qualified Joint and Survivor Annuity had: (A) the Participant permanently ceased to be an Employee no later than as of December 31, 2007 (and thus as if no service or compensation of the Participant were completed or received by him after such date); and (B) instead of and in substitution for the Plan’s actuarial assumptions or factors referred to in the second sentence of this paragraph (a), the actuarial assumptions or factors used in the Plan with respect to the determination of the monthly amount of such benefit been the Plan’s actuarial assumptions or factors which were in effect as of December 31, 2007 (and which actuarial assumptions and factors are noted in paragraph (b) below).
(ii)    Also notwithstanding the foregoing provisions of this paragraph (a), if the commencement date of the Participant’s retirement benefit occurs on or after January 1, 2008, if the Participant had been a Participant in the Plan prior to January 1, 2008, and if the Participant’s retirement benefit is paid in the form of a 75% Qualified Joint and Survivor Annuity or a 100% Qualified Joint and Survivor Annuity, then the monthly amount of such 75% Qualified Joint and Survivor Annuity or 100% Qualified Joint and Survivor Annuity (that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant) shall not in any event be less than the monthly amount that makes such annuity actuarially equivalent (using the actuarial assumptions referred to in the second sentence of this paragraph (a)) to the Participant’s retirement benefit if it was paid in the form of a 50% Qualified Joint and Survivor Annuity that commences as of the same commencement date as applies to such 75% Qualified Joint and Survivor Annuity or 100% Qualified Joint and Survivor Annuity.
(b)    If the commencement date of the Participant’s retirement benefit occurred prior to January 1, 2008 (in which case the Qualified Joint and Survivor Annuity is a 50% Qualified Joint and Survivor Annuity, since that was the only type of Qualified Joint and Survivor Annuity then permitted under the Plan), then the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant during the joint lives of the Participant and the person who was his spouse on the date as of which the annuity commenced to be paid to the Participant shall be equal to a percentage of the monthly amount that would otherwise have applied to the retirement benefit if it was paid in the form of a Single Life Annuity that commenced as of the same commencement date as applied to such Qualified Joint and Survivor Annuity. Such percentage shall be based upon the Participant’s attained age on the commencement date of his retirement benefit and in accordance with the following rules: (i) less than 30 years of age, 97%; (ii) at least 30 but less than 40 years of age, 95%; (iii) at least 40 but less than 50 years of age, 92%; and (iv) at least 50 years of age, 90%. Such “97%,” “95%,” “92%,” or “90%” factor, as the case may be, shall for all purposes of the Plan (including the provisions of Section 11.5 below) be considered an actuarial assumption that is used to make the Participant’s retirement benefit when payable in the form of a 50% Qualified Joint and Survivor Annuity that commenced as of any date prior to

January 1, 2008 actuarially equivalent to such retirement benefit when payable in the form of a Single Life Annuity that commenced as of the same pre-January 1, 2008 date.
(c)    Further, if the person who is the Participant’s spouse on the date as of which the Qualified Joint and Survivor Annuity commences to be paid to the Participant (for purposes of this paragraph (c), the Participant’s “spouse”) predeceases the Participant, the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant after the death of his spouse shall be equal to the same monthly amount that would otherwise have applied to the Participant’s retirement benefit if it had been paid in the form of a Single Life Annuity beginning as of the same commencement date as applies to such Qualified Joint and Survivor Annuity.
7.3    Optional Forms of Benefit. A Participant entitled to any retirement benefit under the Plan may elect to receive such benefit, in lieu of the normal form of benefit otherwise payable under Section 7.2 above and provided all of the election provisions of Section 7.4 below are met, in either of the following forms: (a) a Single Life Annuity (which is an optional form only for a Participant who is married as of the date as of which his retirement benefit commences); or (b) a single sum cash payment.

7.3.1    If the Participant elects to receive such retirement benefit in the optional form of a Single Life Annuity, then the monthly amount of such annuity shall be equal to the Participant’s Accrued Benefit Final Payment Amount determined as of the commencement date of such retirement benefit.

7.3.2    If the Participant elects to receive such retirement benefit in the optional form of a single sum payment, then the single sum amount of such optional form shall be equal to the greater of:

(a)    the amount that would make the optional single sum payment form actuarially equivalent to the Participant’s retirement benefit if such benefit were paid in a Single Life Annuity form which commences as of the later of the Participant’s Normal Retirement Date or the same date as of which the optional single sum form is paid and which has a monthly amount equal to the product produced by multiplying (i) the Participant’s Accrued Benefit determined as of the date as of which the optional single sum form is paid by (ii) the Participant’s vested percentage determined as of the same date, with the actuarial assumptions to be used in determining such amount being the applicable interest rate and applicable mortality assumption that apply under Section 11.5 below as of the date as of which the optional single sum form is paid; or

(b)    the amount produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the date as of which the optional single sum form is paid by (ii) the Participant’s vested percentage determined as of the same date.

7.4    Claim for Benefit.

7.4.1    A Participant entitled to a retirement benefit under the Plan may, in a writing filed with a Plan representative (on a form prepared or accepted by the Committee), file a claim that such benefit commence and elect to receive his retirement benefit in the normal form that otherwise applies to him under Section 7.2 above or to waive such normal form and instead to have such benefit paid in any optional form permitted him under Section 7.3 above, provided that such claim and election is made: (a) after the date (for purposes of this Section 7.4, the “written explanation date”) on which the latest written explanation as to the Participant’s benefit form options and other benefit payment rules and that is described in Subsection 7.4.4 below (for purposes of this Section 7.4, the “written explanation”) is provided to the Participant; (b) no more than 180 days before the date that becomes the commencement date of his retirement benefit under Section 7.1 above; and (c) no later than the date that becomes the commencement date of his retirement benefit under Section 7.1 above (except that his claim for a benefit may be made after the date that becomes the commencement date of his retirement benefit under Section 7.1 above if the provisions of Subsection 7.1.4 above are met).
7.4.2    Notwithstanding the provisions of Subsection 7.4.1 above but subject to the last sentence of this Subsection 7.4.2 and to the provisions of Subsection 7.1.5 above, if a Participant is married on the date as of which his retirement benefit commences, his election of any optional form permitted him under Section 7.3 above is not effective unless the person who is the spouse of the Participant as of the commencement date of the retirement benefit consents, in a writing filed with a Plan representative (on a form prepared or accepted by the Committee), to such election of the named optional form within the same period in which the Participant has to make his election, with the spouse’s consent acknowledging the effect of such consent and being witnessed by a notary public or a Plan representative. Any such spouse’s consent shall be irrevocable once received by a Plan representative. However, any consent of the Participant’s spouse otherwise required under this Subsection 7.4.2 shall not be required if it is established to the satisfaction of a Plan representative that the consent cannot be obtained because no spouse exists, because the spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his delegate allows in regulations.
7.4.3    If a Participant elects a form of payment different than his normal form under Section 7.2 above, he may amend or revoke that election by a written notice filed with a Plan representative (on a form prepared or accepted by the Committee) before the commencement date of his retirement benefit under the Plan (or, if the Participant elects a commencement date for such benefit that is before, or in any event less than 30 days after, the date on which the written explanation is provided to the Participant, he may amend or revoke his election of a form of payment different than his normal form under Section 7.2 above until the later of the commencement date of his retirement benefit as based on his election or the expiration of the seven-day period that begins on the date that immediately follows the written explanation date); provided that if the Participant desires to elect another form of payment different than the normal form applicable to him, the conditions of Subsections 7.4.1 and 7.4.2 above must be satisfied as if that amendment were a new election.
7.4.4    The Committee shall provide each Participant who is entitled to a retirement benefit under the Plan a written explanation of:
(a)    a description of each available form of benefit in which the Participant’s retirement benefit can be paid;
(b)    a description of the eligibility conditions and any other material features of each such form of benefit; and
(c)    any other items that are required to be contained in the written explanation by Treasury regulations and/or Internal Revenue Service notices or other guidance, including, when and to the extent required by such Treasury regulations or other guidance and to the extent applicable to the Participant’s benefit, a description of the financial effect of electing any available form of benefit, the relative value of each optional form of benefit compared to the normal form in which the Participant’s benefit will be paid in the absence of the Participant electing out of such form (or, to the extent permitted by such Treasury regulations or other guidance, compared to a different form of benefit), and the right of the Participant to defer receipt of the Participant’s benefit and of the consequences of failing to defer such receipt.
7.4.5    The Committee or a Plan representative shall provide the written explanation to a Participant at any time deemed appropriate by the Committee and in any event within a reasonable administrative period after the Participant notifies the Committee that he desires to commence payment of his benefit (if he is then eligible, or if it is anticipated that he will soon be eligible, to commence such benefit) and/or within a reasonable administrative period prior to the latest date that such benefit must commence under the other provisions of the Plan. The written explanation shall be deemed to have been provided the Participant for purposes of the other provisions of the Plan on the date it either is personally delivered to the Participant, is addressed to the Participant and deposited in the mail (first class or certified mail, postage prepaid) by the Committee or a Plan representative, or is provided in such other manner as is permitted by Treasury regulations.

7.5    Automatic Single Sum Payment. The provisions of this Section 7.5 will apply to any retirement benefit of a Participant notwithstanding any other provision of the Plan to the contrary.
7.5.1    If any retirement benefit payable under the Plan to a Participant has a present value of $1,000 or less as of such benefit’s distribution date, then such retirement benefit will be converted to and paid as a single sum cash payment as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date) instead of being paid in any other form or as of any other date.
7.5.2    For purposes of this Section 7.5, the “distribution date” of any Participant’s retirement benefit under the Plan means the date as of which the single sum payment amount of such benefit is determined by a Plan representative under the Plan’s administrative processes, which date (a) shall occur on or after the date on which the Participant ceases to be an Employee and no more than 90 days before the first date on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the Participant (e.g., after calculating the single sum payment amount of such benefit, confirming the Participant’s ceasing of Employee status, and meeting all requirements set forth in the other provisions of the Plan as to providing the Participant the opportunity to elect a direct rollover of such benefit to the extent a direct rollover of such benefit is permitted under the Code) and (b) shall in no event occur later than the Participant’s Required Commencement Date.
7.5.3    For purposes of this Section 7.5, the present value as of any date (for purposes of this Subsection 7.5.3, the “subject date”) of a Participant’s retirement benefit shall be equal to the greater of:

(a)    the amount that would make the single sum payment of such amount as of the subject date actuarially equivalent to the Participant’s retirement benefit if such benefit were paid in a Single Life Annuity form which commences as of the later of the Participant’s Normal Retirement Date or the subject date and which has a monthly amount equal to the product produced by multiplying (i) the Participant’s Accrued Benefit determined as of the subject date by (ii) the Participant’s vested percentage determined as of the same date, with the actuarial assumptions to be used in determining such amount being the applicable interest rate and applicable mortality assumption that apply under Section 11.5 below as of the date as of which the optional single sum form is paid; or

(b)    the amount produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the subject date by (ii) the Participant’s vested percentage determined as of the same date.

7.6    Reemployment of Participant Prior to Required Beginning Date. Except as provided in Subsection 7.6.4 below, if a Participant ceases to be an Employee, thereby becomes entitled to the distribution of a retirement benefit under the Plan that is attributable to his service prior to such termination of employment (for purposes of this Section 7.6, the Participant’s “prior retirement benefit”), and later resumes employment as an Employee, then Subsections 7.6.1 through 7.6.3 below shall apply to such situation.

7.6.1    If payment of the Participant’s prior retirement benefit has not been made or begun in any form by the time of the Participant’s reemployment and can under reasonable administrative procedures be stopped by the Committee before such payment is made or begins, no payment of his prior retirement benefit shall be made and neither he nor anyone claiming by or through him shall be entitled to receive any Plan benefit solely by reason of his earlier ceasing to be an Employee.

7.6.2    If payment of the Participant’s prior retirement benefit has been made or begun in any form by the time of the Participant’s reemployment or cannot in any event be stopped from being made or beginning by the Committee, then: (a) if the Participant’s prior retirement benefit was being paid in the form of an annuity and the Participant’s earlier ceasing to be an Employee occurred prior to December 31, 1993, the annuity payments of such benefit shall be suspended during any period after his reemployment when he is a Covered Employee; but (b) the payment of his prior retirement benefit shall not be suspended or changed in any manner or at any time in any other case.

7.6.3    The Participant shall be entitled to a new retirement benefit (for purposes of this Subsection 7.6.3, the Participant’s “new retirement benefit”) after the earlier of the first date after his reemployment on which the Participant next ceases to be an Employee or his Required Beginning Date. The form and commencement date of the Participant’s new retirement benefit shall be determined under the provisions of the foregoing sections of this Article 7 without regard to whether his prior retirement benefit had ever actually been paid or started being paid before the commencement date of his new retirement benefit; except that the monthly or single sum amount of the Participant’s new retirement benefit, when it is paid or begins to be paid, shall be determined to be the amount that would apply to the Participant’s retirement benefit under the Plan if his prior retirement benefit never had been paid or begun to be paid before the commencement date of his new retirement benefit and if he had never elected under the provisions of Section 8.3 below to waive the death benefit otherwise applicable to him under Section 8.1 or 8.2 below (with such amount being referred to as the “initially determined amount” in this Subsection 7.6.3), subject to the adjustments set forth in the following paragraphs of this Subsection 7.6.3.

(a)    If the payment of the Participant’s prior retirement benefit was paid in the form of a single sum payment or was paid in the form of an annuity that was suspended pursuant to the provisions of clause (a) of Subsection 7.6.2 above, then the initially determined amount shall be reduced by the sum of each payment actually made to the Participant of his prior retirement benefit before the commencement date of the Participant’s new retirement benefit, together with interest on such payment. When the commencement date of the Participant’s new retirement benefit occurs prior to October 1, 2003, such interest shall be determined (without compounding) from the original date as of which such payment was made to the date the Participant is reemployed as an Employee at the rate or rates of interest determined for purposes of section 411(c)(2)(C) of the Code for such initial period and from such reemployment date to the commencement date of the Participant’s new retirement benefit at the rate or rates that would have been used under Section 5.4 above for determining interest credit amounts to a Cash Balance Account of the Participant if the Participant had had a Cash Balance Account throughout such latter period. When the commencement date of the Participant’s new retirement benefit occurs on or after October 1, 2003, such interest shall be determined (without compounding) from the original date as of which such payment was made to the commencement date of the Participant’s new retirement benefit at the rate or rates that would have been used under Section 5.4 above for determining interest credit amounts to a Cash Balance Account of the Participant if the Participant had had a Cash Balance Account throughout such period.

(b)    If the Participant’s prior retirement benefit was paid in the form of an annuity that was not suspended upon the Participant’s reemployment as an Employee by reason of the provisions of clause (b) of Subsection 7.6.2 above, then the initially determined amount shall be reduced by an amount equal to the monthly or single sum amount that would apply to the Participant’s new retirement benefit if he had performed no services and received no Covered Compensation as a Covered Employee after his reemployment (and if such new retirement benefit commenced as of the commencement date that applies to such new retirement benefit without regard to this paragraph (b)).

(c)    Notwithstanding the provisions of paragraph (a) above, no reduction shall be made in the initially determined amount by reason of the provisions of paragraph (a) above if (i) the Participant had received his prior retirement benefit in the form of a single sum payment prior to both the commencement date of the Participant’s new retirement benefit and January 1, 2003, (ii) the Participant is a Covered Employee after his reemployment, and (iii) the Participant repays, before the earlier of (A) five years after the first date on which he is reemployed as a Covered Employee or (B) the date he incurs five consecutive Breaks in Service following the original date as of which the single sum payment of his prior retirement benefit was made, the full amount of such single sum payment plus interest thereon. When such repayment is made prior to October 1, 2003, such interest shall be determined (without compounding) from the original date as of which such payment was made to the date the Participant is reemployed as an Employee at the rate or rates of interest determined for purposes of section 411(c)(2)(C) of the Code for such initial period and from such reemployment date to the repayment date of such payment at the rate or rates that would have been used under Section 5.4 above for determining interest credit amounts to a Cash Balance Account of the Participant if the Participant had had a Cash Balance Account throughout such latter period. When such repayment is made on or after October 1, 2003, such interest shall be determined (without compounding) from the original date as of which such payment was made to the repayment date of such payment at the rate or rates that would have been used under Section 5.4 above for determining interest credit amounts to a Cash Balance Account of the Participant if the Participant had had a Cash Balance Account throughout such period.

7.6.4    If a former Participant (a) is or was reemployed after December 31, 2008 (and, therefore, in accordance with Subsection 2.1.9 above never becomes a Covered Employee on or after his reemployment date) and (b) his prior retirement has been made or begun in any form by the time of the his reemployment (and in accordance with Subsection 7.6.2 above, is not suspended or changed in any manner or at any time merely by reason of such reemployment), then, because he will have accrued no benefit under the Plan on or after his reemployment date, neither the Participant nor any person claiming by or through him shall be entitled to receive any additional or adjusted benefit when he later ceases to be an Employee (or reaches his Required Beginning Date).

7.6.5    For purposes of this Section 7.6 and Section 7.8 below, if, under the terms of Subsection 21.1.1 below, a Participant’s prior retirement benefit has been bifurcated into a restricted portion and an unrestricted portion and the Participant elected to commence payment of the unrestricted portion and delay payment of the restricted portion, the provisions of this Section 7.6 and Section 7.8 below shall be applied separately to the restricted portion and unrestricted portion of the Participant’s prior retirement benefit.

7.7    Employment After Age 65.

7.7.1    Notwithstanding any other provision hereof to the contrary, if a Participant who has attained age 65 remains an Employee but completes less than 40 Hours of Service in any calendar month that begins after he has attained age 65 (and prior to his Required Beginning Date) and in which he is employed as an Employee, he shall be entitled to elect under this Subsection 7.7.1 to commence, as of the first day of any calendar month beginning after such less-than-40 Hour of Service month, the payment of the retirement benefit (if any) he has then accrued and become vested in under the Plan, with such election to be made in accordance with (and subject to) the other provisions of this Plan in the same manner as such provisions would be applied if the Participant had ceased to be an Employee at the end of such less-than-40 Hour of Service month. However, such retirement benefit shall, if it is being paid in the form of an annuity, cease to be paid beginning with the first calendar month subsequent to such less-than-40 Hour of Service month in which the Participant completes 40 or more Hours of Service, unless either the Participant’s Required Beginning Date occurs in such subsequent month or both the Participant has by the end of such subsequent month reached his Normal Retirement Age and he elects in a writing filed with the Committee that such benefit shall continue to be paid without interruption (which election to continue the payment of his retirement benefit shall be irrevocable).

7.7.2    In the event a Participant’s retirement benefit under the Plan is paid or begins to be paid by reason of the provisions of Subsection 7.7.1 above, then the provisions of Section 7.6 above and Section 7.8 below shall both be applied in the same manner as if the Participant had ceased to be an Employee, but had then been reemployed as an Employee immediately thereafter, at the end of the latest calendar month which precedes the calendar month in which the Participant’s retirement benefit under the Plan commences pursuant to the provisions of Subsection 7.7.1 above.

7.8    Requirements of Code Section 401(a)(9) and Additional Accruals After Required Beginning Date.

7.8.1    Notwithstanding any other provisions of the Plan to the contrary, the requirements of section 401(a)(9) of the Code (as modified to the extent provided in Subsection 2.1.22 above) shall apply to the Plan, and such Code section is hereby incorporated into the Plan. Such Code section (as modified to the extent provided in Subsection 2.1.22 above) requires, among other things, that any Participant’s retirement benefit under the Plan must begin to be paid no later than the Participant’s Required Beginning Date. The Plan shall apply the requirements of section 401(a)(9) of the Code to any distribution made under the Plan in accordance with any final regulations issued under Code section 401(a)(9) that by their terms apply to such distribution. In this regard, the Plan shall apply the requirements of section 401(a)(9) of the Code, including the incidental benefit requirements of Code section 401(a)(9)(G), in accordance with the requirements of Treasury Regulations section 1.401(a)(9)-2 through 1.409(a)(9)-9.
7.8.2    Subject to the other provisions of this Section 7.8 and the provisions of Subsection 7.6.5 above, if a Participant continues to be employed or is reemployed as an Employee after his Required Beginning Date, any prior distribution of the Participant’s retirement benefit under the Plan shall not be suspended (or adjusted in amount or form) merely by reason of such continued employment or reemployment except to the extent provided in this Subsection 7.8.2.

(a)    If the Participant has not accrued any benefit under the Plan after the prior payment of his retirement benefit was made (in a single sum payment) or begun (in an annuity form), then the payment of his retirement benefit shall not be suspended or adjusted (in amount or form) in any manner or at any time merely by reason of such continued employment or reemployment and neither the Participant nor any person claiming by or through him shall be entitled to receive any additional or adjusted benefit when he later ceases to be an Employee.

            (b)    If the Participant accrued a benefit under the Plan after the prior payment of his retirement benefit was made (in a single sum payment) or begun (in an annuity form), then the payment of his retirement benefit shall not be suspended or adjusted (in amount or form) merely by reason of such continued employment or reemployment until the Participant next ceases to be an Employee. In such a case, upon the first date after the Participant’s Required Beginning Date on which the Participant ceases to be an Employee, his latest retirement benefit under the Plan that began being paid prior to his Required Beginning Date shall be redetermined.

(i)    Any such redetermined retirement benefit shall be paid in the same form as the form in which his latest retirement benefit under the Plan was made to the Participant prior to the applicable redetermination date if such form of prior Plan benefit payments was an annuity form, and any such redetermined retirement benefit shall commence as of the first date after the Participant ceases to be an Employee (following his Required Beginning Date). If the form of his latest retirement benefit under the Plan was not an annuity form, then the form and commencement date of such redetermined retirement benefit shall be determined under the provisions of the foregoing sections of this Article 7 as if no Plan benefit payments prior to the applicable redetermination date had occurred.

(ii )    The monthly or single sum amount of his redetermined retirement benefit, when it is paid or begins to be paid as of such redetermination date, shall be the amount that would apply to the Participant’s retirement benefit under the Plan if such retirement benefit never had been paid or begun to be paid before the redetermination date but was reduced by the sum of each payment made of such retirement benefit, together with interest on such payment, compounded annually, from the original date as of which such payment was made to such redetermination date at the rate or rates used for determining interest credit amounts to Cash Balance Accounts for Employees under Section 5.4 above for such period (or, for any portion of such period in which the Participant is not an Employee, at the rate or rates determined under section 411(c)(2)(C) of the Code for such portion); except that, if the form of the Participant’s latest retirement benefit under the Plan as of such redetermination date had been an annuity form, the monthly amount of the Participant’s redetermined retirement benefit as of such redetermination date shall not be less than the monthly amount of such annuity as in effect immediately prior to such redetermination date.

ARTICLE 8

DEATH BENEFITS

8.1    Unmarried Participants. If an unmarried Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, then, unless waived under the provisions of Section 8.3 below, a death benefit shall be paid to his estate. Such death benefit shall be paid in the form of a single sum cash payment that is made as of such benefit’s distribution date.

(a)    The amount of such single sum payment shall be equal to the product produced by multiplying the amount credited to the Participant’s Cash Balance Account on such date by the Participant’s vested percentage determined as of the date of his death.

(b)    For purposes of this Section 8.1, the “distribution date” of an unmarried Vested Participant’s estate’s death benefit under the Plan means: (i) when the Participant’s death occurs prior to March 28, 2005, the first date after the Participant’s death that the Plan is administratively able to determine the amount of such benefit in preparation for its distribution; or (ii) when the Participant’s death occurs on or after March 28, 2005, on a date chosen by the Committee that occurs after the Participant’s death and no more than 90 days before the first date after such death on which the Plan is in a position administratively to actually distribute such benefit to the estate (e.g., after calculating the single sum payment amount of such benefit and confirming the Participant’s death).

8.2    Married Participants. If a married Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, then, unless waived under the provisions of Section 8.3 below and subject to the following provisions of this Section 8.2, the Participant’s surviving spouse shall be entitled to a death benefit that is described in and payable under the following subsections of this Section 8.2.

8.2.1    The Participant’s surviving spouse may, after the Participant’s death and in accordance with reasonable administrative procedures adopted by the Committee, elect to receive such death benefit in the form of a single sum cash payment that is paid: (1) when the Participant’s death occurs prior to March 28, 2005, as of the first date after such spouse’s election on which the Plan is administratively able to determine the amount of such benefit in preparation for its distribution; or (2) when the Participant’s death occurs on or after March 28, 2005, as of a date chosen by the Committee under its administrative processes that occurs after such spouse’s election and no more than 90 days before the first date after such death on which the Plan is in a position administratively to distribute such benefit to the surviving spouse (e.g., after calculating the single sum payment amount of such benefit, confirming the Participant’s death, and meeting all requirements set forth in the other provisions of the Plan as to providing the spouse an opportunity to elect a direct rollover of such benefit in the event a direct rollover of such benefit is permitted under the Code). The amount of such single sum payment shall be equal to the product produced by multiplying (1) the amount credited to the Participant’s Cash Balance Account as of such date by (2) the Participant’s vested percentage determined as of the date of his death.

(a)It is provided, however, that if the Participant’s surviving spouse fails to elect in writing to have such death benefit paid in one single sum under the foregoing provisions of this Subsection 8.2.1, such death benefit shall be paid to the Participant’s spouse in the form of a monthly annuity that is payable for the life of the Participant’s spouse and that commences as of the later of the date which would be the Participant’s Normal Retirement Date if he had not died or the first date following the Participant’s death on which the Plan is administratively able to determine the amount of such benefit in preparation for its distribution. Notwithstanding the foregoing, if the Participant dies before his Normal Retirement Date, the Participant’s surviving spouse may elect, after the Participant’s death and prior to the date which would have been the Participant’s Normal Retirement Date if he had not died and in accordance with reasonable administrative procedures adopted by the Committee, to commence such monthly annuity prior to the date which would have been the Participant’s Normal Retirement Date if he had not died. If such election is made, such annuity shall commence as of a date (set by the Committee) that is within a reasonable administrative period after such spouse’s election and prior to the date which would have been the Participant’s Normal Retirement Date if he had not died.

(b)    The monthly amount of any annuity described in paragraph (a) above shall be the amount that makes such annuity actuarially equivalent to such death benefit if such benefit had been paid in the form of a single sum payment that is made as of the date as of which the annuity commences to be paid and that has an amount equal to the product produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the date as of which the annuity commences to be paid by (ii) the Participant’s vested percentage determined as of the date of his death. The actuarial assumptions to be used in determining such monthly amount shall be the applicable interest rate and applicable mortality assumption that apply under Section 11.5 below as of the commencement date of such annuity.

8.2.2    Notwithstanding the provisions of Subsection 8.2.1 above, if (1) the death benefit payable under this Section 8.2 to the surviving spouse of a Vested Participant has a present value of $5,000 or less as of such benefit’s distribution date and (2) such benefit has not begun to be paid to the Participant’s surviving Spouse prior to such benefit’s distribution date, then such death benefit shall be converted to and paid as a single sum cash payment as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date).

(a)    For purposes of this Subsection 8.2.2, the present value as of the distribution date of such spouse’s death benefit shall be equal to the product produced by multiplying (i) the amount credited to the Participant’s Cash Balance Account as of the distribution date by (ii) the Participant’s vested percentage determined as of the date of his death.

(b)    Also for purposes of this Subsection 8.2.2, the “distribution date” of a Participant’s surviving spouse’s death benefit under the Plan means the date as of which the single sum payment amount of such benefit is: (i) when the Participant’s death occurs prior to March 28, 2005, the first date after the Participant’s death that the Plan is administratively able to determine the amount of such benefit in preparation for its distribution; or (ii) when the Participant’s death occurs after March 28, 2005, a date chosen by the Committee that occurs after the Participant’s death and no more than 90 days before the first date after such death on which the Plan is in a position administratively to actually distribute such benefit to the surviving spouse, (e.g., after calculating the single sum payment amount of such benefit, confirming the Participant’s death, and meeting all requirements set forth in the other provisions of the Plan as to providing the spouse an opportunity to elect a direct rollover of such benefit to the extent a direct rollover of such benefit is permitted under the Code).

8.2.3    Notwithstanding the provisions of Subsections 8.2.1 and 8.2.2 above, in no event shall the monthly amount or single sum amount of the death benefit payable to the married Vested Participant’s surviving spouse under Subsection 8.2.1 or 8.2.2 above be less than the monthly or single sum amount (as appropriate) that makes such benefit actuarially equivalent to the survivor benefit that would otherwise have been paid to such spouse if such Participant had ceased to be an Employee prior to his death (if he had not already done so) and had begun the payment of the retirement benefit to which he was entitled in the form of a 50% Qualified Joint and Survivor Annuity commencing immediately prior to the date as of which the death benefit payable to his surviving spouse under this Section 8.2 commences or is paid. The actuarial assumptions to be used in determining such monthly or single sum amount shall be the applicable interest rate and the applicable mortality assumption that apply under Section 11.5 below as of the commencement date of such benefit.

8.2.4    Further, notwithstanding the foregoing provisions of this Section 8.2, if the surviving spouse of a Vested Participant is entitled to a death benefit under the foregoing provisions of this Section 8.2 but the spouse dies before the date as of which such death benefit is to be paid or begin to be paid under the foregoing provisions of this Section 8.2, then such death benefit shall be paid to the estate of the spouse in the form of a single sum cash payment that is equal to the product produced by multiplying (a) the amount credited to the Participant’s Cash Balance Account as of the date of the spouse’s death by (b) the Participant’s vested percentage determined as of the date of his death and is paid as of the day next following the date of the spouse’s death.

8.3    Waiver of Death Benefit. If during any period occurring prior to March 1, 2012 a Participant would otherwise have interest rate credits to his Cash Balance Account determined under the provisions of Subsection 5.4.5 above, he may elect prior to March 1, 2012 to waive the death benefit otherwise applicable to him under Section 8.1 or 8.2 above. In the event of such a waiver, then, notwithstanding any of the provisions of Subsection 5.4.5 above to the contrary, the assumed annualized interest rate applicable to his Cash Balance Account under Subsection 5.4.5 above on any date prior to March 1, 2012 shall be 4% (instead of 3.5%) while the waiver is in effect. Prior to March 1, 2012, any waiver referred to in this Section 8.3 shall also be subject to the following subsections of this Section 8.3.

8.3.1    In the case of an unmarried Participant: (a) such waiver may be elected (and put into effect) or revoked in a writing filed with a Plan representative (on a form prepared or accepted by the Committee) at any time prior to his death; and (b) such waiver shall be automatically revoked if the Participant marries and fails to make the election called for under Subsection 8.3.2 below.

8.3.2    In the case of a married Participant: (a) such waiver may be elected (and put into effect) or revoked in a writing filed with a Plan representative (on a form prepared or accepted by the Committee) at any time prior to his death; (b) the Participant’s spouse must consent in a writing filed with a Plan representative (on a form prepared or accepted by the Committee) to the election of the waiver (with such consent acknowledging the effect of the election and being witnessed by a Plan representative or notary public); (c) in the case of a waiver made before the Plan Year in which the Participant attains age 35, such waiver shall be automatically revoked on the first day of the Plan Year in which the Participant attains age 35 (and must be reelected on or after such date in order to become again effective); and (d) within the applicable period, the Participant shall be provided a written explanation of the death benefit under Section 8.2 above in a manner comparable to the explanation that is provided under Subsection 7.4.4 above. The “applicable period” for giving the written explanation under clause (d) of the immediately preceding sentence shall be whichever of the following periods ends later: (a) the first day of the three-year period ending on the last day of the Plan Year in which the Participant attains age 35; or (b) the two-year period ending one year after the date on which the Participant becomes a Participant. Notwithstanding the foregoing, in the case of a Participant who ceases to be an Employee prior to the Plan Year in which he attains age 35, such explanation also must be provided within the three-year period ending on the first anniversary of the date on which he ceases to be an Employee.

Notwithstanding any of the foregoing provisions of this Section 8.3, the provisions of this Section 8.3 shall not apply on any day after February 29, 2012 (and thus no waiver of the death benefit otherwise applicable under Section 8.1 or 8.2 above to any Participant shall be valid on any day after February 29, 2012).

ARTICLE 9

SPECIAL MINIMUM, EARLY RETIREMENT
WINDOW, AND TRANSITION BENEFITS

9.1    Minimum Benefit. Notwithstanding any other provision hereof to the contrary, if a Participant has his Cash Balance Account include an amount (for purposes of this Section 9.1, the “prior plan amount”) that derives from an Accrued Benefit under the Prior Pension Plan (or an accrued benefit under another plan) by reason of the provisions of Section 5.2 above, then, when determined as of any date (for purposes of this Section 9.1, the “subject date”):

9.1.1    his Accrued Benefit Final Payment Amount (as otherwise is generally calculated under the provisions of Subsection 7.2.1 above) shall not be less than the product produced by multiplying (a) the monthly amount that would have applied to the Participant’s retirement benefit under the terms of the plan from which the prior plan amount derives (as determined as of the date that immediately precedes the date as of which the prior plan amount is credited to the Participant’s Cash Balance Account and as if the Participant had ceased accruing any further benefits under such plan as of such date) if such benefit were paid in the form of a Single Life Annuity that commences as of the later of the Participant’s 65th birthday or the subject date by (b) a factor derived from Table 2 under the Plan as in effect immediately prior to January 1, 1997 (or, if the prior plan amount derives from a plan other than the Prior Pension Plan, the corresponding early commencement table of such other plan) that applies to non-cash balance benefits and a payment age that is the Participant’s attained age (in whole years and months) as of the subject date; and

9.1.2    his Accrued Benefit (as otherwise is generally calculated under the provisions of Subsection 2.1.1 above) shall not be less than the monthly amount that would have applied to the Participant’s retirement benefit under the terms of the plan from which the prior plan amount derives (as determined as of the date that immediately precedes the date as of which the prior plan amount is credited to the Participant’s Cash Balance Account and as if the Participant had ceased accruing any further benefits under such plan as of such date) if such benefit were paid in the form of a Single Life Annuity that commences as of the later of the Participant’s 65th birthday or the subject date.

9.2    Transition Retirement Benefits. The provisions of this Section 9.2 shall apply notwithstanding any other provision of the Plan.

9.2.1    When determined as of any date (for purposes of this Subsection 9.2.1, the “subject date”), the Accrued Benefit Final Payment Amount (as is otherwise generally calculated under the provisions of Subsection 7.2.1 above) of a Transition Group Participant (as defined in Subsection 9.2.4(d) below) shall not be less than: (a) if the subject date occurs on or after the Transition Group Participant’s Normal Retirement Date or in any event is a date as of which a retirement benefit could have commenced to the Transition Group Participant under the terms of the Prior Pension Plan had the Prior Pension Plan continued in effect unamended, the Transition Group Participant’s Prior Pension Plan Amount determined as of the subject date under the provisions of Subsection 9.2.4(a) below; or (b) if the subject date occurs prior to the Transition Group Participant’s Normal Retirement Date and is not a date as of which a retirement benefit could have commenced to the Transition Group Participant under the terms of the Prior Pension Plan had the Prior Pension Plan continued in effect unamended, the product produced by multiplying (i) the Transition Group Participant’s Prior Pension Plan Amount determined as of his 65th birthday under the provisions of Subsection 9.2.4(a) below by (ii) a factor derived from Table 2 to the Plan as in effect immediately prior to January 1, 1997 that applies to non-cash balance benefits and a payment age that is the Participant’s attained age (in whole years and months) as of the subject date. In addition, when determined as of the subject date, the Transition Group Participant’s Accrued Benefit (as is otherwise generally calculated under the provisions of Subsection 2.1.1 above) shall not be less than the Transition Group Participant’s Prior Pension Plan Amount determined as of the later of his 65th birthday or the subject date under the provisions of Subsection 9.2.4(a) below.

9.2.2    In no event shall the monthly amount of any death benefit provided under Article 8 above to a surviving spouse of a Transition Group Participant (as defined in Subsection 9.2.4(d) below), determined as if such benefit were paid in the form of a monthly annuity for the life of the surviving spouse that commences as of the date as of which such death benefit commences to be paid, be less than the surviving spouse’s Prior Pension Plan Survivor Amount (as defined in Subsection 9.2.4(b) below) when determined as of the applicable determination date.

9.2.3    If a Transition Group Participant (as defined in Subsection 9.2.4(d) below) whose Term of Employment (as defined in the Prior Pension Plan) at the time he ceases to be an Employee is 15 or more years and who is not a Service Pension Eligible Participant (as defined in Subsection 9.2.4(c) below) becomes totally disabled (i.e., unable to perform the requirements of his job with the Participating Companies) as a result of sickness or injury (other than by accidental injury arising out of and in the course of employment as an Employee) and, as a consequence of such disability, ceases to be an Employee, he shall be entitled to receive a monthly disability benefit that commences on the day next following the date he ceases to be an Employee by reason of his total disability and is payable until the earliest of (1) the date on which he is no longer disabled, (2) the date on which he attains age 65, (3) the date as of which his retirement benefit under the Plan is paid or begins to be paid, or (4) the date of his death. The monthly amount of the disability benefit provided under this Subsection 9.2.3 to the Transition Group Participant shall be equal to the monthly amount of the retirement benefit that he accrues under the Plan to the date he ceases to be an Employee (determined as if such retirement benefit were paid in the form of a Single Life Annuity that commences as of the Participant’s 65th birthday).

9.2.4    For purposes of this Section 9.2, the following terms shall have the meanings set forth below.

(a)    “Prior Pension Plan Amount” means, with respect to any Transition Group Participant and as of any date (for purposes of this paragraph (a), the “subject date”), the monthly amount of the pension benefit to which the Transition Group Participant would have been entitled under the Prior Pension Plan, determined as if such benefit were paid in the form of a Single Life Annuity that commences as of the subject date, if, subject to the adjustments set forth below (and except as is otherwise noted below), (1) he had permanently ceased to be an Employee on (and received no compensation and completed no service after) the earlier of the latest date he ceased to be an Employee before the subject date or December 31, 1998 and (2) the Prior Pension Plan had continued in effect unamended except that the applicable “averaging period” used to compute the Transition Group Participant’s Adjusted Career Income under such plan shall be deemed to be the 60-month period ending on the earlier of the date he ceased to be an Employee or December 31, 1998 and the Transition Group Participant’s “compensation” used under the Prior Pension Plan for any period after December 30, 1993 shall be deemed to be his Covered Compensation. Notwithstanding the foregoing, the adjustments set forth in the following subparagraphs of this paragraph (a) shall apply in determining the Transition Group Participant’s Prior Pension Plan Amount.

(i)    The Transition Group Participant’s Prior Pension Plan Amount shall in no event be deemed to be less than if it had been determined under the foregoing provisions of this paragraph (a) except that the Transition Group Participant is treated as permanently ceasing to be an Employee on (and as if he received no compensation and completed no service after) January 31, 1992.

(ii)    If the Transition Group Participant was a Special Eligibility Participant (as defined in the Plan as in effect immediately prior to January 1, 1997 and reflecting a Participant who was eligible for an early retirement “window” benefit that was offered in 1995 under the Plan), then his Prior Pension Plan Amount shall in no event be deemed to be less than if it had been determined under the foregoing provisions of this paragraph (a) but modified to the extent provided under the terms of the Plan as in effect immediately prior to January 1, 1997 by reason of the Participant being such a Special Eligibility Participant.

(b)    “Prior Pension Plan Survivor Amount” means, with respect to a surviving spouse of any Transition Group Participant and as of any date (for purposes of this paragraph (b), the “subject date”), the monthly amount of the survivor pension benefit to which the surviving spouse would have been entitled under the Prior Pension Plan, determined as if such benefit were paid in the form of a monthly annuity for the life of the surviving spouse that commences as of the subject date, if: (i) the Transition Group Participant had died before the commencement date of the Transition Group Participant’s pension benefit that had accrued under the Prior Pension Plan; and (ii) the monthly amount of the Transition Group Participant’s pension benefit that had accrued under the Prior Pension Plan immediately prior to the date of his death, determined as if such benefit were paid in the form of a Single Life Annuity that commenced immediately prior to the subject date, had been equal to his Prior Pension Plan Amount (determined as of the subject date).

(c)    “Service Pension Eligible Participant” means a Transition Group Participant who either (i) has attained at least age 60 and has a Term of Employment of at least 10 years, (ii) has attained at least age 55 and has a Term of Employment of at least 20 years, (iii) has attained at least age 50 and has a Term of Employment of at least 25 years, or (iv) has a Term of Employment of at least 30 years (regardless of his age). Such Term of Employment shall, for purposes of this paragraph (c), be determined under the terms of the Prior Pension Plan except that section 4.1.8 of such plan shall be disregarded.

(d)    “Transition Group Participant” means a Participant who meets either the conditions of subparagraph (i) below or the conditions of subparagraph (ii) below:

(i)    A Participant meets the conditions of this subparagraph (i) if (A) he on December 31, 1993 was a Covered Employee, (B) he had completed by December 31, 1993 at least five full years of Vesting Service, and (C) either his Term of Employment (as defined in the Prior Pension Plan) on December 31, 1993 was at least 20 full years or the sum of his attained age and Term of Employment on December 31, 1993 (in actual years, months, and days) totaled at least 65 full years.

(ii)A Participant meets the conditions of this subparagraph (ii) if (A) he on December 31, 1993 was an Employee and was then a participant in the defined benefit pension plan sponsored by the Company that was then named the Cincinnati Bell Pension Plan (for purposes of this subparagraph (ii), the “CBPP”), (B) he had completed by December 31, 1993 at least five full years of vesting service under the CBPP, and (C) either his Term of Employment (as defined in the CBPP as in effect on December 31, 1993) on December 31, 1993 was at least 20 full years or the sum of his attained age and Term of Employment on December 31, 1993 (in actual years, months, and days) totaled at least 65 full years.

9.3    Transition Death Benefits.

9.3.1    Subject to the terms of the following subsections of this Section 9.3, in the event of the death of a Participant who was a Participant in the Prior Death Benefit Plan on December 30, 1993, such Participant’s beneficiaries shall be entitled to receive the same death benefit, and in the same form and amount, which they would have been entitled to receive if the Prior Death Benefit Plan had continued in effect unamended, except that (a) no burial expenses or other expenses incident to the death of the Participant shall be paid and (b) the payment of such death benefit shall only be made in the form of a single sum cash payment.

9.3.2    For purposes of this Section 9.3, except as provided below, the “Prior Death Benefit Plan” means those provisions of the Prior Pension Plan which dealt with the death benefits provided under section 5 of the Prior Pension Plan. However, for purposes of determining the amount of death benefit payable under the Prior Death Benefit Plan, a Participant’s “Wages” shall be deemed to be:

(a)    if the Participant was on an active payroll of a Participating Company on December 31, 1993, his rate of base pay plus differentials from the Participating Companies as in effect on such date (or, if the Participant on such date was on a disability or other leave of absence, the rate of base pay plus differentials which would have been in effect on such date if he had returned from such leave on such date) plus the commissions, team awards, and bonuses paid the Participant by the Participating Companies during 1993, but excluding any overtime or vacation buy back of the Participant; or

(b)    if the Participant was not on an active payroll of a Participating Company on December 31, 1993, his rate of base pay plus differentials from the Participating Companies as in effect on the latest date prior to December 31, 1993 on which he was on such an active payroll (or, if the Participant on such pre-December 31, 1993 date was on a disability or other leave of absence, the rate of base pay plus differentials which would have been in effect on such pre-December 31, 1993 date if he had returned from such leave on such date) plus the commissions, team awards, and bonuses paid the Participant by the Participating Companies during the twelve consecutive month period ending on the latest date prior to December 31, 1993 on which the Participant was on such an active payroll, but excluding any overtime or vacation buy back of the Participant.

9.3.3    Notwithstanding any other provision of the Plan (or the Prior Death Benefit Plan), the amount of any death benefit that becomes payable under the foregoing subsections of this Section 9.3 (and under the Prior Death Benefit Plan) with respect to any person who (a) is or was a participant in the Plan, (b) did not have his employment with the Affiliated Employers end prior to July 1, 1989, and (c) dies on or after January 1, 2008 shall not in any event exceed $15,000 (or, if less, the amount of such death benefit that would apply in the absence of the provisions of this Subsection 9.3.3).

ARTICLE 10

MAXIMUM RETIREMENT BENEFIT LIMITATIONS

10.1    Maximum Plan Benefit.
10.1.1    General Rules. Subject to the other provisions of this Section 10.1 but notwithstanding any other provision of this Plan to the contrary, in no event, during any limitation year, shall the annual amount of a Participant’s retirement benefit accrued or payable at any time under this Plan, when expressed in the form of a Single Life Annuity and in accordance with the adjustments described in the following provisions of this Section 10.1, exceed the maximum permissible benefit. For purposes of this Section 10.1 and subject to the adjustments described in the following provisions of this Section 10.1, the “maximum permissible benefit” is the lesser of the defined benefit dollar limitation, as defined in paragraph (a) of this Subsection 10.1.1, or the defined benefit compensation limitation, as defined in paragraph (b) of this Subsection 10.1.1.
(a)    Defined Benefit Dollar Limitation. For purposes of this Section 10.1, the “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each calendar year, under section 415(d) of the Code in such manner as the Secretary of the Treasury or his delegate shall prescribe. A limitation as adjusted under Code section 415(d) as of the January 1 of any calendar year shall apply to the limitation year ending with or within such calendar year.
(b)    Defined Benefit Compensation Limitation. For purposes of this Section 10.1 and subject to subparagraphs (i) and (ii) of this paragraph (b), the “defined benefit compensation limitation” is 100% of the Participant’s average annual compensation received during the three consecutive calendar years which produce the highest dollar result (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, 100% of the Participant’s average annual compensation received during the three consecutive calendar years both during which he is a Participant in the Plan and which produce the highest dollar result).
(i)    Notwithstanding the foregoing provisions of this paragraph (b), if the Participant is an Employee for less than three consecutive calendar years (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, if the Participant is both an Employee and a Participant for less than three consecutive calendar years), the Participant’s “defined benefit compensation limitation” shall for purposes of this Section 10.1 be deemed to be the quotient obtained by dividing (1) the Participant’s compensation received during the Participant’s longest consecutive period of service as an Employee (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, the Participant’s compensation received during the Participant’s longest consecutive period of service as both an Employee and a Participant) by (2) the number of years in that period (including fractions of years, but not less than one year).
(ii)    For purposes of the foregoing provisions of this paragraph (b), if the Participant ceases to be an Employee and is subsequently rehired as an Employee, all years for which the Participant performs no services as an Employee and receives no compensation for his services as an Employee (for purposes of this subparagraph (ii), the “break period”) shall be ignored in determining the Participant’s defined benefit compensation limitation and the year of service immediately prior to and the year of service immediately after the break period shall be treated as if they were consecutive.

10.1.2    Necessary Terms. For purposes of the restrictions and rules set forth in this Section 10.1, the terms set forth in the following paragraphs of this Subsection 10.1.2 shall apply.
(a)    A Participant’s “compensation” shall refer to his Compensation as defined in Section 10.3 below.
(b)    The “limitation year” for purposes of the restrictions under this Section 10.1 shall be the Plan Year.
10.1.3    Procedures for Applying Limitation. This Subsection 10.1.3 describes the adjustments that are made in a Participant’s retirement benefit accrued or payable under the Plan, in the defined benefit dollar limitation, and in the defined benefit compensation limitation when determining whether such retirement benefit meets the requirements of Subsection 10.1.1 above. For any limitation year, the Participant’s retirement benefit accrued or payable at any time under the Plan shall be limited to the extent necessary so that, if such limit would be deemed to have applied under the provisions of the Plan that do not include the provisions of this Section 10.1, the annual amount of the actual equivalent benefit-form Single Life Annuity determined in Step 1 below cannot and shall not exceed the lesser of the annual amount of the maximum equivalent age-adjusted Single Life Annuity determined in Step 2 below or the annual amount of the maximum equivalent compensation-adjusted Single Life Annuity determined in Step 3 below.
(a)    Step 1: This Step 1 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the commencement date of the Participant’s actual retirement benefit under the Plan (for purposes of this Subsection 10.1.3, the “actual commencement date”), would have an annual amount calculated in accordance with subparagraphs (i) and (ii) of this paragraph (a). Such hypothetical Single Life Annuity is referred to in this Section 10.1 as the Participant’s “actual equivalent benefit-form Single Life Annuity.”
(i)    When the form of the Participant’s actual retirement benefit under the Plan is a Single Life Annuity or a Qualified Joint and Survivor Annuity that commences as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the annual amount that would apply to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a Single Life Annuity or a Qualified Joint and Survivor Annuity that commences as of the actual commencement date) if the provisions of this Section 10.1 were disregarded.
(ii)    When the form of the Participant’s actual retirement benefit under the Plan is a single sum payment (which is the only form of benefit other than a Single Life Annuity or a Qualified Joint and Survivor Annuity available under the Plan) that is made as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the greatest of:
(A)    the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 10.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the combination of the interest rate assumption and the mortality assumption that is specified and would be used under the other provisions of the Plan for determining the actuarial equivalence of two benefits whose only difference is one is paid in the form of an Annuity and the other is paid in the form of a single sum payment;

(B)    the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 10.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 10.1.4 below). Notwithstanding the foregoing, the reference to “the applicable interest rate” in the immediately preceding sentence shall be deemed to be a reference to “an interest rate of 5.5% per annum” if the Participant’s actual retirement benefit under the Plan is paid in the form of a single sum payment as of any date that occurs during a Plan Year that begins on or after January 1, 2004; or
(C)    if and only if the Participant’s actual retirement benefit under the Plan is paid in the form of a single sum payment as of any date that occurs during a Plan Year that begins on or after January 1, 2006, the quotient produced by dividing (1) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 10.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 10.1.4 below) by (2) 1.05.
(b)    Step 2: This Step 2 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the actual commencement date, would have an annual amount calculated in accordance with subparagraphs (i), (ii), and (iii) of this paragraph (b). Such hypothetical Single Life Annuity is referred to in this Section 10.1 as the Participant’s “maximum equivalent age-adjusted Single Life Annuity.”
(i)    If the actual commencement date occurs before the date the Participant first attains age 65 and on or after the date on which the Participant first attains age 62, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date).
(ii)    If the actual commencement date occurs before the date on which the Participant first attains age 62, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the lesser of:
(A)    the product obtained by multiplying (1) the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date) by (2) a fraction that has a numerator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date and if the provisions of this Section 10.1 were disregarded and a denominator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 62 and if the provisions of this Section 10.1 were disregarded; or
(B)    the annual amount that would make the maximum equivalent age-adjusted Single Life Annuity actuarially equivalent to a hypothetical retirement benefit that would apply to the Participant under the Plan if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 62, if its annual amount were the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date), and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 10.1.4 below and applied by expressing the Participant’s age based on completed months as of the actual commencement date). Notwithstanding the foregoing provisions of this clause (B), the actuarial assumptions referred to in the immediately preceding sentence shall not reflect the probability of the Participant’s death between the actual commencement date and the date on which the Participant first attains age 62 to the extent that the Participant’s retirement benefit under the Plan will not be forfeited upon the death of the Participant.
(iii)    If the actual commencement date occurs after the date on which the Participant first attains age 65, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the lesser of:
(A)    the product obtained by multiplying (1) the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date) by (2) a fraction that has a numerator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if the Participant permanently ceased to be an Employee when he first attained age 65, if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date, and if the provisions of this Section 10.1 were disregarded and a denominator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if the Participant permanently ceased to be an Employee when he first attained age 65, if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 65, and if the provisions of this Section 10.1 were disregarded; or
(B)    the annual amount that would make the maximum equivalent age-adjusted Single Life Annuity actuarially equivalent to a hypothetical retirement benefit that would apply to the Participant under the Plan if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 65, if its annual amount were the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date), and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 10.1.4 below and applied by expressing the Participant’s age based on completed months as of the actual commencement date). Notwithstanding the foregoing provisions of this clause (B), the actuarial assumptions referred to in the immediately preceding sentence shall not reflect the probability of the Participant’s death between the date on which the Participant first attains age 65 and the actual commencement date to the extent that the Participant’s retirement benefit under the Plan will not be forfeited upon the death of the Participant between the date on which the Participant first attains age 65 and the actual commencement date.
(c)    Step 3: This Step 3 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the actual commencement date, would have an annual amount calculated in accordance with the last sentence of this paragraph (c). Such hypothetical Single Life Annuity is referred to in this Section 10.1 as the Participant’s “maximum equivalent compensation-adjusted Single Life Annuity.” In all cases, the annual amount of the maximum equivalent compensation-adjusted Single Life Annuity shall be equal to the defined benefit compensation limitation set forth in Subsection 10.1.1(b) above that applies to the Participant.

10.1.4    Applicable Interest Rate and Applicable Mortality Assumption.
(a)    For purposes of this Section 10.1, the “applicable interest rate” means, with respect to adjusting any benefit or limitation applicable to any single sum form of benefit, an interest rate determined as follows.
(i)    When the commencement date of the benefit occurs during any limitation year that begins prior to January 1, 2008, the applicable interest rate shall be the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which falls such commencement date and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such month.
(ii)    When the commencement date of the benefit occurs during any limitation year that begins on or after January 1, 2008, the applicable interest rate shall be the adjusted first, second, and third segment rates (as such terms are defined in Code section 417(e)(3)(D)) applied under rules similar to the rules of Code section 430(h)(2)(C) for the fifth calendar month which precedes the first calendar month included in the Plan Year in which falls such commencement date and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such month.
(b)    Also for purposes of this Section 10.1, the “applicable mortality assumption” means, with respect to adjusting any benefit or limitation of a retirement benefit, a mortality assumption determined as follows.
(i)    When the commencement date of the benefit occurs during any limitation year that begins prior to January 1, 2009, the applicable mortality assumption shall be based on the mortality table prescribed by the Secretary of the Treasury or his delegate as the applicable mortality table under section 415(b) of the Code as of the date as of which the applicable benefit is paid (determined without regard to any change in the mortality table prescribed in Code section 415(b) that is made under the Worker, Retiree, and Employer Recovery Act of 2008). Such table is based on the prevailing commissioners’ standard table, described in section 807(d)(5)(A) of the Code, used to determine reserves for group annuity contracts, without regard to any other subparagraph of section 807(d)(5) of the Code. In accordance with the immediately preceding two sentences:
(A)    for Plan benefits with commencement dates prior to January 1, 2009 and on or after December 31, 2002, the mortality table referred to in such preceding sentences shall be deemed to be the mortality table prescribed in Revenue Ruling 2001-62; and
(B)    for Plan benefits with commencement dates prior to December 31, 2002, the mortality table referred to in such preceding sentences shall be deemed to be the mortality table prescribed in Revenue Ruling 95-6.
(ii)    When the commencement date of the benefit occurs during any limitation year that begins on or after January 1, 2009, the applicable mortality assumption shall be determined under the mortality table published by the Internal Revenue Service under Code section 417(e)(3) for such limitation year. In accordance with the immediately preceding sentence:

(A)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the limitation year beginning in 2009, 2010, 2011, 2012, or 2013 (but no later limitation year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific limitation year (the limitation year beginning in 2009, 2010, 2011, 2012, or 2013) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2008-85; and
(B)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a limitation year beginning in 2014 or 2015 (but no later limitation year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific limitation year (the limitation year beginning in 2014 or 2015) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2013-49;
(C)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a limitation year beginning in 2016 (but no later limitation year) shall be determined under the column labeled “Unisex” of the mortality table that is published in the appendix to the Internal Revenue Service’s Notice 2015-53; and
(D)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a limitation year later than the limitation year beginning in 2016 shall be determined under the applicable mortality table published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such later limitation year.
10.1.5    Reduction for Participation or Service of Less Than Ten Years.
(a)    In the case of a Participant who has less than ten years of participation in this Plan when his retirement benefit under the Plan commences, the defined benefit dollar limitation shall be adjusted for all purposes of this Section 10.1 (including for purposes of determining the maximum equivalent age-adjusted Single Life Annuity described in Step 2 of Subsection 10.1.3 above) so as to be equal to the defined benefit dollar limitation (determined without regard to this Subsection 10.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years (and any fraction thereof) of participation in the Plan at the time his benefit commences (or 1, if greater), and its denominator is ten.
(b)    Further, in the case of a Participant who has less than ten years of Vesting Service as of the date on which his retirement benefit under the Plan commences, the defined benefit compensation limitation shall be adjusted for all purposes of this Section 10.1 (including for purposes of determining the maximum equivalent compensation-adjusted Single Life Annuity described in Step 3 of Subsection 10.1.3 above) so as to be equal to such limitation (determined without regard to this Subsection 10.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years of Vesting Service as of the date his benefit commences (or 1, if greater), and its denominator is ten.
10.1.6    Preservation of Prior Plan Benefits. Notwithstanding any of the foregoing provisions of this Section 10.1, in no event shall the foregoing provisions of this Section 10.1 cause by themselves a Participant’s Accrued Benefit (or the annual or lump sum amount of a Participant’s actual retirement benefit under the Plan) to be less than his Accrued Benefit determined as of (or the annual or lump sum amount that would apply to his actual retirement benefit if the Participant had earned no additional benefit amount after and in fact had ceased to be a Covered Employee no later than) December 31, 2007, to the extent such Accrued Benefit (or such annual or lump sum amount of his actual retirement benefit) is determined solely on the basis of the provisions of the Plan that were both adopted and in effect before April 5, 2007 (including the provisions of the Plan that then reflected the requirements of section 415 of the Code).
10.1.7    Combining of Plans. If any other defined benefit plans (as defined in section 414(j) of the Code) in addition to this Plan are maintained by one or more Affiliated Employers, then the limitations set forth in this Section 10.1 shall be applied as if this Plan and such other defined benefit plans are a single plan. If any reduction or adjustment in a Participant’s retirement benefit is required by this Section 10.1, such reduction or adjustment shall when necessary be made to the extent possible under any of such other defined benefit plan or plans in which the Participant actively participated (i.e., performed service which is taken into consideration in determining the amount of his benefit under the benefit formulas of the other plan or plans) at a later point in time (that occurs by the end of the applicable limitation year) than the latest point in time (that occurs by the end of the applicable limitation year) at which he actively participated in this Plan (provided such other plan or plans provide for such adjustment in such situation). To the extent still necessary, such adjustment shall be made under this Plan.
10.1.8    IRS Regulations Issued Under Code Section 415. For any limitation year that begins on or after January 1, 2008, the provisions of the final regulations issued by the Internal Revenue Service under Code section 415 shall, to the extent and only to the extent they provide details as to the manner in which any of the requirements set forth in the foregoing provisions of this Section 10.1 are to be applied (such as details as to the application of such requirements when benefits are transferred to this Plan from another plan, when multiple commencement dates of a Participant’s Plan benefit are involved, or when an Affiliated Employer that maintains another defined benefit plan loses its status as an Affiliated Employer), be deemed to be incorporated into this Section 10.1.
10.2    Restrictions on Benefits Payable to Certain Highly Compensated Participants. The provisions set forth in this Section 10.2 shall apply notwithstanding any other provisions of this Plan.

10.2.1    In the event of the termination of the Plan, the benefit otherwise payable under the Plan to any Participant who is a Highly Compensated Employee (or a Former Highly Compensated Employee) with respect to the Plan Year in which such Plan termination occurs shall be limited to a benefit which is nondiscriminatory under section 401(a)(4) of the Code. To the extent necessary and permitted under the provisions of Subsection 16.4.2(d) below, any assets otherwise allocable upon the Plan’s termination under Section 16.4 below to a Participant who is a Highly Compensated Employee (or Former Highly Compensated Employee) for the Plan Year in which the Plan’s termination occurs shall be reallocated to other Participants so that this provision is not violated.

10.2.2    Subject to the provisions of Subsections 10.2.3 and 10.2.4 below, prior to the complete termination of the Plan and distribution of all Plan assets, the payments made during any Plan Year to a Participant who is a Restricted Participant (as defined in Subsection 10.2.5 below) for such Plan Year shall be restricted to the extent necessary so that such payments do not exceed the payments that would be made for such Plan Year if the Participant’s remaining Accrued Benefit under the Plan was being paid in the form of a Single Life Annuity.

10.2.3    Subject to the provisions of Subsection 10.2.4 below but notwithstanding the provisions of Subsection 10.2.2 above, prior to the complete termination of the Plan and distribution of all Plan assets, the retirement benefit payments made during any Plan Year to a Participant who is a Restricted

Participant (as defined in Subsection 10.2.5 below) for such Plan Year may exceed the limit set forth in Subsection 10.2.2 above to the extent the method under which the Participant’s retirement benefit is being paid calls for such payments, provided that the Plan and the Participant establish an agreement which meets the following provisions of this Subsection 10.2.3 in order to secure repayment to the Plan of any amount necessary for the distribution of assets upon the Plan’s termination required to satisfy section 401(a)(4) of the Code.

(a)    During any such Plan Year, the amount that may be required to be repaid to the Plan by the Participant is the restricted amount. For this purpose, the “restricted amount” means the excess of the accumulated amount of the retirement benefit payments made to the Participant under the Plan over the accumulated amount of the Participant’s nonrestricted limit. The Participant’s “nonrestricted limit” for this purpose means the retirement benefit payments that could have been made to the Participant under the Plan, commencing when retirement benefit payments initially commenced to the Participant under the Plan, had the Participant received his retirement benefit in the form of a Single Life Annuity. Further, an “accumulated amount” means, with respect to any payment, the amount of such payment plus interest thereon from the date of such payment (or the date such payment would have been made) to the date of the determination of the restricted amount, compounded annually from the date of such payment (or the date such payment would have been made), at the rate determined under section 411(c)(2)(C) of the Code in effect on the date of the determination of the restricted amount.

(b)    In order to secure the Participant’s repayment obligation to the Plan of the restricted amount, prior to receipt of a distribution from the Plan the Participant must agree that upon distribution the Participant shall promptly deposit in escrow with an acceptable depositary property having a fair market value equal to at least 125% of the restricted amount. The obligation of the Participant under the repayment agreement alternatively can be secured or collateralized by posting a bond equal to at least 100% of the restricted amount. For this purpose, the bond must be furnished by an insurance company, bonding company, or other surety approved by the U.S. Treasury Department as an acceptable surety for federal bonds. As another alternative, the Participant’s obligation under the repayment agreement can be secured by a bank letter of credit in an amount equal to at least 100% of the restricted amount.

(c)    Amounts in the escrow account in excess of 125% of the restricted amount may be withdrawn for the Participant. Similar rules apply to the release of any liability in excess of 100% of the restricted amount where the repayment obligation has been secured by a bond or a letter of credit. If, however, the market value of the property in the escrow account falls below 110% of the restricted amount, the Participant is obligated to deposit additional property to bring the value of the property held by the depositary up to 125% of the restricted amount. In addition, the Participant may be given the right to receive any income from the property placed in escrow, subject to the obligation to maintain the value of the property as described.

(d)    A depositary may not redeliver to the Participant (or any other party claiming through the Participant) any property held under such an agreement, other than amounts in excess of 125% of the restricted amount, and a surety or bank may not release any liability on such a bond or letter of credit, unless the Committee certifies to the depositary, surety, or bank that the Participant (or the Participant’s estate) is no longer obligated to repay to the Plan any amount under the agreement. The Committee shall make such a certification if at any time after the distribution commences either that any of the conditions of Subsection 10.2.4 below are met or that the Plan has terminated and the benefit received by the Participant is nondiscriminatory under section 401(a)(4) of the Code. Such a certification by the Committee terminates the agreement between the Participant and the Plan. Further, a depository will deliver any property held under such an agreement, and a surety or bank will deliver any portion of such a bond or letter of credit, to the Plan if the Committee certifies to the depository, surety, or bank that the Participant (or the Participant’s estate) is required to repay any amount under the agreement. The complete delivery of all property held under such an agreement, or the complete release or delivery of all portions of such a bond or letter of credit, to the Participant (or the Participant’s estate) and/or the Plan shall terminate the agreement between the Participant and the Plan.

10.2.4    The restrictions set forth in Subsections 10.2.2 and 10.2.3 above shall not apply to any Participant if either: (a) after payment to such Participant of all benefits payable to him under the Plan, the present value of all assets of the Plan equals or exceeds 110% of the then present value of the Plan’s current liabilities; (b) the present value of such Participant’s retirement benefit under the Plan is less than 1% of the then value of the Plan’s current liabilities before the distribution; or (c) the present value of such Participant’s retirement benefit under the Plan is $5,000 or less. For purposes of the immediately preceding sentence, the Plan’s “current liabilities” will be deemed to be: (a) as of any date that occurs on or after January 1, 2008, all benefits accrued or earned under the Plan as determined for purposes of Code section 430(d)(1) of the Code (as created under the Pension Protection Act of 2006 (for purposes of this Section 10.2.4, the “PPA”)); or (b) as of any date that occurs prior to January 1, 2008, the Plan’s current liabilities as defined in Code section 412(1)(7) (as in effect before the adoption of the PPA).

10.2.5    For purposes of Subsections 10.2.2 through 10.2.4 above, a Participant shall be considered a “Restricted Participant” for any Plan Year if he is one of the 25 Highly Compensated and Former Highly Compensated Employees for such Plan Year with the greatest compensation (as defined in Section 10.3 below). In determining which of the Highly Compensated and Former Highly Compensated Employees for any Plan Year have the 25 greatest compensations, the compensation to be considered for any such Highly Compensated or Former Highly Compensated Employee shall be the highest compensation he received in such Plan Year or any other Plan Year under which his compensation and/or ownership in an Affiliated Employer made him a Highly Compensated or Former Highly Compensated Employee for the subject Plan Year.

10.3    Compensation. The “Compensation” of an Employee, as defined in this Section 10.3, refers to the Employee’s compensation as used throughout the provisions of this Article 10, and to the Employee’s compensation or remuneration as referred to in any other provision of this Plan (or any other plan that is merged into this Plan or transfers assets and liabilities to this Plan) that otherwise fails to define such term. For such purposes, an Employee’s “Compensation” means, for any specified period, the amount determined in accordance with the following subsections of this Section 10.3.
10.3.1    Subject to Subsections 10.3.2, 10.3.3, 10.3.4, and 10.3.5 below, the Employee’s “Compensation” for any specified period shall mean his wages, salaries, fees for professional services, and other amounts paid (without regard to whether or not an amount is paid in cash), during such specified period, for personal services actually rendered in the course of employment with the Affiliated Employers, to the extent that the amounts are includible in gross income for Federal income tax purposes. These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulations section 1.62-2(c).
10.3.2    Notwithstanding the provisions of Subsection 10.3.1 above, in no event shall the Employee’s “Compensation” for any specified period include any of the items described in the following paragraphs of this Subsection 10.3.2:

(a)    contributions (other than elective contributions described in Code section 402(e)(3), Code section 408(k)(6), Code section 408(p)(2)(A)(i), or Code section 457(b)) made by an Affiliated Employer to a plan of deferred compensation (including a simplified employee pension described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for Federal income tax purposes and with respect to the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as the Employee’s “Compensation” for any specified period, regardless of whether such amounts are includible in the gross income of the Employee for Federal income tax purposes when distributed. However, any amounts received by the Employee pursuant to a nonqualified unfunded deferred compensation plan shall be considered as his “Compensation” in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee’s gross income for Federal income tax purposes;
(b)    amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Code section 1.421-1(b)), or when restricted stock or other property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (pursuant to Code section 83 and Treasury Regulations promulgated under section 83 of the Code);
(c)    amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Code section 1.421-1(b));
(d)    other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee for Federal income tax purposes and are not salary reduction amounts that are described in section 125 of the Code); and
(e)    other items of remuneration that are similar to any of the items listed in paragraphs (a) through (d) above.
10.3.3    Also notwithstanding the provisions of Subsection 10.3.1 above, the Employee’s “Compensation” for any specified period that begins on or after January 1, 2008 shall not in any event include any wages or other compensation paid after he has ceased to be an Employee, unless such wages or other compensation is paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee and reflects either:
(a)    a payment that, absent his severance from employment with the Affiliated Employers, would have been paid to him while he was an Employee and would have been regular compensation for services during his regular working hours, compensation for services outside his regular working hours (such as overtime or shift differentials), commissions, bonuses, or similar compensation;
(b)    a payment under a nonqualified unfunded deferred compensation plan, but only if the payment would have been made on its actual date of payment even if the Employee had not ceased to be an Employee and only to the extent that the payment is includible in his gross income for Federal income tax purposes; or
(c)    a payment for accrued bona fide sick, vacation, or other leave, but only if he would have been able to use the leave if he had not ceased to be an Employee.

In no event, even if paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee, shall any payment of severance pay, or any nonqualified unfunded deferred compensation plan payment (unless explicitly described in the immediately preceding sentence), that is made after the Employee ceases to be an Employee be treated as part of the Employee’s “Compensation” for any period that begins on or after January 1, 2008 under the provisions of this Subsection 10.3.3.
10.3.4    In addition to the amounts included in the Employee’s “Compensation” for any specified period under Subsections 10.3.1 through 10.3.3 above, and notwithstanding such paragraphs, the Employee’s “Compensation” for any period shall also include any amounts which are not treated as the Employee’s “Compensation” for such specified period under Subsections 10.3.1 through 10.3.3 above solely because such amounts are considered elective contributions that are made by an Affiliated Employer on behalf of the Employee and are not includable in the Employee’s gross income for Federal income tax purposes by reason of section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation or contributions described in Code section 414(s)(2) or Treasury Regulations section 1.414(s)-1(c)(4); except that the treating of elective contributions that are not includable in gross income under Code section 132(f)(4) as part of the Employee’s Compensation shall only apply when the specified period begins on or after January 1, 2000.
10.3.5    Finally, notwithstanding any of the foregoing subsections of this Section 10.3, the “Compensation” of the Employee for any twelve consecutive month period which is taken into account under any other provision of the Plan will not exceed: (a) for any such twelve consecutive month period that begins in 2002 or a later calendar year, the dollar amount set forth in section 401(a)(17)(A) of the Code, as such amount is adjusted under section 401(a)(17)(B) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such twelve consecutive month period begins; (b) for any such twelve consecutive month period that begins in 2000 or 2001, $170,000; (c) for any such twelve consecutive month period that begins in 1997, 1998, or 1999, $160,000; or (d) for any such twelve consecutive month period that begins in 1996 or an earlier calendar year, $150,000.
10.4    Former Highly Compensated Employee. For purposes of this Article 10 (and any other provision of the Plan that expressly refers to a Former Highly Compensated Employee), a “Former Highly Compensated Employee” means, with respect to any Plan Year (for purposes of this Section 10.4, the “subject Plan Year”), any person (a) who is a former Employee at the start of the subject Plan Year (or who, while an Employee at the start of such year, performs no services for any Affiliated Employer during such year by reason of being on a leave of absence or for some other reason), (b) who had a separation year prior to the subject Plan Year, and (c) who was a Highly Compensated Employee for the person’s separation year or any other Plan Year which ended on or after the person’s 55th birthday. Except as otherwise provided in final regulations issued under section 414(q) of the Code, a person’s separation year refers to the Plan Year in which the person ceased to be an Employee. For purposes of this rule, an Employee who performs no services for the Affiliated Employers during the subject Plan Year shall be treated as having ceased to be an Employee in the Plan Year in which such Employee last performed services for the Affiliated Employers.

10.5    Highly Compensated Employee. For purposes of this Article 10 (and any other provision of the Plan that expressly refers to a Highly Compensated Employee), a “Highly Compensated Employee” means, with respect to any Plan Year (for purposes of this Section 10.5, the “subject Plan Year”), any person who is an Employee during at least part of the subject Plan Year and (a) was at any time a 5% owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer during the subject Plan Year or the immediately preceding Plan Year (for purposes of this Section 10.5, the “look-back Plan Year”) or (b) received Compensation in excess of $85,000 in the look-back Plan Year. The $85,000 amount set forth above shall be adjusted for each Plan Year that begins after December 31, 2001 in accordance with the adjustment to such amount made by the Secretary of the Treasury or his delegate under section 414(q)(1) of the Code.

ARTICLE 11

ADDITIONAL RETIREMENT AND DEATH
BENEFIT PAYMENT PROVISIONS

11.1    Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally or legally competent and of age until the date on which the Committee receives written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his person or estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because he is incompetent or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister of such person or to any person or institution deemed by the Committee to have incurred expense for such person. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made pursuant to this Section 11.1 shall be a complete discharge of liability therefor under the Plan.

11.2    Commercial Annuity Contracts. Notwithstanding any other provision of the Plan to the contrary, in its sole discretion, the Committee may elect to distribute a retirement or death benefit by the purchase and delivery to the applicable Participant (or beneficiary) of a commercial annuity contract from an insurance company. In such an event, delivery to and acceptance by such Participant (or beneficiary) of such contract shall be in complete satisfaction of any claim the Participant (or beneficiary) or any person claiming by or through such Participant (or beneficiary) may have for benefits under this Plan. The use of an annuity contract shall not itself cause any optional benefit form otherwise available to the Participant (or, if a death benefit is involved, his beneficiary) under the Plan to be eliminated, however.

11.3    Timing of Benefit Distributions.

11.3.1    For purposes of the Plan, each benefit payment under the Plan shall be made “as of” a certain date specified in an appropriate section of the Plan, which means that the amount of the payment shall be determined as of such date (or, if determined to be appropriate for administrative purposes by the Committee, as of the first day of the first month that begins on or after such date) and the actual payment shall be made on or as soon as practical after such date (to allow the Plan time to ascertain the applicable person’s entitlement to a benefit and the amount of such benefit and to process and payout such benefit).     Further, the date “as of” which a benefit commences to be paid to a person under the Plan may sometimes be called such benefit’s “commencement date,” “benefit commencement date,” or “payment date” in the other provisions of this Plan. Any of such terms refer to the date as of which the applicable benefit commences (or, when the benefit is paid in a single sum, is paid).

11.3.2    Notwithstanding any other provision of the Plan to the contrary, the commencement date of any benefit that is payable to a Participant (or his beneficiary under the Plan) shall be set by the Committee pursuant to the terms of the other provisions of the Plan so that such commencement date represents:

(a)    when the benefit is paid in the form of an annuity, the first day of the first period for which an amount is paid under the annuity form; or
(b)    when the benefit is paid in the form of a single sum payment, the first day on which all events have occurred (including, if applicable, the Participant’s or beneficiary’s election of such benefit form, the end of any period in which he is given under the Plan’s administrative processes to revoke such election, and the Participant’s severance from employment when the Participant has not yet reached his Required Commencement Date) which entitle the Participant (or, if applicable, his beneficiary) to such benefit.
In no event may any date be determined under paragraph (b) above to be the commencement date of a Participant’s benefit when such benefit is paid in the form of a single sum payment unless such date could have been the commencement date of the Participant’s benefit had it been paid in the form of a Qualified Joint and Survivor Annuity (or, if the Participant is not married as of such date, a Single Life Annuity) had all Participant elections and spousal consents, when applicable, been made on a timely basis.
11.3.3    If a person entitled to a benefit hereunder dies subsequent to the date as of which such payment was to have been made but, because of administrative reasons, prior to the actual payment thereof, such benefit shall be paid to the person’s beneficiary who is appropriate to such benefit under the provisions of the Plan (or, if no such beneficiary exists, to his estate).

11.3.4    If, notwithstanding any of the foregoing provisions of this Section 11.3, a Participant (or person claiming through him) who is entitled to a benefit hereunder cannot reasonably be located, then such benefit shall thereupon be deemed forfeited. If, however, the lost Participant (or person claiming through him) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be paid or commence, with any unpaid installments thereof which otherwise would have previously been paid also being paid (but without any interest credited on such unpaid installments), as soon as administratively possible.

11.4    Nonalienation of Benefits. To the extent permitted by law and except as provided in the immediately following sentence or in Treasury Regulations section 1.401(a)-13, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit. The Committee shall, however, adopt procedures as necessary so as to allow benefits to be assigned in connection with qualified domestic relations orders (as defined in and in accordance with the provisions of section 206(d)(3) of ERISA and section 414(p) of the Code).

11.5    Actuarial Assumptions. This Section 11.5 provides certain rules that involve actuarial assumptions or factors used under other provisions of the Plan.

11.5.1    Under this Plan, except as is otherwise provided in this Plan, any reference to actuarial equivalent, actuarially equivalent, or actuarial equivalence means equality in value of the aggregate amounts of a benefit when determined to be received under different forms at the same time, the same form at different times, or different forms at different times, as the case may be, in accordance with actuarial assumptions or factors set forth in the Plan.

11.5.2    When the Plan requires the calculation under any provision of Section 5.2 above of the single sum amount that is actuarially equivalent to a Participant’s benefit when payable in the form of a Single Life Annuity, the actuarial assumptions to be used in making such calculation shall be (a) an interest rate assumption of 4% per annum and (b) mortality assumptions based on the UP-1984 Mortality Table.

11.5.3    When the commencement date of any benefit under the Plan occurs prior to January 1, 2008, the “applicable interest rate” and the “applicable mortality assumption” that apply to such benefit (and that may be referred to in any other provision of the Plan) shall be deemed to be the GATT applicable interest rate and the GATT applicable mortality assumption that apply to such benefit under the following paragraphs of this Subsection 11.5.3.
(a)    For purposes hereof, the “GATT applicable interest rate” that applies to such benefit shall be deemed to mean the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the applicable benefit’s commencement date occurs and as such rate is published (in a Revenue Ruling, Notice, or other written form) by the Internal Revenue Service under section 417(e)(3) of the Code.
(b)    For purposes hereof, the “GATT applicable mortality assumption” that applies to such benefit shall be deemed to mean an appropriate mortality assumption based on the mortality table prescribed by the Internal Revenue Service under Code section 417(e)(3) to apply as of the commencement date of the applicable benefit (which table shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) and used to determine reserves for group annuity contracts, without regard to any other subparagraph of section 807(d)(5) of the Code). In accordance with the immediately preceding sentence: (i) the GATT applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs on or after December 31, 2002 and prior to January 1, 2008 shall be determined under the mortality table prescribed by the Internal Revenue Service in Revenue Ruling 2001-62; and (ii) the GATT applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs prior to December 31, 2002 shall be determined under the mortality table prescribed by the Internal Revenue Service in Revenue Ruling 95-6.
11.5.4    When the commencement date of any benefit under the Plan occurs on or after January 1, 2008, the “applicable interest rate” and the “applicable mortality assumption” that apply to such benefit (and that may be referred to in any other provision of the Plan) shall be deemed to be the PPA applicable interest rate and the PPA applicable mortality assumption that apply to such benefit under the following paragraphs of this Subsection 11.5.4.
(a)    For purposes hereof, the “PPA applicable interest rate” that applies to such benefit shall be deemed to mean the adjusted first, second, and third segment rates (as such terms are defined in Code section 417(e)(3)(D)) applied under rules similar to the rules of Code section 430(h)(2)(C) for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the applicable benefit’s commencement date occurs and as such rate is published (in a Revenue Ruling, Notice, or other written form) by the Internal Revenue Service under section 417(e)(3) of the Code.
(b)    For purposes hereof, the “PPA applicable mortality assumption” that applies to such benefit shall be deemed to mean an appropriate mortality assumption determined under the mortality table published by the Internal Revenue Service under Code section 417(e)(3) for the Plan Year in which occurs the date as of which the applicable benefit is paid. In accordance with the immediately preceding sentence:
(i)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the Plan Year beginning in 2008 (but no later Plan Year) shall be determined under the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67;
(ii)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the Plan Year beginning in 2009, 2010, 2011, 2012, or 2013 (but no later Plan Year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific Plan Year (the Plan Year beginning in 2009, 2010, 2011, 2012, or 2013) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2008-85;
(iii)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a Plan Year beginning in 2014 or 2015 (but no later Plan Year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific Plan Year (the Plan Year beginning in 2014 or 2015) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2013-49;
(iv)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a Plan Year beginning in 2016 (but no later Plan Year) shall be determined under the column labeled “Unisex” of the mortality table that is published in the appendix to the Internal Revenue Service’s Notice 2015-53; and
(v)    the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a Plan Year later than the Plan Year beginning in 2016 shall be determined under the applicable mortality table published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such later Plan Year.
11.5.5    Except to the extent otherwise permitted by applicable law, Treasury regulations, or Revenue Rulings, Notices, or other written guidance of the Internal Revenue Service, if the Plan is amended to change any of the actuarial assumptions or factors used in the Plan to determine actuarial equivalence, then the monthly or lump sum amount or value of any Plan benefit (that is payable in any form, and commences as of any date, permitted under the Plan) which is applicable to a Participant who is a Participant in the Plan on the effective date of the amendment and the monthly or lump sum amount or value of which is determined in part by using the Plan’s actuarial assumptions or factors shall be determined in accordance with the provisions of the Plan in effect as of the date the benefit is to commence or be paid; except that the monthly or lump sum amount or value of such benefit shall not in any event be deemed to be less than would apply if both: (a) such benefit were determined as if the applicable Participant had permanently ceased to be an Employee no later than as of the day next preceding the effective date of the amendment (and thus as if no service or compensation of the Participant were completed or received by him after such date); and (b) instead of and in substitution for the Plan’s actuarial assumptions or factors in effect as of the date the benefit is to commence or be paid, the actuarial assumptions or factors used in the Plan with respect to the determination of the monthly or lump sum amount or value of such benefit were the Plan’s actuarial assumptions or factors which were in effect as of the day next preceding the effective date of the amendment. In accordance with Internal Revenue Service guidance (including guidance set forth in Treasury Regulations section 1.417(e)-1(d)(10) and Revenue Ruling 2007-67), however, the provisions of this Subsection 11.5.5 shall not apply to any changes that are made by the provisions of Subsections 11.5.3 and 11.5.4 above with respect to the actuarial assumptions used to determine the “applicable interest rate” and the “applicable mortality assumption” that apply to any Plan benefit based on the commencement date of such benefit.

11.6    Applicable Benefit Provisions.

11.6.1    Subject to Sections 7.6 through 7.8 above, any retirement benefit to which a Participant becomes entitled (or any death benefit to which such Participant’s spouse or other beneficiary becomes entitled) shall be determined on the basis of the provisions of the Plan in effect as of the earlier of the date the Participant last ceases to be an Employee or his Required Beginning Date notwithstanding any amendment to the Plan adopted subsequent to such date, except for subsequent amendments which are by their specific terms made applicable to such Participant (or his spouse or other beneficiary).

11.6.2    In addition, except as is otherwise specifically provided in this Plan, the provisions of this Plan only apply to persons who become Participants in this Plan under Article 4 above on or after the Effective Amendment Date and to benefits which have not begun to be paid prior to the Effective Amendment Date. However, any person who was a participant in the Plan prior to the Effective Amendment Date and, while never becoming a Participant in this Plan under Article 4 above on or after the Effective Amendment Date, still had a nonforfeitable right to an unpaid benefit under the Plan as of the date immediately preceding the Effective Amendment Date shall be considered a participant in this Plan to the extent of his interest in such benefit. The amount of such benefit, the form in which such benefit is to be paid, and the conditions (if any) which may cause such benefit not to be paid shall, except as is otherwise specifically provided by the provisions of this Plan, be determined solely by the provisions of the Plan in effect at the time he ceased to be an Employee and any subsequent Plan amendments that both became effective before the Effective Amendment Date and applied by their terms to him.

11.7    Forfeitures.

11.7.1    A Participant who ceases to be an Employee shall forfeit any portion of the benefit he has accrued under the Plan were the Plan’s vesting requirements ignored which he is not entitled to receive as a retirement benefit under the provisions of the Plan because of the Plan’s vesting requirements (for purposes of this Section 11.7, his “nonvested benefit”) as of the earlier of (a) the date he receives a complete distribution of the portion of his Plan benefit which he is entitled to receive as a retirement benefit under the provisions of the Plan (for purposes of this Section 11.7, his “vested benefit”) or (b) the date he incurs five consecutive Breaks in Service commencing after he ceases to be an Employee. For purposes hereof, a Participant who ceases to be an Employee at a time when he has no vested benefit at all shall be deemed to have received a complete distribution of his vested benefit on the date he ceases to be an Employee.

11.7.2    If a Participant who forfeits the entire portion of his Plan benefit under Subsection 11.7.1 above is rehired by an Affiliated Employer as an Employee by the end of the date he incurs five consecutive Breaks in Service commencing after his prior ceasing to be an Employee, then his previously forfeited nonvested benefit shall be restored to his credit under the Plan.

11.8    Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.8.1    For purposes of this Section 11.8, the following terms shall have the meanings indicated in the following paragraphs of this Subsection 11.8.1.
(a)    An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required to be made under section 401(a)(9) of the Code; or (iii) any other distribution that is not permitted to be directly rolled over to an eligible retirement plan under regulations of the Secretary of the Treasury or his delegate. For purposes of this paragraph (a), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be paid only to: an eligible retirement plan that is described in clause (i), (ii), or (iii) of paragraph (b) below; or in a direct rollover to an eligible retirement plan that is described in clause (v) or clause (vii) of paragraph (b) below that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(b)    An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, any of the following accounts, annuities, plans, or contracts that accepts the distributee’s eligible rollover distribution: (i) an individual retirement account described in section 408(a) of the Code; (ii) an individual retirement annuity described in section 408(b) of the Code; (iii) a Roth IRA (as defined in Code section 408A); (iv) an annuity plan described in section 403(a) of the Code; (v) an annuity contract described in section 403(b) of the Code; (vi) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (vii) a qualified trust described in section 401(a) of the Code. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 206(d)(3) of ERISA and section 414(p) of the Code.
(c)    A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in section 206(d)(3) of ERISA and section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.
(d)    A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.
11.8.2    As a special rule and notwithstanding any other provision of this Section 11.8 to the contrary, if a person who is a designated beneficiary (as defined in Code section 401(a)(9)(E) and including, to the extent provided in rules prescribed by the Secretary of the Treasury or his delegate, a trust established for the benefit of one or more designated beneficiaries) of a deceased Participant and who is not the Participant’s surviving spouse is entitled under the Plan to receive a Plan distribution that would be an eligible rollover distribution were such person a distributee, such person may elect to have all or a part of the distribution directly rolled over by the Plan to an inherited individual retirement account or annuity (within the meaning of Code section 408(d)(3)(C)(ii) and any related provisions of the Code) to the extent permitted by and subject to the provisions of section 402(c)(11) of the Code.
11.8.3    The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 11.8 and all rules of the Code that apply to direct rollovers of eligible rollover distributions. Any such rules shall comply with the provisions of Code section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code section 401(a)(31) and applicable Treasury regulations, the Committee may: (a) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (b) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; and/or (c) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

ARTICLE 12
CONTRIBUTIONS

12.1    Contributions.

12.1.1    The Company has established a trust, referred to herein as the “Trust,” to serve as the funding media for the Plan, and the Trust is hereby incorporated by reference into and made a part of the Plan.

12.1.2    Any contribution to provide the benefits under the Plan shall be made by the Participating Companies at such times and in such amounts as the Participating Companies may determine and be paid to the Trust. In general, the Participating Companies intend to meet at least minimum funding requirements of section 412 of the Code, but, except to the extent otherwise required by applicable law, in no manner are the Participating Companies obligated to make further contributions to the Plan after the termination of the Plan or at any particular time during the period the Plan is in existence.

12.1.3    Further, subject to the minimum funding requirements of section 412 of the Code, contributions of the Participating Companies shall be conditioned on their deductibility under section 404(a)(1) of the Code for the tax year in which they are paid to the Trust (or are deemed to be paid to the Trust pursuant to the provisions of section 404(a)(6) of the Code).

12.1.4    No contributions shall be required or permitted of Participants. (Notwithstanding the foregoing, any bequest to the Plan made under the last will and testament or a trust of a Participant, a former Participant, or any other individual shall not constitute a “contribution” for any purposes of the Plan and thus may be accepted by the Plan, provided (a) that none of the Affiliated Employers, the Committee, or any agents of or parties related to any of them have pressured, coerced, or solicited such bequest, (b) that there is no obligation whatsoever imposed on the Plan, the Affiliated Employers, the Committee, or any agents of or parties related to any of them by reason of such bequest, and (c) that such bequest does not constitute a prohibited transaction under Code section 4975 or section 406 of ERISA.)

12.1.5    Forfeitures arising under the Plan shall only be used to reduce Participating Company contributions otherwise payable hereunder.

12.2    Mistake of Fact. Participating Company contributions made upon the basis of a mistaken factual assumption shall be repaid by the Trustee of the Trust to the appropriate Participating Companies, upon receipt by such Trustee, within one year from the date of such contributions, of a certificate of the Participating Companies describing such mistaken factual assumption and requesting the return of such contributions.

12.3    Disallowance of Deductions. Unless not permitted by reason of the minimum funding requirements of section 412 of the Code, any Participating Company contributions which are determined by the Internal Revenue Service or by final judgment of a court of competent jurisdiction not to be deductible expenses under section 404(a)(1) of the Code for the tax year in which they are paid to the Trust (or are deemed to be paid to the Trust pursuant to the provisions of section 404(a)(6) of the Code) shall be repaid by the Trustee of the Trust to the appropriate Participating Companies, upon receipt by such Trustee of evidence of such determination, and a request of the Participating Companies requesting such repayment, within one year from the date of such determination or final judgment, as the case may be.

ARTICLE 13

ADMINISTRATION OF THE PLAN

13.1    Plan Administration. The Company shall be the Plan’s administrator (as that term is defined in ERISA), but, except as is otherwise noted elsewhere in this Article 13, the general administration of the Plan and the responsibility for carrying out its provisions shall be placed by the Company in a committee of not less than three persons who are appointed by and serve at the pleasure of the Company and which committee is named the Employees’ Benefit Committee of the Company, referred to herein as the “Committee.”

13.2    Committee Procedures. The Committee may elect such officers as it deems necessary. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as its members may from time to time determine. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and the provisions of any such bylaws or regulations shall apply under this Plan to the extent they are not inconsistent with the terms of this Plan.

13.3    Authority of Committee. The Committee shall be a named fiduciary of the Plan, and, except as is otherwise noted elsewhere in this Article 13, shall have authority to control and manage the operation and administration of the Plan.

13.3.1    The Committee shall have all powers and discretion necessary to exercise its authority and discharge its responsibilities, including, but not by way of limitation, the full power and discretion:

(a)    to construe and interpret the Plan and determine all questions relating to the eligibility of Employees to become Participants;

(b)    to maintain all necessary records for the administration of the Plan other than those maintained by the Trustee of the Trust;

(c)    to compute and certify to the Trustee of the Trust the amount and kind of benefits payable to Participants and their beneficiaries;

(d)    to authorize all disbursements by the Trustee from the Trust;

(e)    to make and publish rules for the administration of the Plan and the transaction of its business;

(f)    to employ one or more persons to render advice with regard to any responsibility to be discharged by any person under the Plan;

(g)    to prescribe procedures to be followed by Participants or their beneficiaries in obtaining benefits;

(h)    to receive from the Participating Companies and from Employees such information and prescribe the use of such forms as shall be necessary for the proper administration of the Plan;

(i)    to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(j)    to delegate to one or more of the members of the Committee the right to act in its behalf in any or all matters connected with the administration of the Plan;

(k)    to receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

(l)    to delegate any duty or power assigned to the Committee under the provisions of the Plan or the Trust (except duties provided in the Trust for the management or control of the assets of the Plan) to such person or persons as the Committee may choose, and to designate one or more of such persons as a named fiduciary (as such term is defined in ERISA) for purposes of the Plan. To the extent any such duty or power is so delegated, the person or persons to whom such duty or power is delegated may take actions that are within his or their scope of authority with the same force and effect as if the Committee had acted directly;

(m)    to appoint or employ for the Plan agents it deems advisable, including, but not limited to, legal and actuarial counsel, to assist the Committee in discharging its duties hereunder, and to dismiss any such agents and engage another at any time; and

(n)    to correct, by any reasonable method determined by the Committee, any errors in the administration or application of the Plan (or any delays in distributing benefits beyond a reasonable period) which it discovers, however arising and notwithstanding any other provision of the Plan to the contrary, and, as far as possible, adjust any benefit payments accordingly, provided only that the correction methods used by the Committee are not inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service or the U.S. Department of Labor as to the manner in which corrections of errors under employee benefit plans may be made. For example, the Committee may, when any single sum payment of a benefit is made after the date which is such benefit’s payment date under the other provisions of the Plan, add interest to the amount of such benefit payment (in order to reflect any administrative delay in making the payment) at a rate of 3-1/2% per annum (or such other rate as is determined by the Committee). Because of the much lesser percentage of a benefit that is encompassed by a monthly annuity payment, no interest will be credited for an administrative delay in making a monthly annuity payment (unless otherwise determined by the Committee based on special facts and circumstances).

13.3.2    Notwithstanding the foregoing provisions of this Section 13.3, if the Committee cannot reasonably and economically determine or verify, with respect to any Employee or a class of Employees, service, compensation, date of hire, date of termination, or any other pertinent factor in the administration of the Plan, the Committee shall adopt, with respect to such Employee or class of Employees, reasonable and uniform assumptions regarding the determination of such factor or factors, provided that no such assumption shall (a) discriminate in favor of Highly Compensated Employees, (b) reduce or eliminate a protected benefit (within the meaning of Treasury Regulations section 1.411(d)-4), or (c) operate to the disadvantage of such Employee or class of Employees.

13.3.3    Unless otherwise provided in the Trust, the Committee may also establish guidelines with respect to the investment of all funds held by the Trustee under the Trust, direct investments of all or part of such funds, and/or appoint investment managers to direct investments of all or part of such funds.

13.3.4    For purposes hereof, any party which has been authorized by the Plan or under a procedure authorized under the Plan to perform fiduciary and/or nonfiduciary administrative duties hereunder, whether such party is the Committee, the Company, an agent appointed or permitted by the Committee to carry out its duties, or otherwise, shall, when properly acting within the scope of his authority, sometimes be referred to in the Plan as a “Plan representative.”

13.4    Reliance on Information and Effect of Decisions. When making a determination or calculation with respect to the Plan, the Committee shall be entitled to rely upon information furnished by any Participant, any beneficiary, any Participating Company, legal counsel of any Participating Company, an enrolled actuary appointed or employed by the Company or the Committee, the Trustee of the Trust, or an investment manager appointed under the Trust. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed questions shall be conclusive, subject only to applicable law and the provisions of Article 14 below for review of a decision denying a claim.

13.5    Appointment of Actuary. The Company or the Committee shall appoint an actuary to make all actuarial computations required in the operation and administration of the Plan and may dismiss the actuary and engage another at any time.

13.6    Funding Policy and Method. Pursuant to ERISA, the Committee from time to time shall establish a funding policy and method for carrying out the objectives of the Plan which is consistent with the requirements of the Plan and applicable law. In this connection, the Committee shall consider the Plan’s short and long term financial needs. In addition, the Committee shall allocate the contributions and other costs of this Plan that are required to be paid by the Participating Companies under the other provisions of this Plan among each Participating Company using any reasonable allocation methods adopted by the Committee. In general, such allocation methods shall be designed so that each Participating Company pays to the extent practical the contributions and other Plan costs that are attributable to its own Employees.

13.7    Participant Information Forms. At the discretion of the Committee, at any time an Employee may be furnished with a form or forms which shall be executed by him and returned to the Committee setting forth such information as the Committee deems necessary to the administration of the Plan. In addition, a Participant must keep current with the Plan his address and the address of his spouse or other beneficiary, if any, and any spouse or other beneficiary entitled to a future benefit under this Plan must continue to keep current the spouse’s or beneficiary’s address after the Participant’s death. All benefits payable under this Plan may be based on the latest address and information provided to the Committee by the Participant or his spouse or beneficiary.

13.8    Disbursement of Funds. The Committee shall determine the manner in which the funds of the Plan shall be disbursed, including the form of any voucher or warrant to be used in making disbursements, and the due qualification of persons authorized to approve and sign the same, but subject to the provisions of the Trust.

13.9    Insurance. The Participating Companies (but not the Plan) may, in their discretion, obtain, pay for, and keep current a policy or policies of insurance insuring the Committee members, the members of the Board, the members of the Review Committee (as described in Section 13.12 below), and other persons to whom any fiduciary responsibility with respect to the administration of the Plan is delegated, against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and any applicable Federal or state law.

13.10    Compensation of Committee and Payment of Plan Administrative and Investment Charges. Unless otherwise determined by the Company, the members of the Committee (and the members of the Review Committee, as described in Section 13.12 below) shall serve without compensation for their services as such. All expenses of the administration and investment of the Plan (excluding brokerage fees, expenses related to securities transactions, and any taxes on the assets held in the Trust Fund, which expenses shall only be payable out of the Trust Fund), including, without limitation, premiums due the Pension Benefit Guaranty Corporation and the fees and charges of the Trustee, any investment manager or other financial advisor, any actuary, any attorney, any accountant, any specialist, or any other person employed by the Committee or the Company in the administration of the Plan, shall be paid out of the Trust Fund (or, if the Participating Companies so elect, by the Participating Companies directly). In this regard, the Plan administrative and investment expenses which shall be paid out of the Trust Fund (unless the Participating Companies elect to pay them directly) shall also include compensation payable to any employees of the Affiliated Employers who perform administrative or investment services for the Plan to the extent such compensation would not have been sustained had such services not been provided, to the extent such compensation can be fairly allocated to such services, to the extent such compensation does not represent an allocable portion of overhead costs or compensation for performing “settlor” functions (such as services incurred in establishing or designing the Plan), and to the extent such compensation does not fail for some other reason to constitute a “direct expense” within the meaning of U.S. Department of Labor Regulations section 2550.408c-2(b)(3).

13.11    Indemnification. The Participating Companies shall indemnify each member of the Committee, the Review Committee (as described in Section 13.12 below), and the Board for all expenses and liabilities (including reasonable attorneys’ fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member’s own willful misconduct or lack of good faith.

13.12    Employees’ Benefit Claim Review Committee. While the Committee generally handles all administrative matters involving the Plan, it shall not review or decide any appeal claims made by Participants whose initial claims for benefits or other relief have been denied, in whole or in part, by the Committee (or any delegate of the Committee). Instead, the Company shall appoint an Employees’ Benefit Claim Review Committee (for purposes of this Section 13.12 and Article 14 below, the “Review Committee”), consisting of one or more persons who are not members of the Committee. The Review Committee shall serve as the final review committee, under the Plan and ERISA, for the review of all appeal claims by Participants whose initial claims for benefits have been denied, in whole or part, by the Committee (or any delegate of the Committee). Such appeal review duties are described in Article 14 below. Further, the provisions of Section 13.2 above shall apply to the Review Committee in the same manner as if the Review Committee were the Committee.

ARTICLE 14

CLAIM AND APPEAL PROCEDURES
14.1    Initial Claim. In general, benefits due under this Plan will be paid only if the applicable Participant or beneficiary of a deceased Participant files a notice with the Committee electing to receive such benefits, except to the extent otherwise required under the Plan. Further, if a Participant (or a person claiming through a Participant) has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of benefit paid, or as to any other matter involving the Plan, the Participant (or such person) may file a claim for the benefit or relief believed by the Participant (or such person) to be due. Such claim must be provided by written notice to the Committee or any other person designated by the Committee for this purpose. Any claim made pursuant to this Section 14.1 shall be decided by the Committee (or any other person or committee designated by the Committee to perform this review on behalf of the Committee).
14.2    Actions in Event Initial Claim is Denied.
14.2.1    If a claim made pursuant to Section 14.1 above is denied, in whole or in part, notice of the denial in writing shall be furnished by the Committee (or any other person or committee designated by the Committee to decide the claim on behalf of the Committee) to the claimant within 90 days (or, if a Participant’s disability is material to the claim, 45 days) after receipt of the claim by the Committee (or such other designated person or committee); except that if special circumstances require an extension of time for processing the claim, the period in which the Committee (or such other designated person or committee) is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (or, if a Participant’s disability is material to the claim, 30 days) and the Committee (or such other designated person or committee) shall provide the claimant within the initial 90-day period (or, if applicable, 45-day period) a written notice indicating the reasons for the extension and the date by which the Committee (or such other designated person or committee) expects to render the final decision).
14.2.2    The final notice of denial shall be written in a manner designed to be understood by the claimant and set forth: (a) the specific reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) information as to the steps to be taken if the claimant wishes to appeal such denial of his claim (including the time limits applicable to making a request for an appeal and, if the claim involves a claim for benefits, a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal).
14.3    Appeal of Denial of Initial Claim. Any claimant who has a claim denied under Sections 14.1 and 14.2 above may appeal the denied claim to the Review Committee (as defined in Section 13.12 above) or any other person or committee designated by the Review Committee to perform this review on behalf of the Review Committee. But, if a Participant’s disability is material to the denied claim, the Review Committee shall make sure that the persons reviewing and deciding the appeal of the denied claim may not include any person who made the decision on the initial claim or his subordinate.
14.3.1    An appeal must, in order to be considered, be filed by written notice to the Review Committee (or such other designated person or committee) within 60 days (or, if a Participant’s disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his initial claim, unless it was not reasonably possible for the claimant to make such appeal within such period, in which case the claimant must file his appeal within 60 days (or, if a Participant’s disability is material to the claim, 180 days) after the time it becomes reasonable for him so to file an appeal.
14.3.2    If any appeal is filed in accordance with such rules, the claimant (a) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (b) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim. A formal hearing may be allowed in its discretion by the Review Committee (or such other person or committee) but is not required.
14.4    Decision on Appeal.     Upon any appeal of a denied claim made pursuant to Section 14.3 above, the Review Committee (or such other person or committee with authority to decide the appeal) shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and decide the appeal within 60 days (or, if a Participant’s disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided shall be extended for up to an additional 60 days (or, if a Participant’s disability is material to the claim, 45 days) and the party deciding the appeal shall provide the claimant written notice of the extension prior to the end of the initial 60-day period (or, if applicable, 45-day period). However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.
14.4.1    The decision on appeal shall be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and, if the claim involves a claim for benefits, of the claimant’s right to bring a civil action under section 502(a) of ERISA.
14.4.2    The decision on appeal shall be furnished to the claimant by the Review Committee (or such other person or committee with authority to decide the appeal) within the period described above that the Review Committee (or such other party) has to decide the appeal.
14.5    Additional Rules. A claimant may appoint a representative to act on his behalf in making or pursuing a claim or an appeal of a claim. Unless otherwise required by applicable law, a claimant must exhaust his claim and appeal rights provided under this Article 14 in order to be entitled to file a civil suit under section 502(a) of ERISA as to his claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this Article 14 in order to carry out the Plan’s claim and appeal procedures.

ARTICLE 15
CERTAIN RIGHTS AND OBLIGATIONS OF COMPANY RELATING
TO AMENDMENTS, PLAN TERMINATIONS, AND CONTRIBUTIONS

15.1    Authority to Amend Plan. The Company reserves the right, at any time, to modify and amend, in whole or in part, any or all of the provisions of the Plan.

15.1.1    It is provided, however, that no modification or amendment of the Plan shall decrease any Participant’s Accrued Benefit. In addition, except as otherwise provided in regulations issued under section 411(d)(6) of the Code or allowed by the Internal Revenue Service in any submission made to it, no amendment to the Plan which eliminates or reduces, or otherwise imposes greater restrictions or conditions on the Participant’s rights to, an early retirement benefit, retirement-type subsidy, or optional form of benefit shall be permitted with respect to any Participant who meets (either before or after the amendment) the pre-amendment conditions for such early retirement benefit, retirement-type subsidy, or optional form of benefit, to the extent such early retirement benefit, retirement-type subsidy, or optional form of benefit is based and calculated on the basis of the Participant’s Plan benefit accrued to the date of such amendment (as if he had ceased to be an Employee no later than such date).

15.1.2    It is provided, further, that no modification or amendment of the Plan shall make it possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants (or their beneficiaries) or the payment of the costs or expenses of the Plan and the Trust.

15.1.3    Notwithstanding the foregoing restrictions on modifications or amendments of the Plan, however, any modification or amendment may be made to the Plan, even if retroactive in effect, if such modification or amendment is necessary to continue the qualification of the Plan under section 401(a) of the Code.

15.2    Amendment to Vesting Schedule.

15.2.1    Notwithstanding any other provision that applies to a Participant’s benefits under the Plan hereof to the contrary, no Plan amendment may be adopted changing any vesting schedule that applies to a Participant’s benefit under the Plan or affecting the computation of the nonforfeitable percentage of the Participant’s benefits under the Plan unless the nonforfeitable percentage of the Participant’s Plan benefits, as such benefits are determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, will at all times not be less than such nonforfeitable percentage computed under the Plan without regard to such amendment.

15.2.2    In addition and also notwithstanding any other provision of the Plan to the contrary, if a Plan amendment is adopted which changes any vesting schedule that applies to a Participant’s benefits under the Plan or if the Plan is amended in any way which directly or indirectly affects the computation of the nonforfeitable percentage of the Participant’s Plan benefits, and if the Participant has completed at least three years of Vesting Service, then he may elect, within the election period, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For purposes hereof, the “election period” is a period which begins on the date the Plan amendment is adopted and ends on the date which is 60 days after the latest of the following days: (a) the day the Plan amendment is adopted; (b) the day the Plan amendment becomes effective; or (c) the day the Participant is issued a written notice of the Plan amendment by an Affiliated Employer or the Committee.

15.3    Authority to Terminate Plan. The Company shall have the right to partially or completely terminate the Plan at any time, subject to the provisions of Article 16 below.

15.4    Modification or Termination of Contributions. It is the intention of the Participating Companies to continue making contributions to the Plan regularly, but the Participating Companies may for any reason discontinue, suspend, or reduce below those deemed sufficient by the Committee its contributions to the Plan.

15.5    Benefits Not Guaranteed. All contributions by the Participating Companies to the Plan are voluntary. The Participating Companies do not guarantee any of the benefits of the Plan.

15.6    Procedure for Amending or Terminating Plan.

15.6.1    Section 15.3 above authorizes the Company to terminate the Plan. The procedure for the Company to terminate this Plan is as follows. In order to terminate the Plan, the Board (or its Executive Committee) shall adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or its Executive Committee) or by a written consent in lieu of a meeting, to terminate the Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination. Such Board (or Executive Committee) resolutions shall be incorporated herein by reference and considered a part of the Plan.

15.6.2    Further, Section 15.1 above authorizes the Company to amend the Plan, subject to certain limitations set forth in Sections 15.1 and 15.2 above. The procedure for the Company to amend the Plan is as follows. Subject to Subsections 15.6.3 and 15.6.4 below, in order to amend the Plan, the Board (or its Executive Committee) shall adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or, if applicable, its Executive Committee) or by written consent in lieu of a meeting, to amend this Plan. Such resolutions shall either (a) set forth the express terms of the Plan amendment or (b) simply set forth the nature of the amendment and direct an officer of the Company to have prepared and to sign on behalf of the Company the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of the Company an amendment to the Plan which is in accordance with such resolutions.

15.6.3    In addition to the procedure for amending the Plan set forth in Subsection 15.6.2 above, the Board (or its Executive Committee) may also adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or, if applicable, its Executive Committee) or by a written consent in lieu of a meeting, to delegate to any officer of the Company authority to amend the Plan. Such Board (or, if applicable, Executive Committee) resolutions shall be incorporated herein by reference and considered a part of the Plan. Such resolutions may either grant to such designated party broad authority to amend the Plan in any manner such designated party deems necessary or advisable, but subject to the limitations set forth in Sections 15.1 and 15.2 above, or may limit the scope of amendments such designated party may adopt, such as by limiting such amendments to matters related to the administration of the Plan or to changes requested by the Internal Revenue Service. In the event of any such delegation to amend the Plan, the party to whom authority is delegated may amend the Plan by having prepared and signing on behalf of the Company in accordance with such resolutions an amendment to the Plan which is within the scope of amendments which such party has authority to adopt. Also, any such delegation to amend the Plan may be terminated at any time by later resolution adopted by the Board (or its Executive Committee).

15.6.4    Further, and in addition to the procedures for amending the Plan set forth in Subsections 15.6.2 and 15.6.3 above, the Committee shall, for and on behalf of the Company in connection with the Company’s position as the sponsor of the Plan, have the power to recommend to the Company any amendment to the Plan which the Committee believes is advisable, including but not limited to any amendment that is intended to improve the administration of the Plan, any amendment that is intended to further the purposes or understanding of the Plan, and any amendment that the Committee determines is necessary to maintain the tax-favored status of the Plan, but subject to the limitations set forth in Sections 15.1 and 15.2 above. When recommending any such amendment, the Committee shall not be acting in any fiduciary capacity with respect to the Plan but instead shall be acting solely as an agent and representative of the Company in its position as the sponsor of the Plan. Any amendment to the Plan that is recommended by the Committee shall become effective when (and shall not be effective unless and until) (a) it is consented to in writing by the Chief Executive Officer of the Company (or such other Company officer who is permitted to consent to such amendment by resolutions of the Board or the Board’s Executive Committee) and (b) it is approved by resolutions adopted by the Board or the Board’s Executive Committee (except that the approval by the Board or the Board’s Executive Committee shall not be required in the case of any amendment that the Committee has determined is necessary to maintain the tax-qualified status of the Plan under section 401(a) of the Code or any amendment that the Committee determines will not have a material cost impact on the Participating Companies).

15.6.5    Finally, in the event of any right of parties other than the Board or its Executive Committee to amend the Plan that is delegated or provided them under Subsection 15.6.3 or 15.6.4 above, and even while such right remains in effect, the Board (and its Executive Committee) shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in Subsection 15.6.2 above.

15.7    Preservation of Pre-January 1, 2016 Protected Benefits. This January 1, 2016 amendment and restatement of the Plan shall not, except to the extent permitted in regulations issued under section 411(d)(6) of the Code, reduce or eliminate any benefit of a Participant that as of December 31, 2015 was protected under Code section 411(d)(6), including the Participant’s Accrued Benefit as in effect as of December 31, 2015 or any early retirement benefit, retirement-type subsidy, or optional form of benefit provided that the Participant met or meets (either before, on, or after January 1, 2016) the December 31, 2015 conditions for such benefit or subsidy and to the extent such benefit or subsidy is solely based and calculated on the basis of the Participant’s Accrued Benefit, determined as of the end of December 31, 2015.

ARTICLE 16
TERMINATION OF PLAN

16.1    Vesting on Plan Termination.
16.1.1    Upon a complete or partial termination of the Plan, all interests of each Participant affected by the complete or partial termination in the benefits he has accrued under the Plan, as determined as of the date of complete or partial termination and to (and only to) the extent funded as of such date, shall become nonforfeitable. Notwithstanding any other provision herein to the contrary, no Participant (or person claiming through him) shall have any recourse towards satisfaction of his Plan benefits, if any, other than from the assets of the Plan (or the Pension Benefit Guaranty Corporation).

16.1.2    Any Participant who would not be entitled to any retirement benefit under the provisions of Article 6 above but for the provisions of Subsection 16.1.1 above, but who becomes entitled to a benefit because of such provisions, shall be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The provisions of Article 7 above (concerning, e.g., the commencement date, form, and amount of payment), Article 8 above (concerning certain death benefits), Article 9 above (concerning certain “transition” and other benefits), Article 10 above (concerning maximum benefit limits and restrictions on benefits for highly paid participants), and Article 11 above (concerning certain miscellaneous benefit matters) shall apply to the payment of any retirement benefit payable under this Section 16.1 as if such retirement benefit was described in Article 6 above.

16.2    Special Rules as to Interest Rate and Mortality Table on Complete Plan Termination. If the Plan is completely terminated on or after January 1, 2008, then, notwithstanding any other provision of the Plan to the contrary, the subsections of this Section 16.2 shall apply to the Plan.

16.2.1    To the extent a Participant’s Plan benefit is determined in relation to the Participant’s Cash Balance Account, the interest rate and mortality table used on and after the date of the Plan’s termination for purposes of determining the amount of any Plan benefit of the Participant that is payable in the form of an annuity commencing at or after the Participant’s Normal Retirement Age shall be the interest rate and mortality table specified under the Plan for that purpose as of the Plan’s termination date; except to the extent required by Treasury Regulations section 1.411(b)(5)-1(e)(2)(iii). In that regard, if the Participant’s Accrued Benefit is to be determined under the other provisions of the Plan based on the amount credited to the Participant’s Cash Balance Account and the interest rate used for the purpose of calculating the Participant’s Accrued Benefit Final Payment Amount is a variable rate, then the interest rate for that purpose shall be equal to the average interest rate that applied for that purpose during the five-year period ending on the Plan’s termination date, determined in accordance with Treasury Regulations section 1.411(b)(5)-1(e)(2)(iii).

16.2.2    If the interest crediting rate used under Section 5.4 above to determine a Participant’s Cash Balance Account has been a variable rate during the interest crediting periods in the five-year period ending on the date of the Plan’s termination (including any case in which the interest crediting rate was not the same fixed rate during all such periods), then the interest crediting rate used under Section 5.4 above to determine the Participant’s Cash Balance Account after the date of the Plan’s termination shall be equal to the average of the interest crediting rates applied under Section 5.4 above during each interest crediting period for which the interest crediting date is within the five-year period ending on the Plan’s termination date (with each rate adjusted to reflect the length of the interest crediting period and the average rate expressed as an annual rate and determined in accordance with Treasury Regulations section 1.411(b)(5)-1(e)(2)(ii)).

16.3    Distribution Method on Termination. Upon a complete termination of the Plan, the Committee shall determine, and direct the appropriate parties accordingly, from among the following methods, the method of discharging and satisfying all obligations under the Plan on behalf of Participants affected by the complete termination: (a) by the purchase of a group or individual retirement annuity or annuities from any insurance company selected by the Committee; (b) by the liquidation and distribution of the assets of the Plan; or (c) by any combination of such methods. Any distribution made by reason of the termination of the Plan shall continue to meet the provisions of the Plan concerning the form in which distributions from the Plan must be made, however.

16.4    Allocation of Assets on Termination. Under whatever method is chosen by the Committee to discharge and satisfy the obligations on behalf of affected Participants, upon the termination of the Plan the assets of the Plan shall be allocated among the Participants in the Plan on the basis of their then Plan benefits, in accordance with the following provisions.

16.4.1    Subject to Subsections 16.4.2 through 16.4.4 below, the assets of the Plan shall, in the event of the termination of the Plan, be allocated among the Participants in the Plan on the basis of their then Plan benefits, in the following order of priority classes until such assets are exhausted.

(a)    Priority Class 1: First, equally to all benefits described in subparagraphs (i) and (ii) immediately below:

(i)    in the case of all benefits which are in pay status three years or more prior to the date of termination, to each such benefit as determined under the provisions of the Plan in effect during the five-year period ending on the date of termination under which such benefit would be the least in amount; and

(ii)    in the case of all benefits which would have been in pay status three years prior to the date of termination had the applicable Participants been retired or terminated in employment prior to the three-year period ending on the date of termination, to each such benefit as determined under the provisions of the Plan in effect during the five-year period ending on the date of termination under which such benefit would be the least in amount.

(b)    Priority Class 2: Second, equally to the benefits described in subparagraphs (i) and (ii) immediately below:

(i)    to all other benefits guaranteed by the Pension Benefit Guaranty Corporation under title IV of ERISA, determined without regard to section 4022B(a) of ERISA; and

(ii)    to the additional benefits, if any, which would be guaranteed by the Pension Benefit Guaranty Corporation under title IV of ERISA if section 4022(b)(5) of ERISA did not apply.

For purposes of this Priority Class 2, section 4021 of ERISA shall be applied without regard to subparagraph (c) thereof.

(c)    Priority Class 3: Third, to all other vested and nonforfeitable benefits (determined without regard to such benefits which become vested and nonforfeitable solely because of the termination of the Plan).

(d)    Priority Class 4: Fourth, to all other benefits.

16.4.2    For purposes of the order of priority classes described in Subsection 16.4.1 above, the following provisions shall apply.

(a)    The amount allocated under any priority class in Subsection 16.4.1 above with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior priority class in such subsection.

(b)    If the assets available for allocation under either Priority Class 1, 2, or 4 above are insufficient to satisfy in full the Plan benefits described in such priority class, then such assets shall be allocated pro rata on the basis of the present value of the benefits described in such priority class (such present value being determined as of the date of termination).

(c)    This paragraph (c) applies if the assets available for allocation under Priority Class 3 above are insufficient to satisfy in full the Plan benefits described in Priority Class 3. In such event, the following provisions apply.

(i)    Such assets shall be allocated, except as provided in subparagraph (ii) immediately below, on a pro rata basis to the benefits which would have been described in Priority Class 3 if the provisions of the Plan as in effect at the beginning of the five-year period ending on the date of termination had never been changed.

(ii)    If the assets available for allocation under Priority Class 3 are sufficient to satisfy in full the benefits described in subparagraph (i) immediately above, then such assets shall be allocated to the benefits which would have been described in Priority Class 3 if the provisions of the Plan as in effect at the latest point in time during the five-year period ending on the date of termination that such assets available for allocation are sufficient to satisfy in full such benefits had never been changed, with any such assets remaining to be allocated being allocated pro rata to the additional benefits which would have been described in Priority Class 3 if the provisions of the Plan as in effect under the next succeeding Plan amendment which modified any benefits had never been changed.

(d)    If the allocations made pursuant to this Section 16.4 (without regard to this paragraph (d)) result in discrimination prohibited by section 401(a)(4) of the Code, then, to the extent required to prevent the disqualification of the Plan under section 401(a)(4) of the Code: (i) the assets allocated under paragraph (b) of Priority Class 2, Priority Class 3, and Priority Class 4 shall be reallocated to the extent necessary to avoid such discrimination, and, if still necessary to avoid such discrimination after such reallocation, (ii) the assets otherwise allocable to benefits which are limited or restricted under Section 10.2 above (and which are not otherwise allocated to paragraph (b) of Priority Class 2, to Priority Class 3, or to Priority Class 4 under clause (i) immediately above) shall also be reallocated to the extent necessary to avoid such discrimination.

16.4.3    Any allocations, determinations, distributions, or other actions taken pursuant to this Section 16.4 shall be subject to all required approvals and authorizations of the Pension Benefit Guaranty Corporation and the Internal Revenue Service.

16.4.4    Finally, in the case of a complete termination, any assets of the Plan remaining after all foregoing liabilities in the priority classes set forth in Subsection 16.4.1 above have been satisfied shall be paid to the Participating Companies, provided such payment does not violate any applicable Federal law.

ARTICLE 17

TOP HEAVY PROVISIONS

17.1    Determination of Whether Plan Is Top Heavy. For purposes of this Article 17, this Plan shall be considered a “Top Heavy Plan” for any Plan Year (for purposes of the first two sentences of this Section 17.1, the “subject Plan Year”) if, and only if, (a) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year, and (b) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (a) and (b) above with respect to this Plan and with respect to the subject Plan Year shall be made as of this Plan’s Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (b) above with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan’s Determination Date which is applicable to such plan’s plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Article 17, the following terms shall have the meanings hereinafter set forth.

17.1.1    Aggregation Group Plan. “Aggregation Group Plan” refers, with respect to any plan year of such plan, to a plan (a) which qualifies under Code section 401(a), (b) which is maintained by an Affiliated Employer, and (c) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code section 401(a), maintained by an Affiliated Employer, and including at least one Key Employee as a participant to meet the requirements of section 401(a)(4) or section 410(b) of the Code. In addition, if the Company so decides, any plan which meets clauses (a) and (b) but not (c) of the immediately preceding sentence shall be treated as an “Aggregation Group Plan” with respect to any plan year of such plan if the group of such plan and all other Aggregation Group Plans will meet the requirements of sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.

17.1.2    Determination Date. The “Determination Date” which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the “Determination Date” applicable to such plan year shall be the last day of such first plan year).

17.1.3    Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is:

(a)    an officer of an Affiliated Employer, provided such person receives compensation from the Affiliated Employers of an amount greater than $130,000 (as adjusted under section 416(i) of the Code for plan years beginning after December 31, 2002) for the applicable plan year. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of the Affiliated Employers) shall be treated as officers;

(b)    a 5% or more owner of any Affiliated Employer; or

(c)    a 1% or more owner of any Affiliated Employer who receives compensation of $150,000 or more from the Affiliated Employers for the applicable plan year.

For purposes of paragraphs (b) and (c) above, a person is considered to own 5% or 1%, as the case may be, of an Affiliated Employer if he owns (or is considered as owning within the meaning of Code section 318, except that subparagraph (C) of Code section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Affiliated Employer (or, if the Affiliated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Affiliated Employer). Further, for purposes of this entire Subsection 17.1.3, the term “Key Employee” includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the plan year ending on the subject Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

17.1.4    Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Non-Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is an employee of an Affiliated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Subsection 17.1.4, the term “Non-Key Employee” includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of an Affiliated Employer at any time during the plan year ending on the subject Determination Date but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

17.1.5    Present Value of Accrued Benefits.

(a)    For any Aggregation Group Plan which is a defined benefit plan (as defined in Code section 414(j)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the single sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions adopted under such defined benefit plan for valuing single sum forms of benefits which are in effect as of such Valuation Date) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Further, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Affiliated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of section 411(b)(1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s severance from employment from the Affiliated Employers, his death, or his disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(b)    For any Aggregation Group Plan which is a defined contribution plan (as defined in Code section 414(i)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the sum of (i) the total of the participant’s account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and (ii) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (ii) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (ii) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s severance from employment from the Affiliated Employers, his death, or his disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(c)    In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Affiliated Employer and a plan maintained by an employer other than an Affiliated Employer, (i) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the “Present Value” of the participant’s accrued benefit under paragraph (a) or (b) above, as applicable, and (ii) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining such “Present Value” if such rollover or transfer was or is accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.

(d)    In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, (i) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining the “Present Value” thereof under paragraph (a) or (b) above, as applicable, and (ii) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant’s accrued benefit in determining such “Present Value.”

(e)    As is noted in paragraphs (a) and (b) above, the “Present Value” of any participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the plan year ending on the subject Determination Date (or, in some cases, within the five year period ending on the subject Determination Date). This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.

(f)    Notwithstanding the foregoing provisions, the “Present Value” of a participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Affiliated Employer at any time during the plan year ending on the subject Determination Date.

17.1.6    Valuation Date. A “Valuation Date” refers to: (a) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a “Valuation Date” shall be deemed to be the same as a Determination Date); and (b) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.

17.1.7    Compensation. For purposes hereof, a participant’s “compensation” shall refer to his Compensation as defined in Section 10.3 above.

17.2    Effect of Top Heavy Status on Vesting. If for any Plan Year this Plan is a Top Heavy Plan, then, notwithstanding any other provision of the Plan to the contrary, any Participant who is a Participant at some time during such Plan Year and who ceases to be an Employee during such or any later Plan Year prior to being entitled to any other retirement benefit under the Plan, but after completing at least three years of Vesting Service (not including any years of Vesting Service completed after the last Plan Year in which this Plan is considered a Top Heavy Plan), shall still be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The provisions of Article 7 above (concerning, e.g., the commencement date, form, and amount of payment), Article 8 above (concerning certain death benefits), Article 9 above (concerning certain “transition” and other benefits), Article 10 above (concerning maximum benefit limits and restrictions on benefits for highly paid participants), and Article 11 above (concerning certain miscellaneous benefit matters) shall apply to the payment of any retirement benefit payable under this Section 17.2 as if such retirement benefit was described in Article 6 above.

17.3    Effect of Top Heavy Status on Benefit Amounts.

17.3.1    For any Plan Year in which this Plan is considered a Top Heavy Plan, then, notwithstanding any other provision of the Plan to the contrary, the annual amount (if paid in the form of an annuity) or the single sum amount (if paid in the form of a single sum payment) of any retirement benefit to which a Participant becomes entitled under the Plan shall not: (a) if paid in the form of a Single Life Annuity that commences as of the later of the Participant’s Normal Retirement Date or the date as of which the Participant’s retirement benefit under the Plan commences (for purposes of this Subsection 17.3.1, the Participant’s “normal commencing Single Life Annuity”), be less than the product obtained by multiplying (i) 2% of the Participant’s average annual compensation (as defined below) by (ii) the Participant’s years of service (as defined below), up to but not exceeding ten such years; and (b) if paid in any form of benefit and/or as of any commencement date other than the form of benefit and commencement date that apply under a normal commencing Single Life Annuity, be less than the annual amount or single sum amount (as appropriate) that makes the Participant’s retirement benefit that is paid in such other form and/or as of such other commencement date actuarially equivalent to the minimum retirement benefit that is described in clause

(a) immediately above when such retirement benefit is paid in the form of a normal commencing Single Life Annuity.

17.3.2    For purposes of this Section 17.3, a Participant’s “average annual compensation” refers to the annual average of his compensation received from the Affiliated Employers for the five consecutive calendar years which produce the highest result (excluding from consideration, however, compensation received in any Plan Year which began prior to January 1, 1984, in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan, and in any calendar year which does not end during a year of service).

17.3.3    For purposes of this Section 17.3, except as provided below, a Participant’s “years of service” shall include each period for which the Participant is credited with a year of Vesting Service, regardless of the Participant’s level of compensation during such period and regardless of whether the Participant is employed on any particular date during such period (such as the last day of such period). Notwithstanding the foregoing, a Participant’s “years of service” for purposes of this Section 17.3 shall not include any period which began prior to January 1, 1984, any period which is not included at least in part in a Plan Year as of which the Plan is considered a Top Heavy Plan, or any period which occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

17.3.4    For purposes of the foregoing provisions of this Section 17.3, a Participant’s benefit accruals under any other defined benefit plan (as defined in Section 414(j) of the Code) maintained by any Affiliated Employer and which is an Aggregation Group Plan for the subject Plan Year, other than benefit accruals made by reason of any top heavy provisions of such other plan, shall be considered as benefit accruals under this Plan.
17.3.5    Notwithstanding the foregoing provisions of this Section 17.3, such provisions shall not apply so as to cause any additional benefit to be provided a Participant for a Plan Year under this Plan if (i) such Participant actively participates in an Aggregation Group Plan maintained by an Affiliated Employer at any time in such Plan Year which is later than any date in such year on which he or she actively participates in this Plan and (ii) such other plan provides for the same benefit as would otherwise be required under the foregoing provisions of this Section 17.3 for such Plan Year.

ARTICLE 18

MISCELLANEOUS

18.1    Exclusive Benefit of Participants. All assets of the Plan shall be held in the Trust for the benefit of the Participants. In no event shall it be possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their beneficiaries (except as may be otherwise provided in Sections 12.2 and 12.3 above) or for payment of proper administrative costs and expenses of the Plan and the Trust. No person shall have any interest in or right to any part of the Trust, or any rights in, to, or under the Trust, except as and to the extent expressly provided in the Plan.

18.2    Mergers, Consolidations, and Transfers of Assets.

18.2.1    Notwithstanding any other provision hereof to the contrary, in no event shall this Plan be merged or consolidated with any other plan and trust, nor shall any of the assets or liabilities of this Plan be transferred to any other plan or trust or vice versa, unless: (1) either the Plan is amended to provide for such action or the Committee determines that such action furthers the purposes of this Plan; (2) each Participant and beneficiary would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated); and (3) such merger, consolidation, or transfer of assets does not cause any accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit of a person under this Plan or the applicable other plan, or the person’s rights to any such benefits, to be eliminated or reduced except to the extent such elimination or reduction is permitted under section 411(d)(6) of the Code or in Treasury regulations issued thereunder. In the event of any such merger, consolidation, or transfer, the requirements of clause (2) set forth in the immediately preceding sentence shall be deemed to be satisfied if the merger, consolidation, or transfer conforms to and is in accordance with regulations issued under section 414(1) of the Code.

(a)    In addition, in the case of any spin-off to this Plan from another plan which is maintained by an Affiliated Employer or of any spin-off from this Plan to another plan which is maintained by an Affiliated Employer, a percentage of the excess assets (as determined under section 414(l)(2) of the Code) held in the plan from which the spin-off is made (if any) shall be allocated to each of such plans to the extent required by section 414(l)(2) of the Code.

(b)    Subject to the provisions of this Subsection 18.2.1, the Committee may take action to merge or consolidate this Plan and the Trust with any other plan and trust or permit the transfer of any assets and liabilities of this Plan and the Trust to any other plan and trust or vice versa.

18.2.2    If an Employee who is participating in the Cincinnati Bell Pension Plan, as such plan exists as of the Effective Amendment Date or is subsequently amended or renamed (for purposes of this Subsection 18.2.2, the “CBPP”), becomes a Participant in this Plan, his accrued benefit under the CBPP (and the assets related thereto) shall be transferred to and assumed by this Plan. Further, if a Participant in this Plan becomes a Participant in the CBPP, his accrued benefit under the Plan (and the assets related thereto) shall be transferred to and assumed by the CBPP. Any transfer of benefits and assets provided under this Subsection 18.2.2 shall be subject to the provisions of Subsection 18.2.1 above.

18.2.3    To the extent required under the Mandatory Portability Agreement, accrued benefits (and related assets) shall be transferred to and from Former Affiliate Plans (as such term is defined in the Mandatory Portability Agreement), provided that no accrued benefit shall be transferred to and assumed by this Plan unless assets at least equal to such accrued benefits also are transferred to this Plan. Any transfer of benefits and assets provided under this Subsection 18.2.3 shall be subject to the provisions of Subsection 18.2.1 above.

18.3    Benefits and Service for Military Service. Notwithstanding any provision of the Plan to the contrary and in order to satisfy the requirements of sections 401(a)(37) and 414(u) of the Code with respect to a Participant’s qualified military service, the following provisions of this Section 18.3 shall apply.

18.3.1    An individual reemployed as an Employee by an Affiliated Employer under chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment) shall be treated as not having incurred a Break in Service for purposes of the Plan by reason of such individual’s qualified military service.
18.3.2    Each period of qualified military service served by an individual shall, upon reemployment as an Employee by an Affiliated Employer under chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment), be deemed to constitute Vesting Service for purposes of the Plan.
18.3.3    For purposes of Article 10 above, a Participant who is in qualified military service shall be treated as receiving Compensation during the period of qualified military service equal to the Compensation the Participant would have received during such period were he not in qualified military service, determined based on the rate of pay the Participant would have received from the Affiliated Employers but for his absence during the during the period of qualified military service; except that, if the compensation the Participant would receive during the period of qualified military service is not reasonably certain, then the Participant shall be treated as receiving compensation from the Affiliated Employers during the period of qualified military service equal to the Participant’s average compensation from the Affiliated Employers during the shorter of (a) the twelve month period immediately preceding the period of the qualified military service or (b) the Participant’s entire period of employment by the Affiliated Employers.
18.3.4    If a Participant dies on or after January 1, 2007 and while performing qualified military service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. By reason of the immediately preceding sentence and among other things, credit for Vesting Service shall be provided for the period of qualified military service of a Participant who dies while performing qualified military service for purposes of determining whether any death benefit is provided under the Plan with respect to the Participant (but the amount of such death benefit is not determined as if the Participant received benefit accruals during such qualified military service).
18.3.5    An individual receiving, in a Plan Year that begins after December 31, 2008, a differential wage payment from an Affiliated Employer shall be treated as an Employee of such Affiliated Employer and the differential wage payment shall be treated as part of the Participant’s compensation solely for purposes of applying Articles 10 and 17 above and applying any other requirement imposed by the Code on the Plan (but shall not be used for any other purposes of the Plan). For purposes hereof, a “differential wage payment” means any payment that is made by an Affiliated Employer to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter

43 of title 38 of the United States Code) while on active duty for a period of more than 30 days and represents all or a portion of the wages that the individual would have received from such Affiliated Employer if the individual were performing service for such Affiliated Employer.
18.3.6    For all purposes of this Section 18.3, “qualified military service” means, with respect to any individual, any service of his in the uniformed services (as defined in chapter 43 of title 38 of the United States Code, as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment) if he is entitled to reemployment rights with the Employer under such chapter with respect to such service.
18.4    Actions Required by Mandatory Portability Agreement. This Plan shall comply with any requirements of the Mandatory Portability Agreement that apply to it. Thus, to the extent not addressed elsewhere in this Plan, any action shall be taken under or in connection with the Plan if it is required to comply with the Mandatory Portability Agreement. However, as is indicated in Section 3.7 above, Employees of certain Participating Companies are not subject to or affected by the Mandatory Portability Agreement while employed by any such companies, and this Section 18.4 shall not give any rights under the Mandatory Portability Agreement to such Employees while employed by any such company.

18.5    Authority to Act for Company. Except as is otherwise expressly provided elsewhere in this Plan, any matter or thing to be done by the Company shall be done by the Board or the Board’s Executive Committee, except that the Board or the Board’s Executive Committee may, by resolution, delegate in writing to any officer of any Affiliated Employer any or all of its rights or duties hereunder (and any such delegation shall be deemed incorporated into and made a part of this Plan). Any such delegation shall be valid and binding upon all persons, and the person or persons to whom authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by resolution of the Board or the Board’s Executive Committee.

18.6    Relationship of Plan to Employment Rights. The adoption and maintenance of the Plan is purely voluntary on the part of the Participating Companies and neither the adoption nor the maintenance of the Plan shall be construed as conferring any legal or equitable rights to employment on any person.

18.7    Applicable Law. The provisions of the Plan shall be administered and enforced according to applicable Federal law and, only to the extent not preempted by Federal law, to the laws of the State of Ohio. The Company may at any time initiate any legal action or proceedings for the determination of any question of construction which arises or for instructions. Except as required by law, in any application to, or proceeding or action in, any court with regard to the Plan, only the Company shall be a necessary party, and no Participant, beneficiary, or other person having or claiming any interest in the Plan shall be entitled to any notice or service of process. The Company may include as parties defendant any other person or persons. Any judgment entered into in such a proceeding or action shall be conclusive upon all persons claiming under the Plan.

18.8    Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

18.9    Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

18.10    Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

18.11    Special Definitions and Tables. Any terms which are defined by use of a parenthetical contained in any provision of the Plan shall apply only to the provision in which such parenthetical is contained, except where otherwise indicated in such parenthetical or the context otherwise requires. In addition, any tables attached to this Plan shall constitute a part of this Plan.

18.12    Plan Administrator and Sponsor. The Company shall be the Plan’s administrator and sponsor as those terms are used in ERISA.

18.13    Accumulated Benefit Used To Satisfy Applicable Age Discrimination Rules. As is indicated in Subsection 2.1.2 above, a Participant’s Accumulated Benefit as of any specified date that occurs on or after January 1, 2008 shall be the Participant’s benefit that is used for purposes of determining whether the requirements of section 411(b)(1)(H)(i) and (b)(5)(A) of the Code and section 204(b)(1)(H)(i) and (b)(5)(A) of ERISA, and Treasury Regulations section 1.411(b)(5)-1(b), are met for the Plan with respect to the Participant’s Plan benefit as of such specified date. In that regard and by virtue of the fact that the accrued benefits of all Participants under the Plan have been frozen prior to the Effective Amendment Date, the requirements of the safe harbor accumulated benefit test under Treasury Regulations section 1.411(b)(5)-1(b)(1), including the definition of lump sum-based formula under Treasury Regulations section 1.411(a)(13)-1(d)(3), shall be applied to the Plan without regard to the requirements under such Treasury Regulations section that are effective only for Plan Years beginning on or after January 1, 2017.

ARTICLE 19

2004 EARLY RETIREMENT OFFER

19.1    Overview. This Article 19 is effective as of August 19, 2004 and provides for special benefits to be provided certain Participants who accepted an offer of the Participating Employers of a special benefit program, all as is provided for in the following provisions of this Article 19.

19.2    Special Definitions. For purposes of this Article 19 only, the following terms shall have the meanings hereinafter set forth:

19.2.1    The term “Eligible Participant” means any person who was eligible under Section 19.3 below to be offered the special benefit program described in this Article 19.

19.2.2    The term “Extra Lump Sum Formula Amount” means, with respect to any Eligible Participant who accepted the special benefit program offer provided under this Article 19, an amount equal to the product obtained by multiplying (a) a dollar amount equal to two weeks value of the Eligible Participant’s base rate of pay as determined on October 1, 2004 by (b) the number of whole years included in the Eligible Participant’s Net Credited Service as determined on October 1, 2004. Notwithstanding the immediately preceding sentence, such Eligible Participant’s “Extra Lump Sum Formula Amount” shall in no event be deemed to exceed an amount equal to one year’s value of the Eligible Participant’s base rate of pay as determined on October 1, 2004. For purposes of this Subsection 19.2.2, if such Eligible Participant was assigned to a sales division of a Participating Employer and received Sales Incentive Compensation Awards, all such awards paid to him for the twelve month period ending on the day immediately preceding October 1, 2004 will be taken into account in determining his base rate of pay on October 1, 2004. In addition, for purposes of this Subsection 19.2.2 and except as is provided in the immediately preceding sentence, night differentials, overtime pay, team incentive and other awards, bonuses, and any other amounts not part of such Eligible Participant’s basic rate of scheduled pay shall not be included in determining such Eligible Participant’s base rate of pay. Notwithstanding the foregoing, for an Eligible Participant who is described in Subsection 19.4.4 below, each reference to “October 1, 2004” in the foregoing provisions of this Subsection 19.2.2 shall be deemed to be a reference to the Eligible Participant’s last day of employment with the Affiliated Employers.

19.2.3    The term “Normal Retirement Extra Single Life Annuity Benefit” means, with respect to any Eligible Participant who accepted the special benefit program offer provided under this Article 19 and when determined as of any date (for purposes of this Subsection 19.2.3, the “subject date”), a hypothetical Single Life Annuity payable to the Eligible Participant that both (a) commences to be paid as of the later of the Eligible Participant’s Normal Retirement Date or the Eligible Participant’s Offer Retirement Date and (b) has a monthly amount that is actuarially equivalent to a hypothetical single sum payment that both is made as of the subject date and is equal to the Eligible Participant’s Extra Lump Sum Formula Amount. The actuarial assumptions to be used in making such actuarially equivalent calculation shall be solely the applicable interest rate and applicable mortality assumption that are in effect under Section 11.5 above for a benefit for which the subject date is the benefit’s commencement date.

19.2.4    The term “Offer Retirement Date” means, with respect to any Eligible Participant who accepted the special benefit program offer provided under this Article 19, the date the Participant ceased to be an Employee pursuant to such offer.

19.2.5    The term “Net Credited Service” means, with respect to any Participant, the Eligible Participant’s Term of Employment that would be determined under the terms of the Prior Pension Plan if all references to a “Covered Employee” in such Prior Pension Plan were deemed to be references to an “Employee” (and if section 4.1.8 of such Prior Pension Plan were disregarded).

19.3    Eligible Participants. Any person was eligible to be offered the special benefit program described in this Article 19 if, and only if, he met the following conditions:

19.3.1    he was on August 19, 2004 both a Covered Employee and a Participant in the Plan; and

19.3.2    he would by December 31, 2006, if he had remained an Employee from August 19, 2004 to December 31, 2006, either (a) have had Net Credited Service of 30 or more years, (b) both been age 50 and have had Net Credited Service of 25 or more years, (c) both been age 55 and have had Net Credited Service of 20 or more years, or (d) both been age 60 and have had Net Credited Service of 10 or more years; and

19.3.3    he was not prevented by the Participating Employers from accepting the special benefit program offer provided under this Article 19 because of business needs of the Participating Employers. In this regard, the Participating Employers may have excluded employees performing certain jobs from being eligible for such offer and/or limited the number of employees in the Participating Employers in the aggregate, or in any department, job, or other unit, who were permitted to accept such offer.

19.4    Offer.

19.4.1    The Participating Employers, on or about November 3, 2004, delivered or mailed written material to each Eligible Participant setting forth the special benefit program offer described in this Article 19 (with such written material being referred to in this Article 19 as an “offer package”).

19.4.2    Such special benefit program offer provided that an Eligible Participant shall receive the benefits described in Sections 19.5 and 19.6 below if, and only if, the Eligible Participant:

(a)    voluntarily terminated his employment with the Affiliated Employers on such date as was requested or agreed to by the Participating Employers (which date was not earlier than the date on which he received the offer package or later than December 31, 2006);

(b)    accepted the special benefit program offered to him under this Article 19 by, and only by, signing a form prepared by the Participating Employers for this purpose (which form set forth the Eligible Participant’s agreement to accept the offer and to retire in accordance with the rules of paragraph (a) of this Subsection 19.4.2) and filing such signed form with the Participating Employers on or prior to the latest date as of which the latest offer package received by him indicated that he could accept such offer (which date was not in any event after December 1, 2004); and

(c)    released and waived any claims that he may have against the Affiliated Employers and all of the Affiliated Employers’ related parties that were requested to be released by the Participating Employers in connection with the special benefit program offer provided under this Article 19, by, and only by, signing a form prepared by the Participating Employers for this purpose and filing such signed form with the Participating Employers within such time period as was set by the Participating

Employers (which generally was his Offer Retirement Date or the three immediately following business days); and

(d)    met all other conditions imposed by the Participating Employers for accepting such offer.

19.4.3    If an Eligible Participant did not accept the special benefit program offer provided to him under this Article 19 or failed to meet all of the conditions set forth in Subsection 19.4.2 above, he shall not at any time be entitled to the benefits described in Sections 19.5 and 19.6 below.

19.4.4    Notwithstanding the provisions of Subsections 19.4.1 through 19.4.3 above, any person who qualifies as an Eligible Participant but who voluntarily terminated his employment with the Affiliated Employers between August 19, 2004 and November 2, 2004 shall, provided that he complied with the requirements of paragraph (c) of Subsection 19.4.2 above (within such time, after he was notified as to the special benefit program described in this Article 19, as was provided him by the Participating Employers), be deemed for all of the provisions of this Article 19 to have been offered the special program benefit offer described in this Article 19, to have accepted and complied with all of the conditions of such offer, and to have voluntarily terminated his employment with the Affiliated Employers under and pursuant to such offer.

19.5    Special Extra Retirement Benefit. If an Eligible Participant accepted the special benefit program offer provided under this Article 19 and complied with all of the conditions of such offer, he shall be entitled to a special retirement benefit not otherwise provided under the foregoing Articles of this Plan. Such special retirement benefit is described in the following provisions of this Section 19.5 and is referred to in such provisions and in Section 19.6 below as the “extra retirement benefit.” The monthly or single sum amount of the Eligible Participant’s extra retirement benefit shall be determined under the provisions of Subsection 19.5.1 below, and all other details of the extra retirement benefit (including such benefit’s form of payment and commencement date) shall be determined under the provisions of Subsections 19.5.2 and 19.5.3 below.

19.5.1    The monthly or single sum amount of the Eligible Participant’s extra retirement benefit shall be determined as follows.

(a)    If the Eligible Participant’s extra retirement benefit is paid to the Eligible Participant in the form of a Single Life Annuity that commences as of any certain date (for purposes of this paragraph (a), the “subject commencement date”), then the monthly amount of such benefit shall be equal to the greater of (i) the amount that would make such Single Life Annuity actuarially equivalent to a hypothetical single sum payment that both is made as of the subject commencement date and is equal to the Eligible Participant’s Extra Lump Sum Formula Amount or (ii) the amount that would make such Single Life Annuity actuarially equivalent to the Eligible Participant’s Normal Retirement Extra Single Life Annuity Benefit determined as of the subject commencement date. The actuarial assumptions to be used in making any of the actuarially equivalent calculations required under this paragraph (a) shall be solely the applicable interest rate and applicable mortality assumption that are in effect under Section 11.5 above for a benefit for which the subject commencement date is the benefit’s commencement date.

(b)    If the Eligible Participant’s extra retirement benefit is paid to the Eligible Participant in the form of a Qualified Joint and Survivor Annuity that commences as of any certain date, then the monthly amount of such benefit shall be the amount that would be determined under Subsection 7.2.2 above if the extra retirement benefit were the Eligible Participant’s sole retirement benefit under the Plan.

(c)    If the Eligible Participant’s extra retirement benefit is paid to the Eligible Participant in the form of a single sum payment that is made as of any certain date (for purposes of this paragraph (c), the “subject payment date”), then the single sum amount of such benefit shall be an amount equal to the greater of (i) the Eligible Participant’s Extra Lump Sum Formula Amount or (ii) the amount that would make such single sum payment actuarially equivalent to the Eligible Participant’s Normal Retirement Extra Single Life Annuity Benefit determined as of the subject payment date. The actuarial assumptions to be used in making the actuarially equivalent calculation required under this paragraph (c) shall be solely the applicable interest rate and applicable mortality assumption that are in effect under Section 11.5 above for a benefit for which the subject payment date is the benefit’s commencement date.

19.5.2    Except to the extent otherwise provided or modified in Subsection 19.5.3 below or to the extent the context of this Article 19 otherwise requires, all of the provisions of this Plan (other than Articles 3, 4, 5, and 9 above) shall apply as if the Eligible Participant’s extra retirement benefit were added to and were a part of the Eligible Participant’s retirement benefit accrued under the Articles of this Plan that precede this Article 19 as of his Offer Retirement Date and as such benefit may be modified under the provisions of Section 19.6 below (for purposes of this Section 19.5 and Section 19.6 below, his “regular retirement benefit”). In particular, except to the extent otherwise provided or modified in Subsection 19.5.3 below, the Eligible Participant’s extra retirement benefit and regular retirement benefit shall be deemed to be one retirement benefit for purposes of determining the form of and commencement date of such benefits and applying the provisions of Articles 10 and 17 above (which provide for benefit limits and top heavy plan rules).

19.5.3    Notwithstanding the provisions of Subsection 19.5.2 above, as a special option and not in any event limiting the forms of benefit in which the Eligible Participant’s extra retirement benefit and regular retirement benefit can be paid, the Eligible Participant may elect to receive his extra retirement benefit and regular retirement benefit, in lieu of the normal form of benefit otherwise payable under Section 7.2 above or any other optional form of benefit described in Section 7.3 above and provided all of the election provisions of Section 7.4 above are met, in the following forms:

(a)    a Single Life Annuity for his regular retirement benefit and a single sum payment for his extra retirement benefit; or

(b)    if the Eligible Participant is married as of the commencement date of his retirement benefits under the Plan, a Qualified Joint and Survivor Annuity for his regular retirement benefit and a single sum payment for his extra retirement benefit.

The commencement date of the payment of each of his regular retirement benefit and his extra retirement benefit must in such case still be the same date and determined as if the Eligible Participant’s extra retirement benefit and regular retirement benefit were one benefit.

19.6    Special Early Retirement Discount Factors for Regular Retirement Benefit. If an Eligible Participant accepted the special benefit program offer provided under this Article 19 and complied with all of the conditions of such offer, then, in addition to the extra retirement benefit under Section 19.5 above, he shall have his regular retirement benefit under the Plan determined in accordance with the other provisions of the Plan but with the following adjustment in the event the commencement date of his regular retirement benefit occurred prior to December 31, 2006: his Prior Pension Plan Amount (as is otherwise defined in Subsection 9.2.4(a) above) as of the commencement date of his regular retirement benefit (which Prior Pension Plan Amount is sometimes used to help determine his regular retirement benefit) shall be determined under the provisions of Subsection 9.2.4(a) above but with any early retirement discount reduction factors set forth in the provisions of the Prior Pension Plan that are used in such determination (to the extent the provisions of Subsection 9.2.4(a) above would require that such Prior Pension Plan early retirement discount factors are used in determining the Prior Pension Plan Amount) being applied in such determination of the Prior Pension Plan Amount based on the age and service with the Affiliated Employers that the Eligible Participant would have had on December 31, 2006 if he had continued in the employment of the Affiliated Employers from his actual date of termination with the Affiliated Employers (pursuant to his acceptance of the special benefit program offer provided under this Article 19) to December 31, 2006.

ARTICLE 20

2008 SPECIAL EARLY RETIREMENT BENEFITS
20.1    Overview. This Article 20 is effective as of January 1, 2008 and provides for special benefits to be provided certain Participants who accepted an early retirement offer of the Participating Employers, all as is provided for in the following provisions of this Article 20.
20.2    Special Definitions. For purposes of this Article 20 only, the following terms shall have the meanings hereinafter set forth.
20.2.1    The term “Eligible Participant” means any person who was eligible under Section 20.3 below to be provided the early retirement offer described in this Article 20.
20.2.2    The term “Extra Lump Sum Formula Amount” means, with respect to any Eligible Participant who accepted the early retirement offer provided under this Article 20 and subject to paragraphs (a) and (b) of this Subsection 20.2.2, an amount equal to the sum of: (1) the product obtained by multiplying (A) a dollar amount equal to two weeks value of the Eligible Participant’s base rate of pay as determined on October 1, 2007 by (B) the number of the whole years included in the Eligible Participant’s Net Credited Service as determined on October 1, 2007, up to but not in excess of 17 such years; and (2) the product obtained by multiplying (A) a dollar amount equal to four weeks value of the Eligible Participant’s base rate of pay as determined on October 1, 2007 by (B) the number of the whole years included in the Eligible Participant’s Net Credited Service as determined on October 1, 2007 in excess of 17 such years.
(a)    Notwithstanding the foregoing provisions of this Subsection 20.2.2, an Eligible Participant’s “Extra Lump Sum Formula Amount” shall in no event be deemed to exceed an amount equal to 78 weeks value of the Eligible Participant’s base rate of pay as determined on October 1, 2007.
(b)    For purposes of this Subsection 20.2.2, if prior to October 1, 2007 an Eligible Participant was assigned to a sales division of a Participating Employer and received Sales Incentive Compensation Awards, all such awards paid to him for the twelve month period ending on the day immediately preceding October 1, 2007 shall be taken into account in determining his base rate of pay on October 1, 2007. In addition, for purposes of this Subsection 20.2.2 and except as is provided in the immediately preceding sentence, night differentials, overtime pay, team incentive and other awards, bonuses, and any other amounts not part of an Eligible Participant’s basic rate of scheduled pay shall not be included in determining such Eligible Participant’s base rate of pay.
20.2.3    The term “Normal Retirement Extra Single Life Annuity Benefit” means, with respect to any Eligible Participant who accepted the early retirement offer described in this Article 20 and when determined as of any date (for purposes of this Subsection 20.2.3, the “subject date”), a hypothetical Single Life Annuity payable to the Eligible Participant that both (a) commences to be paid as of the later of the Eligible Participant’s Normal Retirement Date or the Eligible Participant’s Offer Retirement Date and (b) has a monthly amount that is actuarially equivalent to a hypothetical single sum payment that both is made as of the subject date and is equal to the Eligible Participant’s Extra Lump Sum Formula Amount. The actuarial assumptions to be used in making such actuarially equivalent calculation shall be solely the applicable interest rate and applicable mortality assumption that are in effect under Section 11.5 above for a benefit for which the subject date is the benefit’s commencement date.

20.2.4    The term “Offer Retirement Date” means, with respect to any Eligible Participant who accepted the early retirement offer described in this Article 20, the date the Participant ceased to be an Employee pursuant to such offer.
20.2.5    The term “Net Credited Service” means, with respect to any Eligible Participant, the Eligible Participant’s Term of Employment that would be determined under the terms of the Prior Pension Plan if all references to a “Covered Employee” in such Prior Pension Plan were deemed to be references to an “Employee” (and if section 4.1.8 of such Prior Pension Plan were disregarded).
20.3    Eligible Participants. Any person was eligible to be offered the early retirement offer described in this Article 20 if, and only if, he met the following conditions:
20.3.1    he was on October 1, 2007 both a Covered Employee and a Participant in the Plan; and
20.3.2    he would by December 31, 2009, if he had remained an Employee from October 1, 2007 to December 31, 2009, either (a) have had Net Credited Service of 30 or more years, (b) both been age 50 and have had Net Credited Service of 25 or more years, (c) both been age 55 and have had Net Credited Service of 20 or more years, or (d) both been age 60 and have had Net Credited Service of 10 or more years; and
20.3.3    he was not prevented by the Participating Employers from accepting the early retirement offer provided under this Article 20 because of business needs of the Participating Employers. In this regard, the Participating Employers may have excluded employees performing certain jobs from being eligible for such offer and/or limited the number of employees in the Participating Employers in the aggregate, or in any department, job, or other unit, who were permitted to accept such offer.
20.4    Offer.
20.4.1    The Participating Employers delivered or mailed written material to each Eligible Participant setting forth the early retirement offer described in this Article 20 on or about December 7, 2007.
20.4.2    Such early retirement offer provided that an Eligible Participant shall receive the benefits described in Sections 20.5 and 20.6 below if, and only if, the Eligible Participant satisfied all of the conditions set forth in the following paragraphs of this Subsection 20.4.2.
(a)    He voluntarily terminated his employment with the Affiliated Employers on such date as was requested or agreed to by the Participating Employers, which date was, except as is indicated in the immediately following sentence, not be earlier than December 7, 2007 or later than December 31, 2010. However, if the Eligible Participant terminated his employment with the Affiliated Employers between October 1, 2007 and December 7, 2007, he shall be deemed for all purposes of this Article 20 to have voluntarily terminated his employment with the Affiliated Employers on a date that was requested or agreed to by the Participating Employers and to have met the condition set forth in this paragraph (a).
(b)    He accepted the early retirement offer described in this Article 20 by, and only by, signing a form prepared by the Participating Employers for this purpose (which form set forth the Eligible Participant’s agreement to accept the offer and, if applicable, to retire in accordance with the rules of the first sentence of paragraph (a) of this Subsection 20.4.2) and filing such signed form with the Participating Employers on or prior to December 31, 2007.

(c)    He released and waived any claims that he may have against the Affiliated Employers and all of the Affiliated Employers’ related parties that were requested to be released by the Participating Employers in connection with the early retirement offer described in this Article 20 by, and only by, signing a form prepared by the Participating Employers for this purpose and filing such signed form with the Participating Employers on his Offer Retirement Date or on any of the three immediately following business days (or, if he terminated his employment with the Affiliated Employers between October 1, 2007 and December 7, 2007, by, and only by, signing a form prepared by the Participating Employers for this purpose and filing such signed form with the Participating Employers within such time, after he was notified as to the early retirement offer described in this Article 20, as was provided him by the Participating Employers).
(d)    He met all other conditions imposed by the Participating Employers for accepting such offer.
20.4.3    If an Eligible Participant did not accept the early retirement offer described in this Article 20 or failed to meet all of the conditions set forth in Subsection 20.4.2 above, he shall not at any time be entitled to the benefits described in Sections 20.5 and 20.6 below.
20.5    Special Extra Retirement Benefit. If an Eligible Participant accepted the early retirement offer described in this Article 20 and complied with all of the conditions of such offer, he shall be entitled to a special retirement benefit not otherwise provided under the foregoing Articles of this Plan. Such special retirement benefit is described in the following provisions of this Section 20.5 and is referred to in such provisions and in Section 20.6 below as the “extra retirement benefit.” The monthly or single sum amount of the Eligible Participant’s extra retirement benefit shall be determined under the provisions of Subsection 20.5.1 below, and all other details of the extra retirement benefit (including such benefit’s form of payment and commencement date) shall be determined under the provisions of Subsections 20.5.2, 20.5.3, and 20.5.4 below.
20.5.1    The monthly or single sum amount of the Eligible Participant’s extra retirement benefit shall be determined in accordance with the following paragraphs of this Subsection 20.5.1.
(a)    If the Eligible Participant’s extra retirement benefit is paid to the Eligible Participant in the form of a Single Life Annuity that commences as of any certain date (for purposes of this paragraph (a), the “subject commencement date”), then the monthly amount of such benefit shall be equal to the greater of (i) the amount that would make such Single Life Annuity actuarially equivalent to a hypothetical single sum payment that both is made as of the subject commencement date and is equal to the Eligible Participant’s Extra Lump Sum Formula Amount or (ii) the amount that would make such Single Life Annuity actuarially equivalent to the Eligible Participant’s Normal Retirement Extra Single Life Annuity Benefit determined as of the subject commencement date. The actuarial assumptions to be used in making any of the actuarially equivalent calculations required under this paragraph (a) shall be solely the applicable interest rate and applicable mortality assumption that apply under Section 11.5 above to a benefit for which the subject commencement date is the benefit’s commencement date.
(b)    If the Eligible Participant’s extra retirement benefit is paid to the Eligible Participant in the form of a Qualified Joint and Survivor Annuity that commences as of any certain date, then the monthly amount of such benefit shall be the amount that would be determined under Subsection 7.2.2 above if the extra retirement benefit were the Eligible Participant’s sole retirement benefit under the Plan.

(c)    If the Eligible Participant’s extra retirement benefit is paid to the Eligible Participant in the form of a single sum payment that is made as of any certain date (for purposes of this paragraph (c), the “subject payment date”), then the single sum amount of such benefit shall be an amount equal to the greater of (i) the Eligible Participant’s Extra Lump Sum Formula Amount or (ii) the amount that would make such single sum payment actuarially equivalent to the Eligible Participant’s Normal Retirement Extra Single Life Annuity Benefit determined as of the subject payment date. The actuarial assumptions to be used in making any of the actuarially equivalent calculations required under this paragraph (c) shall be solely the applicable interest rate and applicable mortality assumption that apply under Section 11.5 above to a benefit for which the subject payment date is the benefit’s commencement date.
20.5.2    Except to the extent otherwise provided or modified in Subsection 20.5.3 below or Subsection 20.5.4 below or to the extent the context of this Article 20 otherwise requires, all of the provisions of this Plan (other than Articles 3, 4, 5, and 9 above) shall apply as if the Eligible Participant’s extra retirement benefit were added to and were a part of the Eligible Participant’s retirement benefit accrued under the Articles of this Plan that precede this Article 20 as of his Offer Retirement Date and as such benefit may be modified under the provisions of Section 20.6 below (for purposes of this Section 20.5 and Section 20.6 below, his “regular retirement benefit”). In particular, except to the extent otherwise provided or modified in Subsection 20.5.3 below or Subsection 20.5.4 below, the Eligible Participant’s extra retirement benefit and regular retirement benefit shall be deemed to be one retirement benefit for purposes of determining the form of and commencement date of such benefits and applying the provisions of Articles 10 and 17 above (which provide for benefit limits and top heavy plan rules).
20.5.3    Notwithstanding the provisions of Subsection 20.5.2 above but subject to the provisions of Subsection 20.5.4 below, as a special option and not in any event limiting the forms of benefit in which the Eligible Participant’s extra retirement benefit and regular retirement benefit can be paid, the Eligible Participant may elect to receive his extra retirement benefit and regular retirement benefit, in lieu of the normal form of benefit otherwise payable under Section 7.2 above or any other optional form of benefit described in Section 7.3 above and provided all of the election provisions of Section 7.4 above are met, in the following forms:
(a)    a Single Life Annuity for his regular retirement benefit and a single sum payment for his extra retirement benefit; or
(b)    if the Eligible Participant is married as of the commencement date of his retirement benefits under the Plan, a Qualified Joint and Survivor Annuity for his regular retirement benefit and a single sum payment for his extra retirement benefit.
The commencement date of the payment of each of his regular retirement benefit and his extra retirement benefit must in such case still be the same date and determined as if the Eligible Participant’s extra retirement benefit and regular retirement benefit were one benefit.
20.5.4    Notwithstanding the provisions of Subsections 20.5.2 and 20.5.3 above, if the Eligible Participant voluntarily terminated his employment with the Affiliated Employers and commenced the payment of his regular retirement benefit as of any date before January 1, 2008, then (a) the Eligible Participant’s extra retirement benefit shall not be added to or treated as a part of the Eligible Participant’s regular retirement benefit, (b) the commencement date of the Eligible Participant’s extra retirement benefit may not occur prior to January 1, 2008, and (c) the form and commencement date of the Eligible Participant’s extra retirement benefit shall be determined as if such benefit were the sole retirement benefit under the Plan (except that the provisions of Section 7.5 above, that provide for an automatic cashout of a retirement benefit, shall apply to the Eligible Participant’s extra retirement benefit only if such provisions would have applied to the combination of the Eligible Participant’s extra retirement benefit and regular retirement benefit had such regular retirement benefit not previously commenced to be paid).
20.6    Special Early Retirement Discount Factors for Regular Retirement Benefit. If an Eligible Participant (a) accepted the early retirement offer described in this Article 20, (b) complied with all of the conditions of such offer, and (c) has an Offer Retirement Date that is prior to December 31, 2009, then, in addition to the extra retirement benefit under Section 20.5 above, he shall have his regular retirement benefit under the Plan determined in accordance with the other provisions of the Plan but with the following adjustment: his Prior Pension Plan Amount (as is otherwise defined in Subsection 9.2.4(a) above) as of the commencement date of his regular retirement benefit (which Prior Pension Plan Amount is sometimes used to help determine his regular retirement benefit) shall be determined under the provisions of Subsection 9.2.4(a) above but with any early retirement discount reduction factors set forth in the provisions of the Prior Pension Plan that are used in such determination (to the extent the provisions of Subsection 9.2.4(a) above would require that such Prior Pension Plan early retirement discount factors are used in determining the Prior Pension Plan Amount) being applied in such determination of the Prior Pension Plan Amount based on the age and service with the Affiliated Employers that the Eligible Participant would have had on December 31, 2009 if he had continued in the employment of the Affiliated Employers from his Offer Retirement Date to December 31, 2009 (except that his age for such purposes will be based on his actual age on the commencement date of the benefit if such commencement date occurs after December 31, 2009).

ARTICLE 21
BENEFIT LIMITATIONS REQUIRED UNDER
SECTION 436 OF INTERNAL REVENUE CODE
21.1    Limitations Applicable If Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Subsection 21.1.2 below) but is not less than 60 percent, then the limitations set forth in this Section 21.1 apply.

21.1.1    50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(a)    50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or
(b)    100 percent of the PBGC maximum benefit guarantee amount (as defined in section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).
The limitation set forth in this Subsection 21.1.1 does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or beneficiary as of the annuity starting date because of the application of the requirements of this Subsection 21.1.1, the Participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Subsection 21.1.1, or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan. In addition, during a period when this Subsection 21.1.1 applies to the Plan, Participants and beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as sections 411(a)(11) and 401(a)(9) of the Code).
21.1.2    Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(a)    Less than 80 percent; or
(b)    80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.
The limitation set forth in this Subsection 21.1.2 does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.
21.2    Limitations Applicable If Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan (except for and subject to the terms of Subsection 5.3.3 above, under which benefit accruals for all Participants other than Grandfathered Participants ceased as of March 28, 2009 and benefit accruals for Grandfathered Participants ceased as of June 30, 2013), if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Subsection 21.2.2 below), then the limitations in this Section 21.2 apply.

21.2.1    Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Subsection 21.2.1 does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

21.2.2    Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(a)    Less than 60 percent; or
(b)    60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.
21.2.3    Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Subsection 21.2.3, then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits. Notwithstanding the provisions of this Subsection 21.2.3, benefit accruals under the Plan have ceased in accordance with Subsection 5.3.3 above (effective as of the dates reflected therein).

21.3    Limitations Applicable If Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 21.3 does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

21.4    Provisions Applicable After Limitations Cease to Apply.

21.4.1    Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 21.1(a), 21.2.1, or 21.3 above applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

21.4.2    Resumption of Benefit Accruals. If a limitation on benefit accruals under Subsection 21.2.3 above applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 CFR section 2530.204-2(c) and (d). Notwithstanding the provisions of this Subsection 21.2.3, benefit accruals under the Plan have ceased in accordance with Subsection 5.3.3 above (effective as of the dates reflected therein).

21.4.3    Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Subsection 21.2.2 above, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Subsection 21.2.2 above). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

21.4.4    Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Subsection 21.1.2 or 21.2.3 above, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

21.5    Notice Requirement. See section 101(j) of ERISA for rules requiring the Plan administrator to provide a written notice to Participants and beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Subsection 21.1.1, 21.2, or 21.3 above.

21.6    Methods to Avoid or Terminate Benefit Limitations. See section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and section 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 21.1 through 21.3 above for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 21.1 through 21.3 above for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

21.7    Special Rules.

21.7.1    Rules of Operation for Periods Prior To and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(a)    In General. Section 436(h) of the Code and section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under section 436(h) of the Code and section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 21.1 through 21.3 above are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of section 436(h) of the Code and section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 21.7.1(b) though (d) below.
(b)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 21.1, 21.2, or 21.3 above applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Subsection 21.7.1(c) or Subsection 21.7.1(d) below applies to the Plan:
(i)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and
(ii)    The first day of the current Plan Year is a section 436 measurement date.
(c)    Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the

Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Subsection 21.7.1(d) below applies to the Plan:
(i)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and
(ii)    The first day of the 4th month of the current Plan Year is a section 436 measurement date.
(d)    Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:
(i)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and
(ii)    The first day of the 10th month of the current Plan Year is a section 436 measurement date.
21.7.2    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(a)    First 5 Plan Years. The limitations in Subsection 21.1.2, 21.2.2, and 21.2.3 above do not apply to a new Plan for the first 5 Plan Years of the Plan, determined under the rules of section 436(i) of the Code and section 1.436-1(a)(3)(i) of the Treasury Regulations.
(b)    Plan Termination. The limitations on prohibited payments in Subsection 21.1.1, 21.2.1, and 21.3 above do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 18 do not cease to apply as a result of termination of the Plan.
(c)    Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Subsection 21.1.1, 21.2.1, and 21.3 above do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Subsection 21.7.2(c) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(d)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Subsection 21.7.1 above apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Subsection 21.1.2 and 21.2.2 above shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of section 1.436-1(g)(2)(iii) of the Treasury Regulations.
21.7.3    Special Rules Under PRA 2010.

(a)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Subsection 21.1.1 or 21.2.1 above apply to payments under a social security leveling option, within the meaning of section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.
(b)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Subsection 21.2.3 applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
21.7.4    Interpretation of Provisions. The limitations imposed by this Article 21 shall be interpreted and administered in accordance with section 436 of the Code and section 1.436-1 of the Treasury Regulations.

21.8    Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 21.1 through 21.7 above: section 1.436-1(j)(1) defining adjusted funding target attainment percentage; section 1.436-1(j)(2) defining annuity starting date; section 1.436-1(j)(6) defining prohibited payment; section 1.436-1(j)(8) defining section 436 measurement date; and section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

21.9    Effective Date. The rules in Sections 21.1 through 21.8 above are effective for Plan Years beginning after December 31, 2007.

ARTICLE 22

NON-QUALIFIED EXCESS PLAN

This Article 22 shall provide benefits separate from the benefits provided by the Tax-Qualified Plan and is being set forth in this document only for the convenience of using the Tax-Qualified Plan’s provisions in determining the terms and benefits of this Article 22. In fact, notwithstanding any other provisions of the Tax-Qualified Plan, this Article 22 shall be deemed to be separate from the Tax-Qualified Plan (as set forth in the other Articles of this document) and shall be named the Cincinnati Bell Management Excess Plan (for purposes of this Article 22, the “Excess Plan”). All benefits provided under this Article 22 shall be deemed to be provided not by the Tax-Qualified Plan but instead by the Excess Plan.
The provisions of this Article 22 are effective as of January 1, 2005. For any period prior to such date, the provisions of the Plan as in effect during such period, without regard to this amendment and restatement, apply to benefits designated under the Plan as non-qualified excess benefits.
22.1    Purpose of Excess Plan. The Excess Plan is intended to provide certain management and highly compensated Participants with supplemental retirement benefits to replace certain benefits not provided to them under the Tax-Qualified Plan due to certain legal and other limits that apply under the Tax-Qualified Plan. The Excess Plan is intended to be an unfunded deferred compensation plan for a select group of management and highly compensated employees (within the meaning of title I of ERISA) of the Participating Companies and is not intended to be a plan subject to section 401(a) of the Code.
22.2    Definitions. For purposes of the Excess Plan, the “Tax-Qualified Plan” means the plan as set forth in the remainder of this document (other than this Article 22), which plan is intended to be a plan that qualifies as a plan under section 401(a) of the Code. Except where the context otherwise requires, any reference in the Tax-Qualified Plan to a benefit or a payment shall not be deemed to be referring to a benefit or payment made under the Excess Plan. Further, all capitalized terms that are used in this Article 22 and that are defined in Article 2 of the Tax-Qualified Plan shall have the same meanings as they do in such Article 2.
22.3    Benefits.
22.3.1    Subject to the provisions of Section 22.2 below, to the extent that the benefit that would otherwise be payable to a Participant under the Tax-Qualified Plan (if it were payable in the form of a single sum payment made as of the date next following the date on which the Participant separates from service with the Participating Companies) is reduced from what it would be because of a limitation contained in Subsection 5.6.5, Section 10.1, Section 10.2, or Subsection 10.3.5 of the Tax-Qualified Plan (or any other provision of the Tax-Qualified Plan that carries into effect the requirements of Code section 401(a)(17) or Code section 415), then the single sum amount by which such benefit is so limited (for purposes of this Article 22, the “Excess Plan Benefit”) shall be payable in fifteen annual installments (or, if less, a number of installments equal to the result, rounded up to the nearest whole number, obtained by dividing the Excess Plan Benefit by $25,000) that commence as of the date determined in accordance with the provisions of Subsections 22.3.3 and 22.3.4 below (and under which each installment other than the first installment shall be paid as of an annual anniversary of the benefit’s initial commencement date and shall be credited with assumed interest, at the rate called for under Subsection 5.4.2 or 5.4.3 of the Tax-Qualified Plan, as the case may be, for the period from the initial commencement date of the Excess Plan Benefit to the applicable installment’s payment date).
22.3.2    Notwithstanding the provisions of Subsection 22.3.1 above, if a Participant’s Excess Plan Benefit is in excess of $25,000, the amount of the first installment of such benefit shall be increased, and the amount of the last installment of such benefit shall be decreased, by the Federal Insurance Contributions Act tax imposed under Code sections 3101, 3121(a), and 3121(v)(2) with respect to the Participant’s Excess Plan Benefit (or, if less, by the amount by which the Excess Plan Benefit exceeds $25,000).
22.3.3    Prior to January 1, 2009, a Participant’s Excess Plan Benefit shall commence to be paid as of the earlier of (a) the date as of which his retirement benefit under the Tax-Qualified Plan begins to be paid (or, if later, the date next following the date on which the Participant separates from service with the Participating Companies) or (b) the date next following the date of the Participant’s death. Effective January 1, 2009, in the event that a Participant’s Excess Plan Benefit has not commenced to be paid as of any date prior to January 1, 2009, the Participant’s Excess Plan Benefit shall commence to be paid as of the first day of the first month that begins after the date on which the Participant separates from service with the Participating Companies (or, if later, as of January 1, 2009).
22.3.4    Notwithstanding the provisions of Subsection 22.3.3 above, if a Participant is a specified employee on the date he is deemed to have separated from service from the Participating Companies, then the date as of which the initial installment payment of the Participant’s Excess Plan Benefit shall be paid shall be deferred until, and shall be paid as of, the date immediately following the date which is six months after the date he so separates from service.
(a)    For purposes of the provisions of this Subsection 22.3.4, a Participant shall be deemed to be a “specified employee” on each and any day that occurs during any twelve month period that begins on an April 1 and ends on the next following March 31 (for purposes of this paragraph (a), the “subject period”) if, and only if, (i) on any day that occurs in the twelve month period (for purposes of this paragraph (a), the “identification period”) that ends on the latest identification date that precedes the start of the subject period any corporation or organization that is then an Affiliated Employer has stock which is publicly traded on an established securities market (within the meaning of Treasury Regulations section 1.897-1(m)) or otherwise and (ii) the Participant is a key employee for the identification period (as determined under the provisions of Subsection 17.1.3 of the Tax-Qualified Plan and as if the identification period were a plan year of the Tax-Qualified Plan).
(b)    Also for purposes of the provisions of this Subsection 22.3.4, the “identification date” means December 31. In this regard, the Company has elected that December 31 serve as the identification date for purposes of determining specified employees in accordance with the provisions of Treasury Regulations section 1.409A-1(i).
22.3.5 All installment payments of a Participant’s Excess Plan Benefit shall be paid to the Participant if he is still living at the time of the payment. If the Participant is not living at the time of any installment payment of his Excess Plan Benefit, it shall be paid to any beneficiary whom he designates in a writing to the Committee prior to his death (or, if none, to his estate).

22.3.6    Notwithstanding any other provision of the Excess Plan, a Participating Company shall have the right (without notice to or approval by a Participant, his beneficiary, or any other person) to withhold from any amounts otherwise payable by the Participating Company to or on account of the Participant, or from any payment otherwise then being made by the Participating Company to the Participant, his beneficiary, or any other person by reason of the Excess Plan, an amount which the Participating Company determines is sufficient to satisfy all Federal, state, local, and foreign tax withholding requirements that may apply with respect to such benefit payment made under the Excess Plan. To the extent such tax withholding requirements are satisfied from any payment otherwise then being made by the Participating Company to the Participant, his beneficiary, or any other person by reason of the Excess Plan, the amount so withheld shall be deemed a distribution to the Participant, his beneficiary, or such other person, as the case may be.
22.3.7 The other provisions of this Section 22.3 indicate that any payment that is made under the Excess Plan shall occur “as of” a specific date. However, in accordance with the provisions of Treasury Regulations section 1.409A-3(d) and in order to permit a reasonable administrative period for the Participating Companies to make payments required under the Excess Plan, and notwithstanding any other provision of this Section 22.3 or any other provision of the Excess Plan, any payment that is made under the Excess Plan to or with respect to a Participant shall be deemed to have been made as of the specific date as of which it is to be paid under the other provisions of the Excess Plan as long as it is made on such date or a later date within the same tax year of the Participant (or, if later, by the 15th day of the third calendar month following such specified date).
22.4    Funding Method.
22.4.1 Except as is otherwise provided in the Excess Plan, all payments of any benefit provided under the Excess Plan to or on account of a Participant shall be made from the general assets of the Participating Company which last employed the Participant as an Employee. Notwithstanding any other provision of the Excess Plan, neither the Participant, his beneficiary, nor any other person claiming through the Participant shall have any right or claim to any payment of the benefit to be provided pursuant to the Excess Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of such Participating Company.
22.4.2    Notwithstanding the provisions of Subsection 22.4.1 above, the Company may, in its sole and absolute discretion, establish a trust (for purposes of this Subsection 22.4.2, the “Excess Plan Trust”) to which contributions may be made by a Participating Company in order to fund the Participating Company’s obligations under the Excess Plan. If, and only if, the Company exercises its discretion to establish an Excess Plan Trust, the following paragraphs of this Subsection 22.4.2 shall apply (notwithstanding any other provision of the Excess Plan).
(a)    The part of the Excess Plan Trust attributable to any Participating Company’s contributions to such trust (for purposes of this Subsection 22.4.2, such Participating Company’s “Excess Plan Trust account”) shall be a “grantor” trust under the Code, in that such Participating Company shall be treated as the grantor of such Participating Company’s Excess Plan Trust account within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.
(b)    Any Participating Company’s Excess Plan Trust account shall be subject to the claims of such Participating Company’s creditors in the event of such Participating Company’s insolvency. For purposes hereof, a Participating Company shall be considered “insolvent”if either (i) such Participating

Company is unable to pay its debts as they become due or (ii) such Participating Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(c)    Except as may otherwise be required by the terms of the Excess Plan Trust itself, a Participating Company may make contributions to its Excess Plan Trust account for the purposes of meeting its obligations under the Excess Plan at any time, and in such amounts, as such Participating Company determines in its discretion.
(d)    Any payment otherwise required to be made by a Participating Company under the Excess Plan shall be made by such Participating Company’s Excess Plan Trust account instead of such Participating Company in the event that such Participating Company fails to make such payment directly and such Participating Company’s Excess Plan Trust account then has sufficient assets to make such payment, provided that such Participating Company is not then insolvent. If such Participating Company becomes insolvent, however, then all assets of such Participating Company’s Excess Plan Trust account shall be held for the benefit of such Participating Company’s creditors and payments from such Participating Company’s Excess Plan Trust account shall cease or not begin, as the case may be.
(e)    Unless and except to the extent any payment required to be made pursuant to the Excess Plan by a Participating Company is made by such Participating Company’s Excess Plan Trust account, the obligation to make such payment remains exclusively that of such Participating Company.
(f)    The terms of the Excess Plan Trust are hereby incorporated by reference into the Excess Plan. To the extent the terms of the Excess Plan conflict with the terms of the Excess Plan Trust, the terms of the Excess Plan Trust shall control.
22.5    Administration of and Claims Procedures under Excess Plan. The provisions of Article 13 of the Tax-Qualified Plan, which Article concerns plan administrative matters, shall apply to the Excess Plan (as if, for this purpose, the Excess Plan were the Tax-Qualified Plan), except that any provisions of such Article 13 that involve the Trust, the Trust Fund, or funding of the Plan shall not apply in any manner to the Excess Plan. In addition, the provisions of Article 14 of the Tax-Qualified Plan, which Article concerns claims and appeal procedures, shall apply to the Excess Plan (as if, for this purpose, the Excess Plan were the Tax-Qualified Plan).
22.6    Amendment and Termination of Excess Plan. The Company may amend the Excess Plan at any time and from time to time in any respect or terminate part or all of the Excess Plan at any time; provided that no such amendment or termination shall affect the payment (in accordance with the provisions of the Excess Plan) of each Participant’s accrued benefit under the Excess Plan as determined as of the later of the effective date of the Excess Plan’s amendment or termination or the date the amendment or termination is adopted. For purposes of this Section 22.6, a Participant’s “accrued benefit under the Excess Plan” means, as of any date, the Excess Plan Benefit that would have applied under the Excess Plan to the Participant if he had permanently ceased to be an Employee no later than such date. The procedure for the Company to amend or terminate the Excess Plan shall be the same procedures for amending or terminating the Tax-Qualified Plan that are set forth in Section 15.6 of the Tax-Qualified Plan (as if, for this purpose, the Excess Plan were the Tax-Qualified Plan).

22.7    Miscellaneous.
22.7.1    Except to the extent required by applicable law, no Participant (or beneficiary of his) may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made under the Excess Plan, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made under the Excess Plan, no Participating Company shall have any further obligation to make any payments otherwise required of it under the Excess Plan (except to the extent required by applicable law).
22.7.2    Notwithstanding the provisions of Subsection 22.7.1 above, any benefit payment otherwise due to a Participant under the Excess Plan shall be made to a person other than the Participant to the extent necessary to fulfill a domestic relations order (as defined in Code section 414(p)(1)(B)).
22.7.3    Nothing contained in the Excess Plan shall give any spouse or former spouse of a Participant any right to benefits under the Plan of the types described in Code sections 401(a)(11) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities).
22.7.4    For all purposes of the Excess Plan, a Participant shall be deemed to have separated from service with the Participating Companies on the date he dies, retires, or otherwise has a separation from service with the Participating Companies’ controlled group. The following paragraphs of this Subsection 22.7.4 shall apply in determining when a Participant has incurred a separation from service with the Participating Companies’ controlled group.
(a)    The Participant’s service with the Participating Companies’ controlled group shall be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence where there is a reasonable expectation that the Participant will return to perform services for the Participating Companies’ controlled group (but not beyond the later of the date on which the leave has lasted for six months or the date on which the Participant no longer retains a right of reemployment with the Participating Companies’ controlled group under an applicable statute or by contract).
(b)    For purposes of the Excess Plan, a separation from service of the Participant with the Participating Companies’ controlled group as of any date shall be determined to have occurred when, under all facts and circumstances, the Participating Companies and the Participant reasonably anticipate that either (i) no further services will be performed by the Participant for the Participating Companies’ controlled group after such date or (ii) the level of bona fide services the Participant will perform for the Participating Companies’ controlled group after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or as an independent contractor) by the Participant for the Participating Companies’ controlled group over the immediately preceding 36-month period (or the full period of the Participant’s service for the Participating Companies’ controlled group if such period has been less than 36 months).
(c)    For purposes of this Subsection 22.7.4, the “Participating Companies’ controlled group” means, collectively, (i) each Participating Company and (ii) each other corporation or other organization that is deemed to be a single employer with a Participating Company under section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes a Participating Company or under common control with a Participating Company), provided that such Code sections will be applied and interpreted by substituting “atleast 50 percent” for each reference to “at least 80 percent” that is contained in Code section 1563(a)(1), (2), and (3) and in Treasury Regulations section 1.414(c)-2.
22.7.5    The provisions of (a) Section 2.2 of the Tax-Qualified Plan (which section provides that words used in any gender include all other genders, and that the singular shall include the plural and vice versa, as the context may require), (b) Section 18.5 of the Tax-Qualified Plan (which section concerns the party or parties that have authority to act for the Company), (c) Section 18.6 of the Tax-Qualified Plan (which section concerns the effect of the Tax-Qualified Plan on employment rights), (d) Section 18.7 of the Tax-Qualified Plan (which section concerns applicable law), (e) Section 18.8 of the Tax-Qualified Plan (which section concerns the separability of Tax-Qualified Plan provisions), (f) Section 18.9 of the Tax-Qualified Plan (which section concerns the effect of counterparts of the Tax-Qualified Plan), (g) Section 18.10 of the Tax-Qualified Plan (which section concerns the effect of Tax-Qualified Plan headings), and (h) Section 18.12 of the Tax-Qualified Plan (which section concerns the administrator and sponsor of the Tax-Qualified Plan) shall all apply to the Excess Plan (as if, for these purposes, the Excess Plan were the Tax-Qualified Plan).
22.7.6    The Excess Plan is intended to satisfy and comply with all of the requirements of section 409A of the Code and any Treasury regulations issued thereunder. The provisions of the Excess Plan shall be interpreted and administered in accordance with such intent.

SIGNATURE PAGE

IN WITNESS WHEREOF, Cincinnati Bell Inc., the sponsor of the Plan, has hereunto caused its name to be subscribed to this complete amendment and restatement of the Plan, effective for all purposes as of January 1, 2016 (or as otherwise provided herein).

CINCINNATI BELL INC.
By	/s/ Christopher J. Wilson
Title	VP & General Counsel
Date	December 22, 2016

TABLE 1
SINGLE SUM PAYMENT FACTORS

Payment Age	Single Sum Payment Factor*

20	1.660625
21	1.727050
22	1.796132
23	1.867977
24	1.942696
25	2.020404
26	2.101220
27	2.185269
28	2.272679
29	2.363587
30	2.458130
31	2.556455
32	2.658713
33	2.765062
34	2.875664
35	2.990691
36	3.110319
37	3.234731
38	3.364121
39	3.498686
40	3.638633
41	3.784178
42	3.935545
43	4.092967
44	4.256686
45	4.426953
46	4.604032
47	4.788193
48	4.979720
49	5.178909
50	5.386066
51	5.601508
52	5.825569
53	6.058591
54	6.300935
55	6.552972
56	6.815091
57	7.087695
58	7.371203
59	7.666051
60	7.972693
61	8.291601
62	8.623265
63	8.968195
64	9.326923
65 and over	9.700000
* The above table shows payment ages only in whole years. If, however, the applicable payment age of a Participant (in whole years and months) is not an age equal to a whole number of years shown in the table with zero remaining whole months, then the single sum payment factor applicable to such payment age shall be determined by interpolating between the factors applicable to the next higher and next lower ages set forth in the table.

TABLE 2
EARLY COMMENCEMENT REDUCTION FACTORS

Payment Age	Early Commencement Reduction Factor*

20	0.102508
21	0.107604
22	0.112964
23	0.118602
24	0.124532
25	0.130770
26	0.137335
27	0.144242
28	0.151512
29	0.159164
30	0.167220
31	0.175701
32	0.184633
33	0.194039
34	0.203948
35	0.214386
36	0.225385
37	0.236977
38	0.249194
39	0.262074
40	0.275654
41	0.289975
42	0.305081
43	0.321017
44	0.337832
45	0.355579
46	0.374312
47	0.394090
48	0.414977
49	0.437039
50	0.460347
51	0.484979
52	0.511015
53	0.538541
54	0.567652
55	0.598445
56	0.631027
57	0.665511
58	0.702019
59	0.744277
60	0.789376
61	0.837535
62	0.888996
63	0.924556
64	0.961538
65	1.000000
*The above table shows payment ages only in whole years. If, however, the applicable payment age of a Participant (in whole years and months) is not an age equal to a whole number of years shown in the table with zero remaining whole months, then the early commencement reduction factor applicable to such payment age shall be determined by interpolating between the factors applicable to the next higher and next lower ages set forth in the table. 0127868.0611578 4818-3808-5955v1